Filed Pursuant to Rule 424(b)(3)
Registration No.  333-170937

PART I – DISCLOSURE DOCUMENT
RJO GLOBAL TRUST
915,517.05372 Units of Beneficial Interest

The Trust
The RJO Global Trust is a Delaware statutory trust that trades in the U.S. and international futures and forward markets in equities, fixed income, currencies, interest rates, energy and agricultural products, metals, commodities indices, and stock indices.  The primary objective of the trust is capital appreciation.  R.J. O’Brien Fund Management, LLC, the managing owner of the trust, pursues this objective by allocating the trust’s assets to a diverse group of experienced commodity trading advisors.  The managing owner seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.  An investment in the trust offers a means of diversifying a traditional portfolio of equities and debt.

The Managing Owner
R.J. O’Brien Fund Management, LLC, a registered commodity pool operator, is the managing owner and sponsor of the trust.

Minimum Subscription Amounts
First-time investors (initial subscription)	$5,000
Existing investors (additional subscription minimums)	$1,000
IRAs, tax-exempt accounts	$2,000

The Commodity Trading Advisors
The following commodity trading advisors trade the trust’s assets:
•	Abraham Trading, L.P.;
•	Conquest Capital LLC;
•	Dominion Capital Management Institutional Advisors, Inc.;
•	Global Advisors (Jersey) Limited;
•	Haar Capital Management LLC;
•	John W. Henry & Company, Inc.;
•	NuWave Investment Management, LLC; and
•	Trigon Investment Advisors, LLC

The managing owner may add, remove or replace any trading advisor without the consent of or advance notice to investors. Investors will be notified of any material change in the basic investment policies or structure of the trust.

The Units
Units are available for subscription on the last business day of each month at the current net asset value per unit.  As of February 28, 2011, the net asset value per unit for Class A units was $98.31 and $102.67 for Class B units.  The units are offered in two classes.  Class A units are subject to a selling commission.  Class B units are not charged a selling commission, and will only be offered to certain qualified investors participating in a program through certain financial advisors.

The Offering
Subscriptions will initially be deposited in a subscription account at JP Morgan Chase.  Upon acceptance of an investor’s subscription agreement by the managing owner, 100% of the subscription amount will be invested in the trust as of the first business day of the following month at which time it will immediately be allocated to the trading advisors.  The units are offered on a continuous basis.  Unless the term of the trust is extended, the trust’s governing agreement provides that it will terminate on December 31, 2026.  R.J. O’Brien Securities, LLC is the lead selling agent of the units.  Additional selling agents retained by the lead selling agent will use their best efforts to sell the units offered.  There is no minimum number of units which must be sold during a particular month.

THE RISKS YOU FACE
Before you decide whether to invest, you should read this entire prospectus carefully and consider “The Risks You Face” beginning on page 12 and “Conflicts of Interest” beginning on page 68.

•	These are speculative securities. You could lose all or substantially all of your investment in the trust.
•	The trust’s futures, forward and options trading is speculative and trading performance has been, and is expected to be, volatile.
•
The trust takes positions with total values that are bigger than the total amount of the trust’s assets.  The face value of the trust’s positions typically range from two to fifteen times its aggregate net assets.

•	Past performance is not necessarily indicative of future results.
•
The trust is subject to substantial charges and must generate trading profits, after taking into account estimated interest income of 0.20%, of 7.70% with respect to the Class A units (5.70% with respect to Class B units) after one year to cover its expenses and break even.

•	Some assets of the trust are traded on non-U.S. markets that are not subject to the same degree of regulation as U.S. markets.
•	You will be taxed on your share of the trust’s income even though the trust does not intend to make any distributions.
•
There is no secondary market for the units and none is expected to develop.  Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance.

Before you invest, you will be required to represent and warrant that you meet applicable state minimum financial suitability standards.  You are encouraged to discuss the investment with your financial, legal, and tax advisors before you invest in the trust.

This prospectus is in two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

R.J. O’Brien Fund Management, LLC
Managing Owner
The date of this prospectus is May 2, 2011.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 26 TO 30 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12 TO 21.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

RJO GLOBAL TRUST

PART ONE
DISCLOSURE DOCUMENT

Summary	1
Organizational Chart	11
The Risks You Face	12
How the Trust Works	22
Performance of the Trust	24
Charges	26
Interest Income	30
The Managing Owner	30
The Commodity Trading Advisors	32
Brokerage Arrangements	66
Redemptions; Net Asset Value	67
Conflicts of Interest	68
Fiduciary Duty and Remedies	70
The Trust and the Trustee	71
Certain U.S. Federal Income Tax Consequences	75
Benefit Plan Investors	79
Plan of Distribution	81
Lawyers	83
Accountants	84
Privacy Policy	84

PART TWO
STATEMENT OF ADDITIONAL
INFORMATION

Managed Futures Funds in General	86
The Role of Managed Futures in Your Portfolio	88
Futures Markets and Trading Methods	90
Performance Capsules of the Commodity Trading Advisors	105
Exhibit A — Ninth Amended and Restated Declaration and Agreement of Trust	A-1
Exhibit B — Subscription Requirements	B-1
Exhibit C-A — Class A Units Subscription Agreement and Power of Attorney	C-A-1
Exhibit C-B — Class B Units Subscription Agreement and Power of Attorney	C-B-1
Exhibit D — Request for Redemption	D-1

i

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus.  Before you decide to invest in the trust, you should read the entire prospectus, the statement of additional information, the information incorporated by reference herein, and the exhibits.

The Trust

The RJO Global Trust is a Delaware statutory trust (formed in November 1996) that trades in the U.S. and international futures and forward markets in equities, fixed income, currencies, interest rates, energy and agricultural products, metals, commodities indices, and stock indices.  The primary objective of the trust is capital appreciation.  R.J. O’Brien Fund Management, LLC, the managing owner of the trust, pursues this objective by allocating the trust’s assets to a diverse group of experienced commodity trading advisors.  The managing owner seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.  An investment in the trust offers a means of diversifying a traditional portfolio of equities and debt.  Investing in the trust poses risks to investors and you are encouraged to read “The Risks You Face” beginning on page 12.

The office of the trust is located at c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.

The Managing Owner

R.J. O’Brien Fund Management, LLC, a registered commodity pool operator, is the managing owner and sponsor of the trust.  The managing owner is a subsidiary of RJO Holdings, Corp.  The managing owner was originally incorporated in Illinois in 2006 and was reformed as a limited liability company in Delaware in July 2007.  The managing owner has been registered with the Commodity Futures Trading Commission (CFTC) as a commodity pool operator since December 1, 2006, and has been a member of the National Futures Association (NFA) in such capacity since December 1, 2006.  As of February 28, 2011, the managing owner was managing approximately $50.3 million in client assets on behalf of the trust.  The managing owner maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.  See the organizational chart of the trust at page 11.

As of February 28, 2011, the trust’s capitalization was approximately $50,295,260, the net asset value per unit for Class A was $98.31, the net asset value per unit for Class B was $102.67, and the trust had approximately 2,889 unitholders.

The Trading Advisors

The trust was originally established and operated as a single-advisor commodity pool.  As of November 1, 2008, the trust became a multi-advisor commodity pool.  As of October 1, 2010, the trust’s assets were allocated to the current eight trading advisors:  Abraham Trading, L.P. (“ATC”), Conquest Capital LLC (“Conquest”), Dominion Capital Management Institutional Advisors, Inc. (“DCMIA”), Global Advisors (Jersey) Limited (“GAJL”), Haar Capital Management LLC (“Haar”), John W. Henry & Company, Inc. (“JWH”), NuWave Investment Management, LLC (“NW” or “NuWave”), and Trigon Investment Advisors, LLC (“Trigon”).  As of February 28, 2011, the net assets available for trading were allocated to the eight trading advisors with the approximate percentage allocation to each trading advisor as indicated below:

•	Abraham Trading, L.P. – Trading Diversified – 16.66%
•	Conquest Capital LLC – Macro – 16.66%
•	Dominion Capital Management Institutional Advisors, Inc. – Dominion Sapphire Program – 8.33%

•	Global Advisors (Jersey) Limited – Commodity Systematic – 16.66%
•	Haar Capital Management LLC – Discretionary Commodity Trading Program – 8.33%
•	John W. Henry & Company, Inc. – Diversified Plus – 8.33%
•	NuWave Investment Management, LLC – Combined Futures Portfolio (2x) – 16.66%
•	Trigon Investment Advisors, LLC – Discretionary Macro – 8.33%

The managing owner is responsible for selecting, monitoring, and replacing trading advisors.  The managing owner may change the allocation to each advisor, add, remove or replace any trading advisor without the consent of or advance notice to investors.  Investors will be notified of any material change in the basic investment policies or structure of the trust.

The Trust and Its Investment Objectives

The primary objective of the trust is capital appreciation through trading directed by a diverse group of commodity trading advisors.  At the same time, the commodity trading advisors will attempt to reduce volatility and risk of loss by participating in diversified markets and applying risk control policies.

Through an investment in the trust, investors have the opportunity to participate in markets not typically represented in an individual’s portfolio, and the potential to profit from rising as well as falling prices.  The success of the trading advisors’ trading is not dependent upon favorable economic conditions, national or international.  Indeed, periods of economic uncertainty can augment the profit potential of the trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.  The trust’s assets are rebalanced at the end of each quarter among the trading advisors in accordance with the percentages above.

Below is a brief description of each trading program utilized by the trading advisors on behalf of the trust.

Abraham Trading, L.P. – Trading Diversified:  Abraham Trading was founded in 1988.  Abraham’s trading approach consists of five strategies with 51 sub-systems with independent entry and exit points, a trade filter and enhanced risk management applications.  The portfolio presently monitors and trades 59 markets including 33 commodity interests and 26 financial futures markets.  The holding periods generally range from just a few days to four months.  For a complete description of Abraham’s trading program, please see “The Trading Advisors – Abraham Trading Company” beginning on page 34.

Conquest Capital LLC – Macro:  Conquest Capital was founded in 2001.  Conquest Macro is a systematic trading strategy that captures short-term price movements in futures and FX markets.  The program itself consists of four independent strategies: a short-term long volatility strategy, a short-term trend-following strategy, a short-term counter-trend strategy, and a risk capture strategy.  These four strategies operate in parallel to invest in approximately 35 of the most liquid global foreign exchange, fixed income, equity, and physical commodity markets.  The selected markets constitute a portfolio that is balanced both in terms of geography and asset mix.  For a complete description of Conquest’s trading program, please see “The Trading Advisors – Conquest Capital LLC” beginning on page 38.

Global Advisors (Jersey) Limited – Commodity Systematic:  The operations now conducted by Global Advisors (Jersey) Limited began in 1999.  GAJL operates a systematic quantitative trading and portfolio management tool that has been developed specifically for the commodities futures markets.  GAJL describes its system’s core trading style as a “breakout follower” because it tends to have a low correlation with pure trend following approaches.  The suite of models has been designed by GAJL to offer diversification within the commodity niche, by trading inter- and intra-commodity spreads as well as outright commodities.  Trades are structured to minimize the effects of transactions costs and to increase capacity within its markets.  The program trades energy, base metals, precious metals, agricultural markets and commodity indices.  No financial markets are traded.  For a complete description of GAJL’s trading program, please see “The Trading Advisors – Global Advisors (Jersey) Limited” beginning on page 41.

Haar Capital Management LLC – Discretionary Commodity Trading Program:  Haar was formed in 2005.  Haar’s trading program is a primarily fundamental strategy that is designed to achieve the capital appreciation of its client’s assets through the speculation in financial and commodity futures and options contracts in market sectors including, without limitation, currencies, metals, financials, energies, softs, livestock, grains, and equity indices.  Haar seeks to achieve profit from longer-term trends that develop due to certain changing fundamental factors behind commodity price changes.  In addition to outright long and short positions, trading strategies may include inter- and intra-market spread positions and the use of commodity options.  For a complete description of Haar’s trading program, please see “The Trading Advisors – Haar Capital Management LLC” beginning on page 46.

John W. Henry & Company, Inc. – JWH Diversified Plus:  John W. Henry & Company Inc. began trading assets for clients in 1982.  JWH’s trading program utilized by the trust is a broadly diversified program that combines three separate two-phase reversal systems with a dynamic sizing of individual market positions based on volatility.  The three trend-following models utilize different time horizons to permit multiple entry and exit points.  Portfolio exposure will vary based on the relative positions (long or short) of the three models used.  For a complete description of John W. Henry’s trading program, please see “The Trading Advisors – John W. Henry & Company, Inc.” beginning on page 49.

NuWave Investment Management, LLC – Combined Futures Portfolio (2x):  NuWave Investment Management, LLC is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests on United States and foreign exchanges and markets.  NuWave Investment Management, LLC’s “Combined Futures Portfolio (2x)” program is a broadly diversified trading program designed to capture directional price movement in both bull and bear market cycles.  The program actively manages directional positions according to the output of proprietary pattern recognition models that identify repetitive market tendencies without relying on traditional “trend” definitions.  For a complete description of NuWave Investment Management, LLC’s trading program, please see “The Trading Advisors – NuWave Investment Management, LLC” beginning on page 57.

Dominion Capital Management Institutional Advisors, Inc. – Dominion Sapphire Program:  Dominion Capital Management Institutional Advisors, Inc. was founded in March 2010.  DCMIA is an affiliate of Dominion Capital Management, Inc., which was incorporated in May 1994 and has been registered with the CFTC as a commodity trading advisor in July 1994 and as a commodity pool operator in August 1999, and has been a NFA member since July 1994.  DCMIA is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests across a portfolio which includes global stock index futures, global interest rate futures, commodity futures, and foreign exchange markets.  DCMIA manages customer accounts with a disciplined, systematic trading and risk management approach.  For a complete description of DCMIA’s trading program, please see “The Trading Advisors – Dominion Capital Management Institutional Advisors, Inc.” beginning on page 60.

Trigon Investment Advisors, LLC – Discretionary Macro:  Trigon was formed in October 2002.  Trigon is engaged in the business of providing trading services to customers with respect to futures contracts, forward contracts, and other futures related interests across different global asset classes.  Trigon manages accounts for trading in futures interest contracts on a discretionary basis and its trading methodologies are speculative in nature.  Trigon’s Discretionary Macro program trades futures and over-the-counter currencies on a purely discretionary basis with a focus on fixed income, foreign exchange, equity indices and commodities.  For a complete description of Trigon’s trading program, please see “The Trading Advisors – Trigon Investment Advisors, LLC” beginning on page 62.

The Offering

Units are available for subscription on the last business day of each month at the current net asset value per unit.  As of February 28, 2011, the net asset value per unit for Class A units was $98.31 and $102.67 for Class B units.  R.J. O’Brien Securities, LLC (“RJOS”) is the lead selling agent of the units and has retained additional selling agents to offer the units on a best efforts basis.  The units are offered in two classes.  Class A units are subject to a selling commission.  Class B units are not charged a selling commission, and will only be offered to certain qualified investors participating in a program through certain financial advisors.

In order to purchase units, an investor must complete, execute and deliver a subscription agreement and power of attorney, which accompanies this prospectus.  A signed subscription agreement must be received by the trust’s administrator, ACS Securities Services, Inc., no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be received and approved by the managing owner in time for the subscriber to be accepted as an investor as of the last business day of the month.

The minimum initial investment is $5,000 for individuals and $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing unitholders are permitted in $1,000 minimums in $100 increments.  There is no minimum number of units that must be sold during a particular month.  There is no maximum aggregate subscription amount for the trust.

Subscriptions will initially be deposited in a subscription account at JP Morgan Chase.  Upon acceptance of an investor’s subscription agreement by the managing owner, 100% of the subscription amount will be invested in the trust as of the first business day of the month at which time it will immediately be allocated to the trading advisors.  The units are offered on a continuous basis.  Unless the term of the trust is extended, the trust’s governing agreement provides that it will terminate on December 31, 2026.  The managing owner may, in its sole discretion, reject any subscription in whole or in part.

A unitholder cannot lose more than his or her investment in the trust plus undistributed profits, and in no event will any obligations of the trust subject a unitholder to any liability in excess of the capital contributed by such unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such unitholder.

Major Risks of the Trust

•	The trust is a speculative investment and its performance is expected to be volatile. It is not possible to predict how the trust will perform over the long or short term.

•	Investors must be prepared to lose all or substantially all of their investment in the units.

•	There can be no assurance that the past performance of either the trust or the trading advisors is indicative of how they will perform in the future.

•	To date, the performance of the trust has been volatile. The net asset value per unit has varied by more than 23.16% in a single month.

•	The trust could incur large losses over short periods.

•
The trust is subject to substantial charges and must generate trading profits, after taking into account estimated interest income of 0.20%, of 7.70% with respect to the Class A units (5.70% with respect to the Class B units) after one year to cover its expenses and break even.

•	The trust typically takes positions with a face value of two to fifteen times its total net assets.

•
Trading on foreign contract markets involves additional risks, including the risks of inadequate or lack of regulation, exchange-rate fluctuations, expropriation, credit and investment controls and counterparty insolvency.

•	There can be no assurance of the continued availability of a trading advisor or its key principals.

•
Units may only be redeemed as of the end of a calendar month, subject to a 1.5% redemption charge through the end of the eleventh month after issuance.  Because investors must submit subscriptions as well as redemption notices by the fifth business day prior to month-end, investors will not know the net asset value at the time they acquire or redeem units.

•	Unitholders may not transfer or assign units without providing prior written notice to the managing owner. No assignee may become a substitute unitholder except with the consent of the managing owner.

•	As unitholders, investors have no discretion in the operation of the trust; they are entirely dependent on the managing owner and the trading advisors for the success of their investment in the trust.

•	Profits earned by the trust will be taxable to an investor even in the absence of distributions, which the managing owner does not intend to make.

•	The trust is subject to conflicts of interest. See “Conflicts of Interest” beginning on page 68.

Please see “The Risks You Face” beginning on page 12 for a more detailed list of relevant risks to an investment in the trust.

Redemptions

You may redeem units at their month-end net asset value at the end of each month.  ACS Securities Services, Inc., the trust’s administrator, must receive your redemption request no later than the fifth business day prior to the month-end of redemption.  Requests for partial redemptions must be for at least a number of units amounting to the minimum equivalent of $1,000, and a minimum balance of $1,000 must be maintained in such instances.  A redemption charge of 1.5% of the net asset value of the units redeemed will be assessed on units redeemed on or before the eleventh month-end from the date units are issued.

Distributions

The managing owner currently does not intend to make any distributions of trust profits.

<Remainder of Page Intentionally Left Blank>

Fees and Expenses of the Trust

The trust pays substantial fees and expenses that must be offset by trading gains in order to avoid depletion of the trust’s assets.  A brief description of such fees is described below.  Please see “Charges” beginning on page 26 for additional information.

Fee	Description

Brokerage fee
3.57% of the trust’s month-end assets on an annual basis (0.298% monthly) with respect to Class A units and 1.57% of the trust’s month-end assets on an annual basis (0.131% monthly) with respect to Class B units, payable as follows:  selling commission to the selling agents of 2.0% annually; and clearing, NFA and exchange fees (including fees related to foreign currency transactions and other off-exchange transactions) paid as a flat percentage of assets at 1.57% annualized.  Class B units will not be charged the 2.0% selling commission payable to the selling agents.

Management fees	The trust pays each trading advisor a monthly rate of up to 0.167% (2.0% annually) of the portion of net assets managed by each trading advisor.

Consulting fees	The trust pays its consultant, Liberty Funds Group, an annual fee equal to 0.33% of month-end net assets.

Managing owner fee	The trust pays the managing owner a fee of 0.75% of the trust’s month-end net assets on an annual basis.

Underwriting expenses	The trust reimburses the managing owner up to 0.35% of the trust’s month-end net assets on an annual basis for underwriting expenses.

Incentive fees	The trust pays each trading advisor a quarterly incentive fee equal to 20.0% of new trading profits earned on the portion of the trust’s net assets managed by such trading advisor.

Ongoing offering costs	The trust pays ongoing offering costs as they are incurred up to a maximum of 0.5% of the trust’s average month-end net assets each fiscal year.

Administrative expenses	The trust pays administrative expenses as they are incurred, currently estimated to be approximately 0.40% of the trust’s average month-end net assets during each fiscal year.

Redemption fee	1.5% of the net asset value per unit will be charged on all units redeemed if the redemption is effected during the first eleven months after issuance.

Breakeven Table

Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in the Class A units and the Class B units of the trust and the amount that your investment must earn, after taking into account estimated interest income, in order to breakeven after one year.

	Class A Units		Class B Units
Expense	Percentage Return	Dollar Return Required1	Percentage Return	Dollar Return Required1
	%	$	%	$
Brokerage Fee2	3.57	178.50	1.57	78.50
Management Fee3	2.00	100.00	2.00	100.00
Consulting Fee4	0.33	16.50	0.33	16.50
Managing Owner Fee5	0.75	37.50	0.75	37.50
Underwriting Expenses6	0.35	17.50	0.35	17.50
Incentive Fee7	—	—	—	—
Ongoing Offering Costs	0.50	25.00	0.50	25.00
Administrative Expenses	0.40	20.00	0.40	20.00
Less: Interest Income8	(0.20)	(10.00)	(0.20)	(10.00)
Trading profit that units must earn to recoup an initial investment of $5,0009	—	385.00	—	285.00
Trading profit as a percentage of net assets that units must earn to recoup an initial investment of $5,0009	7.70	—	5.70	—

(1)	The breakeven analysis assumes that the units have a constant month-end net asset value and assumes a $5,000 investment.

(2)
The brokerage fee is an annual rate of 3.57% of the trust’s month-end net assets for Class A units and 1.57% for Class B units.  The brokerage fee includes any applicable sales commissions and all transaction fees.

(3)	For purposes of calculating the breakeven amount, the highest possible management fee payable to the trust’s trading advisors, equal to 2.0% of the net assets on an annual basis, has been used.

(4)	The trust pays its consultant, Liberty Funds Group, an annual fee equal to 0.33% of month-end net assets.

(5)	The trust pays the managing owner a fee of 0.75% of the trust’s month-end net assets on an annual basis.

(6)	The trust reimburses the managing owner up to 0.35% of the trust’s month-end net assets on an annual basis for underwriting expenses.

(7)
Incentive fees are paid to trading advisors only on new trading profits earned by the trading advisor on the portion of the trust’s net assets that it manages.  New trading profits are determined after deducting advisor management fees and the brokerage fee and do not include interest income.  Therefore, incentive fees will be zero at the breakeven point on the assets managed by the trading advisors.

(8)
The trust is paid interest on the average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC at a rate equal to the average four-week Treasury Bill rate.  With respect to non-U.S. dollar deposits, the current rate of interest is equal to a rate of one-month LIBOR less 1.0%.  As of February 28, 2011, approximately $31.2 million of the trust’s assets were held in custody by Wells Fargo Bank, N.A.  These assets are managed by RJO Investment Management LLC, the trust’s cash manager.  The combined rate of interest used for this calculation was 0.20%, which is an estimated average.

(9)
A redeeming unitholder pays redemption charges equal to 1.5% of the redemption proceeds to R.J. O’Brien Fund Management, LLC through the end of the eleventh month after the redeemed unit was purchased.  Redemption charges, if applicable, reduce the redemption proceeds otherwise payable to investors.

Principal Tax Aspects of Owning Units

As long as the trust is treated as a partnership for U.S. federal income tax purposes and is not treated as a publicly traded partnership that is taxable as a corporation, taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their shares of any income and gains recognized by the trust whether or not they redeem any units or receive any distributions from the trust.

Under current law, 40% of gains on Section 1256 Contracts will be taxable as short-term capital gains at the individual investor’s ordinary income tax rate, while 60% of such gains will be taxable as long-term capital gain.  This tax treatment applies regardless of how long an investor holds units.  The trust’s gains from other contracts will be primarily short-term capital gain.  If, on the other hand, an individual investor holds a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed as long-term capital gain.

Losses on the units may be deducted against capital gains, and, in the case of individuals, any losses in excess of capital gains may be deducted against ordinary income only to the extent of $3,000 per year.  Consequently, investors would be required to include in their incomes their shares of the trust’s interest income even if the units have declined in value.  See “Certain U.S. Federal Income Tax Consequences” beginning at page 75.

Is the Trust a Suitable Investment for You?

You should consider investing in the trust if you are interested in its potential to produce enhanced returns over the long term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant or total losses of your investment.  An investment in the trust is a diversification opportunity and is not intended to be a complete investment program.  Only the risk capital portion of your investment portfolio should be considered for an investment in the trust.

To invest, you must have, at a minimum (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000, in accordance with the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as amended and adopted on May 7, 2007.  A number of states in which the units are offered impose additional or higher suitability standards.  Please see the suitability standards in Exhibit B attached to this prospectus.

These standards are regulatory minimums only, and just because you meet the minimum standard does not necessarily mean the units are a suitable investment for you.  In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who indirectly or directly supplies the funds to purchase the units if the donor or grantor is the fiduciary.  See the “Subscription Requirements” in Exhibit B for specific information about state requirements.

The managing owner and the selling agent make every reasonable effort to determine that your investment in the units is suitable and appropriate.  In making this determination, the managing owner and the selling agent assess if you (a) meet the minimum income and net worth standards outlined above and in the subscription agreement, (b) can reasonably benefit from an investment in the trust based on your investment objectives and portfolio structure, (c) are able to bear the economic risk of the investment based on your financial situation, and (d) have an apparent understanding of (1) the fundamental risks of the investment, (2) the risk that you may lose your entire investment, (3) the liquidity restrictions of an investment in the units, (4) the restrictions on transferability of the units, (5) the background and qualifications of the managing owner and the commodity trading advisers to the trust, and (6) the tax consequences of an investment in the units.  Such assessment is based on a review of the subscription agreement.

Investors are cautioned not to invest more than 10% of their readily marketable assets in the trust.  Investors should be aware that they may lose all of their investments in the trust.

An Investment in the Units Should be Considered as a Three- to Five-Year Commitment

The market conditions in which the trust is likely to recognize significant profits occur infrequently.  An investor should plan to hold units for long enough to have a realistic opportunity for a number of such trends to develop.  The managing owner believes that investors should consider the units at least a three- to five-year commitment.

Important Information About This Prospectus

This prospectus is part of a registration statement that was filed with the Securities and Exchange Commission (SEC) on behalf of the trust by its managing owner.  Before purchasing any units, you should carefully read this prospectus, together with the additional information incorporated by reference into this prospectus, as described under the heading “Incorporation of Certain Information by Reference,” or information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The trust will not make an offer to sell units in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference herein, is accurate as of the date of such document.  The trust’s performance, financial condition, results of operations and prospects may have changed since that date.

Incorporation of Certain Information by Reference

The SEC allows the trust to “incorporate by reference” into this prospectus certain information that it has filed with the SEC.  This means that the trust can disclose important information to you by referring you to those documents without restating that information in this document.  The information incorporated by reference into this prospectus is considered to be part of this prospectus.  We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

(a)	The trust’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 29, 2011; and

(b)	The trust’s Current Report on Form 8-K, as filed with the SEC on March 30, 2011.

We will provide to any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the reports or documents that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus.  We will provide this information upon written or oral request and at no cost to the requester.  You may request this information by contacting the managing owner at:  R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; Attention: Annette Cazenave, Executive Vice President, or by calling (312) 373-5000.  You may also access these documents at the managing owner’s website at http://www.rjobrien.com/FundManagement/.

Where You Can Find More Information

The trust filed its registration statement relating to this offering of units with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.  The trust also files an Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports with the SEC.  You may read and copy any of the materials the trust has filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330.  These materials are also available to the public on the SEC’s web site at http://www.sec.gov.

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RJO GLOBAL TRUST

Organizational Chart

The following is an organizational chart that shows the relationship among the various parties involved with this offering.  Other than the trading advisors and the trustee, all of the entities indicated in the organizational chart are affiliates of RJO Holdings, Corp.  See “Conflicts of Interest” beginning at page 68.

The Risks You Face

This section includes the principal risks that you will face with an investment in the trust.  You should consider these risks when making your investment decision.  You should not invest in the trust unless you can afford to lose your entire investment.

Possible Total Loss of an Investment in the Trust

You could lose all or substantially all of your investment in the trust.  Neither the trust nor the trust’s trading advisors have any ability to control or predict market conditions.  The investment approach utilized on behalf of the trust may not be successful, and there is no guarantee that the strategies employed by the trust’s trading advisors on behalf of the trust will be successful.

Specific Risks Associated with a Multi-Advisor Commodity Pool

The trust is a multi-advisor commodity pool.  Each of the trust’s trading advisors makes trading decisions independent of the other trading advisors for the trust.  Thus, it is possible that the trust could hold opposite positions in the same or similar futures, forwards, and options, thereby offsetting any potential for profit from these positions.

Investing in the Units Might Not Diversify an Overall Portfolio

One of the objectives of the trust is to add an element of diversification to a traditional securities or debt portfolio.  While the trust may perform in a manner largely independent from the general equity and debt markets, there is no assurance it will do so.  An investment in the trust could increase, rather than reduce, the overall portfolio losses of an investor during periods when the trust, as well as equities and debt markets, decline in value.  There is no way of predicting whether the trust will lose more or less than stocks and bonds in declining markets.  Investors must not rely on the trust as any form of protection against losses in their securities or debt portfolios.

Investors Must Not Rely on the Past Performance of the Trading Advisors or the Trust in Deciding Whether to Buy Units

The performance of the trust is entirely unpredictable, and the past performance of the trust, as well as of the trust’s trading advisors, is not necessarily indicative of their future results.

An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated.  Not all of these factors can be identified, much less quantified.  There can be no assurance that the trust’s trading advisors will trade the trust’s assets in a profitable manner.

Volatile Performance History

The performance of the trust to date has been volatile.  As of February 28, 2011, the trust has been experiencing a drawdown for the last 93 months for Class A units, which stood at (26.40)% and for the last 26 months for Class B units, which stood at (14.00)%.  Past performance of the trust is not necessarily indicative of future results.

The Trust’s Substantial Expenses Will Cause Losses for the Trust Unless Offset by Profits and Interest Income

The trust pays annual expenses of approximately 7.70% after taking into account estimated interest income of its average month-end assets.  In addition to this annual expense level, the trust is subject to quarterly incentive fees of up to 20% on any new trading profits.  Because these incentive fees are calculated quarterly, they could represent a substantial expense to the trust even in a breakeven or unprofitable year.  Additionally, investors who redeem units within the first eleven months after the units are issued would in effect pay 7.20% to 9.20% including the 1.5% redemption fee.

The trust’s expenses could, over time, result in significant losses.  Except for the incentive fee, these expenses are not contingent and are payable whether or not the trust is profitable.  Furthermore, some of the strategies and techniques employed by the trust’s trading advisors may require frequent trades to take place and, as a consequence, portfolio turnover and brokerage commissions may be greater than for other investment entities of similar size.  Investors will sustain these losses if the trust is unable to generate sufficient trading profits to offset its fees and expenses.  Please see the “Breakeven Table” and “Charges” on pages 7 and 26, respectively, for a more complete discussion of the fees to be charged to the trust.

Incentive Fees may be Paid Even Though Trading Losses are Sustained

The trust pays the trading advisors incentive fees based on the new trading profits they each generate for the trust with respect to the assets traded by such advisor.  These new trading profits include unrealized appreciation on open positions.  Accordingly, it is possible that the trust will pay an incentive fee on new trading profits that do not become realized.  Also, each trading advisor will retain all incentive fees paid to it, even if it incurs a subsequent loss after payment of an incentive fee.  Due to the fact that incentive fees are paid quarterly, it is possible that an incentive fee may be paid to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year.  Because each trading advisor receives an incentive fee based on the new net trading profits earned by the trading advisor, the trading advisors may have an incentive to make investments that are riskier than would be the case in the absence of such incentive fee being paid to the trading advisors based on new trading profits.  In addition, as incentive fees are calculated on a trading-advisor-by-trading-advisor basis, it is possible that one or more trading advisors could receive incentive fees during periods when the trust has a negative return as a whole.

An Investment in the Trust is not Liquid

The units are not a liquid investment.  There is no secondary market for the units.  Investors may redeem units only as of the last day of each calendar month on five business days’ written notice.  Partial redemptions must be in the amount of at least $1,000 of units and investors must maintain a balance of $1,000 of units.  A redemption fee equal to 1.5% will apply to units redeemed within the first eleven months after their issuance.

The Trust is Subject to Market Fluctuations

Managed futures trading involves trading in various commodity interests.  The market prices of futures contracts fluctuate rapidly.  Prices of futures contracts traded by the trust’s trading advisors are affected generally, among other things, by (1) changing supply and demand relationships, (2) weather, agricultural, trade, fiscal, monetary and exchange control programs, (3) policies of governments and national and international political and economic events; and (4) changes in interest rates.  The profitability of the trust depends entirely on capitalizing on fluctuations in market prices.  If a trading advisor incorrectly predicts the direction of prices in futures, forwards, and options, large losses may occur.  Often, the most unprofitable market conditions for the trust are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again.

Options Trading can be More Volatile and Expensive than Futures Trading

The trust may also trade options which, although options trading requires many of the same skills, has different risks than futures trading.  Successful options trading requires a trader to assess accurately near-term market volatility because that volatility is immediately reflected in the price of outstanding options.  Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

Options are Volatile and Inherently Leveraged, and Sharp Movements in Prices Could Cause the Trust to Incur Large losses

Certain trading advisors may use options on futures contracts, forward contracts or commodities to generate premium income or speculative gains.  Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid.  The buyer of an option risks losing the entire purchase price of the option.  The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option.  There is no limit on the potential loss.  Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted.

Cash Flow Needs May Cause Positions to be Closed which May Cause Substantial Losses

Certain trading advisors may trade options on futures.  Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements.  Option positions generally are not marked-to-market daily, although short option positions will require additional margin if the market moves against the position.  Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short-term cash flow needs of the trust.  If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

The Large Size of the Trust’s Trading Positions Increases the Risk of Sudden, Major Losses

The trust takes positions with face values up to as much as approximately fifteen times its total equity.  Consequently, even small price movements can cause major losses.

As a Result of Leverage, Small Changes in the Price of the Trading Advisors’ Positions May Result in Substantial Losses

Commodity interest contracts are typically traded on margin.  This means that a small amount of capital can be used to invest in contracts of much greater total value.  The resulting leverage means that a relatively small change in the market price of a contract can produce a substantial loss.  Like other leveraged investments, any purchase or sale of a contract may result in losses in excess of the amount invested in that contract.  The trust’s trading advisors may result in losses in excess of the amount invested in that contract.  The trust’s trading advisors may lose more than their initial margin deposits on a trade.

The Trading Advisors’ Trading is Subject to Execution Risks

Market conditions may make it impossible for the trust’s trading advisors to execute a buy or sell order at the desired price, or to close out an open position.  Daily price fluctuation limits are established by the exchanges and approved by the CFTC.  When the market price of a contract reaches its daily price fluctuation limit, no trades can be executed outside the limit.  The holder of a contract may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position.  Thinly-traded or illiquid markets also can make it difficult or impossible to execute trades.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

The net asset value per unit can vary significantly month-to-month.  Investors cannot know at the time they submit a subscription or a redemption request what the subscription price or redemption value of their units will be.

The only way to take money out of the trust is to redeem units.  You can only redeem units at month-end on five business days’ advance notice and subject to possible redemption charges and minimum balance and redemption request amounts.  The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming units.

Transfers of units are subject to limitations as well, such as advance written notice of any intent to transfer and the consent of the managing owner prior to the acceptance of a substitute unitholder.

In addition, investors are unable to know whether they are subscribing for units after a significant upswing in the net asset value per unit — often a time when the trust has an increased probability of entering into a losing period.

Possible Effect of Redemptions on the Value of Units

Substantial redemptions of units could require the trust to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions and, at the same time, achieve a market position appropriately reflecting a smaller equity base.  This could make it more difficult to recover losses or generate profits.  Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, and may result in losses.

Incentive-Based Compensation May Affect Trading Advisors’ Trading

The trading advisors are entitled to compensation based upon net trading gain in the value of the assets they manage.  Incentive-based arrangements may give them incentives to engage in transactions that are more risky or speculative than they might otherwise make because speculative investments might result in higher profits in which the trading advisor would participate, resulting in higher incentive fees to them, while resulting in larger losses to the trust.  The trading advisors will not return an incentive fee for a period in which there is net trading gain if, in a subsequent period, the investments under their management suffer a net trading loss.  In addition, because the incentive fee for each trading advisor is based solely on its performance, and not the overall performance of the trust, the trust may indirectly pay an incentive fee to one or more trading advisors during periods when the trust is not profitable on an overall basis.

Disadvantages of Replacing or Switching Trading Advisors

A trading advisor generally is required to recoup previous trading losses before it can earn performance-based competition.  However, the managing owner may elect to replace a trading advisor that has a “loss carry-forward.”  In that case, the trust would lose the “free ride” of any potential recoupment of the prior losses of such trading advisor.  In addition, the trading advisor would earn performance-based compensation on the first dollars of investment profits.  The effect of the replacement of or the reallocation of assets away from a trading advisor, therefore, could be significant.

The Opportunity Costs of Rebalancing the Trading Programs

The quarterly rebalancing of the trust’s assets among its trading advisors and their trading programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the trust would otherwise have avoided had rebalancing not occurred.

Alteration of Trading Systems and Contracts and Markets Traded

The trust’s trading advisors may, in their discretion, change and adjust the trading programs, as well as the contracts and markets traded.  These adjustments may result in foregoing profits which the trading programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided.  Neither the managing owner nor the unitholders are likely to be informed of any non-material changes in the trading programs.

Increased Competition from Other Trend-Following Traders Could Reduce the Trust’s Profitability

There has been a dramatic increase over the past 25 years in the amount of assets managed by trend-following trading systems like John W. Henry & Company, Inc.’s and Abraham Trading Company’s trading programs.  In 1980, the amount of assets in the managed futures industry was estimated at approximately $300 million; by 2010, this estimate was approximately $260 billion.  It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems.  Although the amount of trading in the futures industry as a whole has increased significantly during the same period of time, the increase in managed money increases trading competition.  The more competition there is for the same positions, the more costly and harder they are to acquire.

Systematic Strategies Do Not Consider Fundamental Types of Data, or Minimally Consider Fundamental Types of Data, and Do Not Have the Benefit of Discretionary Decision Making

Portfolio managers like John W. Henry & Company, Inc., Abraham Trading Company, and Global Advisors (Jersey) Limited rely primarily on technical, systematic strategies that do not take into account factors external to the market itself (although certain of these strategies may have minor discretionary elements incorporated into their system strategy).  The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity.  Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.  Systematic strategies are developed on the basis of a statistical analysis of market prices.  Consequently, any factor external to the market itself that dominates prices that a discretionary decision-maker may take into account may cause major losses for a systematic strategy.  For example, a pending political or economic event may be very likely to cause a major price movement, but a systematic strategy may continue to maintain positions indicated by its trading method that might incur major losses if the event proved to be adverse.

The Trust is Subject to Speculative Position Limits

The CFTC and U.S. futures exchanges have established speculative position limits on the maximum position in certain futures interests contracts that may be held or controlled by any one person or group.  Therefore, the trust may have to reduce the size of its position in one or more futures contracts in order to avoid exceeding such position limits, which could adversely affect its profitability.  The CFTC or the futures exchange may amend or adjust these position limits or the interpretation of how such limits are applied, adversely affecting the profitability of the trust.  Recently-enacted legislation requires the CFTC to adopt speculative position limits in certain commodities across futures markets, over-the-counter transactions that perform a significant price discovery function and contracts traded on a foreign board of trade having direct market access from the U.S. that settle against the price of futures contracts traded on a U.S. market.  Such limits may adversely affect the profitability of the trust.

Increasing the Level of Equity Under a Trading Advisor’s Management Could Lead to Diminished Returns

The rates of returns achieved by a trading advisor often diminish as the assets under its management increases.  This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits.  These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control.  The trading advisors have not agreed to limit the amount of additional assets that they will manage.

Illiquid Markets Could Make It Impossible for the Trust to Realize Profits or Limit Losses

In illiquid markets, the trust’s trading advisors could be unable to capitalize on the opportunities identified by it or to close out positions against which the market is moving.  There are numerous factors which can contribute to market illiquidity, far too many for the trading advisors to predict when or where illiquid markets may occur.  The trust attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities.  There can be no assurance that the same will not happen to the trust at any time or from time to time.  The large size of the positions which the trading advisors acquire for the trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

The Trust Trades in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks

Some of the trading programs used for the trust trade outside the U.S.  From time to time, as much as 20%–40% of the trust’s overall market exposure could involve positions taken on foreign markets.  Foreign trading involves risks — including exchange-rate exposure, possible governmental intervention and lack of regulation — which U.S. trading does not.  In addition, the trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which the trust’s commodity trading advisors base their strategies may not be as reliable or accessible as it is in the United States.  Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics.  The rights of traders or investors in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  Additionally, trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals and record keeping requirements.  Trading on non-U.S. exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchanges trading is subject, provide fewer protections to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

Unregulated Markets, Particularly the Trading of Spot and Forward Contracts in Currency, Lack Regulatory Protections of Exchanges

A substantial portion of the trust’s trading — primarily its trading of spot and forward contracts in currencies — takes place in unregulated markets.  It is impossible to determine fair pricing, prevent abuses such as “front-running” or impose other effective forms of control over such markets.  The absence of regulation could expose the trust in certain circumstances to significant losses which it might otherwise have avoided.  Because these contracts are not traded on an exchange, the performance of them is not guaranteed by an exchange or its clearinghouse, and the trust is at risk with respect to the ability of the counterparty to perform on the contract.  Additionally, see the Risk Factor entitled “The Trust Trades in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks” directly above.

Electronic Trading

The trust’s trading advisors may from time to time trade on electronic markets and use electronic order routing systems, which differ from traditional open outcry pit trading and manual order routing methods.  Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements.  There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system.  Each of these matters may present different risk factors with respect to trading on or using a particular system.  Each system may also present risks related to system access, varying response times and security.  Trading through an electronic trading or order routing system also entails risks associated with system or component failure.  In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays.  These limitations of liability provisions vary among the exchanges.

Regulatory Changes Could Restrict the Trust’s Operations

The trust implements a speculative, highly leveraged strategy.  From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities.

Regulatory changes could adversely affect the trust by restricting its markets, limiting its trading and/or increasing the taxes to which unitholders of the trust are subject.  Recently-enacted legislation and pending regulatory action may amend the regulations applicable to futures and over-the-counter derivatives markets.  These amendments may alter the applicable requirements for trading in the futures, options and over-the-counter derivatives markets.  Such changes may limit trading or restrict the ability of the trading advisors to implement certain trading strategies.  The recently-enacted legislation will result in changes in market structure and operation, particularly with respect to the over-the-counter markets.  These changes may affect the trading advisors’ ability to implement certain trading strategies, affect the costs (and the resulting profitability) associated with various trading strategies, and affect the liquidity of certain markets, possibly impairing the ability of trading advisors to execute efficiently certain strategies.  Moreover, margin and collateral requirements relating to such trading strategies may increase, thus reducing future profitability.  Moreover, additional requirements will apply to major swap participants and major security-based swap participants, terms which will be defined by the CFTC and the SEC, respectively, in the future.  Depending upon how those terms are defined, certain trading advisors may be included as a major swap participant or a major security-based swap participant and be required to comply with additional requirements, including registration, margin and collateral requirements.  Such requirements may affect a trading advisor’s ability to execute certain strategies or affect the profitability of those strategies.  This legislation might adversely affect the trust.  However, regulatory initiatives adversely affecting the trust could develop without notice.

The Trust Could Lose All of its Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Managing Owner, the Trust’s Commodity Broker or Others

The trust is subject to the risk of insolvency of an exchange, clearinghouse, commodity broker, and counterparties with whom the trading advisors trade.  Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings.  Were a substantial portion of the trust’s capital tied up in a bankruptcy, the managing owner might suspend or limit trading, perhaps causing the trust to miss significant profit opportunities.  The trust is subject to the risk of the inability or refusal to perform on the part of the counterparties with whom contracts are traded.  In the event that the clearing broker is unable to perform its obligations, the trust’s assets are at risk and investors may only recover a pro rata share of their investment, or nothing at all.

Exchange-traded futures and futures-styled option contracts are marked to market on a daily basis, with variations in value credited or charged to the trust’s account on a daily basis.  The clearing broker, as futures commission merchant for the trust’s exchange-traded contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by such clients with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts.  Bankruptcy law applicable to all U.S. futures brokers requires that, in the event of the bankruptcy of such a broker, all property held by the broker, including certain property specifically traceable to the trust, will be returned, transferred, or distributed to the broker's customers only to the extent of each customer’s pro rata share of the assets held by such futures broker.

With respect to transactions the trust enters into that are not traded on an exchange, there are no daily settlements of variations in value and there is no requirement to segregate funds held with respect to such accounts.  Thus, the funds the trust invests in such transactions may not have the same protections as funds used as margin or to guarantee exchange-traded futures and options contracts.  If the counterparty becomes insolvent and the trust has a claim for amounts deposited or profits earned on transactions with the counterparty, the trust’s claim may not receive a priority.  Without a priority, the trust is a general creditor and its claim will be paid, along with the claims of other general creditors, from any monies still available after priority claims are paid.  Even funds of the trust that the counterparty keeps separate from its own operating funds may not be safe from the claims of other general and priority creditors. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts.

Special Redemption in Event of 50% Decline in Net Assets; Limitation on Redemption Payments

If the trust experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the prior highest month-end net asset value, or to $50 or less, the managing owner will liquidate all open positions and suspend trading.  Within ten days of such event, the managing owner shall declare a special redemption date and mail notice of such event to each unitholder.  The right of a unitholder to receive a redemption payment, including in connection with this special notice, depends on the trust’s ability to obtain the necessary funds by liquidating commodity positions and obtaining payments from its commodity brokers, banks, or other persons or entities.

Possibility of Termination of the Trust Before Expiration of Its Stated Term

The managing owner may withdraw from managing the trust upon 120 days’ notice, which would cause the trust to terminate unless a substitute managing owner were obtained.  Other events, such as a substantial decline in the aggregate net assets of the trust or the net asset value per unit, as described in the Ninth Amended and Restated Declaration and Agreement of Trust, could also cause the trust to terminate before the expiration of its stated term.  This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.  If the registrations with the CFTC or memberships in the NFA of the managing owner or the trust’s trading advisors were revoked or suspended, such entity would no longer be able to provide services to the trust, which would cause the trust to terminate in 90 days unless a substitute managing owner were obtained.  See “The Trust and the Trustee—The Trustee” for more information about the Ninth Amended and Restated Declaration and Agreement of Trust.

Trading Swaps Creates Distinctive Risks

Certain of the trading advisors may trade swaps.  Currently, swaps are not traded on exchanges and are not subject to the same type of government regulation as exchange markets.  As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.  The swap markets are “principals’ markets,” in which performance with respect to a swap is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse.  The trust is subject to the risk of the inability or refusal to perform with respect to swaps on the part of the counterparties.  There are no limitations on daily price movements in swaps.  Speculative position limits are not applicable to swaps.  Participants in the swap markets are not required to make continuous markets in the swaps they trade.

However, the regulation of swaps may be subject to substantial change under recently-enacted legislation and pending regulatory action.  It is not known exactly how such changes will impact existing swaps positions.  These new requirements, however, will alter the manner in which swaps will be traded.  Under recently-enacted legislation, many commodity swaps will be required to be cleared through clearing houses and executed on designated contract markets or swap execution facilities.  Security-based swaps will be subject to similar requirements as will apply to commodity swaps.  Additional regulatory requirements will apply to all swaps, whether subject to mandatory clearing, or not.  These include margin, collateral and capital requirements, reporting obligations, for certain swaps, speculative position limits, and other regulatory requirements.  Swaps which are not offered for clearing by a clearing house will continue to be able to be traded bi-laterally.  Such bi-lateral transactions will remain subject to many of the risks discussed in the preceding paragraph.

Stop-loss Orders May not Prevent Large Losses

Certain of the trading advisors may use stop-loss orders.  Such stop-loss orders may not effectively prevent substantial losses, and depending on market factors at the time, may not be able to be executed at such stop-loss levels.  No risk control technique can assure that large losses will be avoided.

Off-exchange Foreign Currency Futures and Options

The trading advisors may engage in the trading of off-exchange foreign currency contracts on behalf of the trust.  Currently, such contracts are not traded on exchanges and are not guaranteed by a clearing house; rather, banks and dealers act as principals in these markets.  Neither the CFTC nor any banking authority regulates trading in such off-exchange foreign currency contracts.  In addition, there is no limitation on the daily price movements of off-exchange foreign currency contracts.  Principals in the off-exchange foreign currency markets have no obligation to continue to make markets in the off-exchange foreign currency contracts traded.  There have been periods during which certain banks or dealers have refused to quote prices for off-exchange foreign currency contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.  The imposition of credit controls by governmental authorities might limit such off-exchange foreign currency trading to less than that which a trading advisor would otherwise recommend, to the possible detriment of the trust.

If a trading advisor engages in off-exchange foreign currency trading, the trust will be subject to the risk of the failure of, or the inability to perform with respect to its off-exchange foreign currency contracts by, the principals with which the trust trades.  Trust funds on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated futures brokers with respect to customer funds on deposit with them.  However, the trust intends to engage in off-exchange foreign currency trading only with large, well-capitalized banks and dealers.  In addition, a trading advisor may order trades for the trust in such markets through agents.  Accordingly, the insolvency or bankruptcy of such parties could also subject the trust to the risk of loss.

Under recently-enacted legislation, unless otherwise decided by the Secretary of the Treasury, foreign exchange swaps and forwards will be subject to the same regulatory requirements that apply to swaps generally.  These include the mandatory clearing provision, required execution on a designated contract market or swaps execution facility, and the other provisions discussed above in the Risk Factor entitled, “Trading Swaps Creates Distinctive Risks.”  Foreign currency swaps and forwards that are not offered for clearing by a clearing house will continue to be traded bi-laterally.  In that case, the risks discussed in the preceding two paragraphs will apply to such transactions.

Investors Are Taxed Every Year on Their Share of the Trust’s Profits Regardless of Whether They Receive Any Cash From the Trust

The managing owner does not intend to make distributions to the unitholders, but intends to re-invest substantially all of the trust’s income and gains for the foreseeable future.  As long as the trust is treated as a partnership for U.S. federal income tax purposes and is not treated as a publicly-traded partnership that is taxable as a corporation, taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their shares of any income and gain of the trust, even if they receive no distributions and redeem no units.  Investors may therefore need to use other sources of funds or redeem units from the trust to satisfy their tax liability.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

The Trust Generates Short-Term Capital Gains That Are Not Eligible for a Preferential Tax Rate

Investors are taxed on their share of any gains of the trust at both short- and long-term capital gain rates depending on the mix of Section 1256 contracts (as defined in “Certain U.S. Federal Income Tax Consequences”) and non-Section 1256 contracts traded.  These tax rates are determined irrespective of how long an investor holds units.  Consequently, an investor’s tax rate on his investment in the units may be higher than the rate applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Trust’s Interest Income Despite Overall Losses

Investors will be required to include in their incomes their share of the trust’s interest income, even if the trust realizes overall losses.  Trading losses generally will be capital losses that can be used by individuals only to offset capital gains and $3,000 of ordinary income, such as interest income, each year.  Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would generally owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year attributable to his investment in the trust.  The $7,000 capital loss would carry forward or back to other taxable years, but subject to the same limitation on its deductibility against ordinary income.

Deductibility of Trust Expenses May Be Limited if Characterized as Investment Advisory Fees

The managing owner does not intend to treat the operating expenses of the trust, including management fees and incentive fees, as “investment advisory fees” for U.S. federal income tax purposes.  However, were the operating expenses of the trust characterized as investment advisory fees, non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses (including a complete disallowance of any deduction for any expense so characterized), would pay increased taxes in respect of an investment in the trust, and may be required to recognize net taxable income from their investment in units despite having incurred a financial loss.

How the Trust Works

Buying Units

You may buy units in the trust as of the last business day of any month at the current net asset value.  Your subscription must be submitted to the trust’s administrator, ACS Securities Services, Inc., by the fifth business day prior to the month-end of the month preceding your subscription date.  Late subscriptions will be applied to unit sales as of the end of the second month after receipt, unless revoked by the investor.

The managing owner has no present intention to terminate the offering, but may do so at any time in its sole discretion.

Units are offered at net asset value.  Investors need to submit subscription agreements with each purchase of units.  The minimum purchase for first-time investors is $5,000 for individuals and $2,000 for IRAs and other tax-exempt accounts.  Existing investors may make additional investments in $1,000 minimums.

Use of Proceeds

100% of all subscription proceeds are invested directly into the trust.

The trust uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses.  At the same time that the trust’s assets are being used as margin, the excess cash margin is available for active or passive cash management.  RJO Investment Management LLC, an affiliate of the managing owner, serves as cash manager to the trust.  The trust’s assets will be held by Wells Fargo Bank, N.A. as custodian.  As of February 28, 2011, Wells Fargo Bank, N.A. held approximately $31.2 million of the trust’s assets.  The trust is paid interest on the average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC at a rate equal to the average four-week Treasury Bill rate.  With respect to non-U.S. dollar deposits, the current rate of interest is equal to a rate of one-month LIBOR less 1.0%.  To the extent excess cash is not invested in securities, such cash will be subject to the creditworthiness of the institution where such funds are deposited.  To the extent the trust trades in futures and options contracts on U.S. exchanges, the assets deposited by the trust with its clearing brokers as margin must be segregated pursuant to the regulations of the CFTC.  Such funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in general obligations of the U.S. and obligations fully guaranteed as to principal and interest by the U.S. Treasury, general obligations of any State or political subdivision thereof, obligations issued by an enterprise sponsored by the U.S., certificates of deposit issued by a bank as defined in the Commodity Exchange Act or a domestic branch of a foreign bank insured by the Federal Deposit Insurance Corporation, commercial paper, corporate notes or bonds, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality and investment concentration.  In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements.  Such funds are subject to being held as “customer segregated funds” under CFTC rules.

To the extent that the trust trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, the assets deposited by the trust with its clearing brokers as margin may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds and also in equity and debt securities traded on established securities markets in the U.S.  Such funds are subject to being held as “secured amounts” rather than as “customer segregated funds” under CFTC rules.

Redeeming Units

You can redeem units monthly.  To redeem at month-end, contact your financial advisor or the managing owner.  Redemption requests must be received by the trust’s administrator, ACS Securities Services, Inc., no later than the fifth business day prior to the month-end of redemption.

The proceeds of units redeemed through the eleventh month from the date of issuance are reduced by a charge of 1.5% of their redemption date net asset value.  This charge is paid to the managing owner, except as regards residents of Ohio, in which case, the charge is payable to the lead selling agent.  If a unitholder acquires units at more than one closing, the units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.  Requests for partial redemptions must be for at least the number of units valued at a minimum of $1,000, and a minimum balance of $1,000 must be maintained in such instances.

Uncertain Subscription and Redemption Value of Units

The trust sells and redeems units at subscription or redemption date net asset value, not at the net asset value as of the date that subscriptions or redemption requests are submitted.  Investors must submit irrevocable subscriptions and redemption requests no later than the fifth business day prior to the effective date of subscription or redemption.  Because of the volatility of unit values, this delay means that investors cannot know the value at which they will purchase or redeem their units.

Materially adverse changes in the trust’s financial position could occur between the time an investor irrevocably commits to acquire or redeem units and the time the purchase or redemption is made.

No Distributions Intended

The trust does not anticipate making any distributions to investors.  No distributions have been made to date.

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Performance of the Trust

RJO GLOBAL TRUST(1)
January 1, 2006 – February 28, 2011
Type of Pool:  Publicly-Offered; Multi-Advisor; Not Principal Protected
Aggregate Subscriptions:  $478,088,618
Current Capitalization:  $50,295,260
Date of inception: June 1997
Worst Monthly Decline since January 1, 2006 (Month/Year):  (16.01)%, July 2008
Worst Monthly Decline since Inception (Month/Year):  (16.01)%, July 2008
Worst Peak-to-Valley Decline(2) since January 1, 2006 (Month/Year):  (43.21)%, May 2003 to August 2007
Worst Peak-to-Valley Decline since Inception (Month/Year):  (43.21)%, May 2003 to August 2007
Net Asset Value per Class A Unit, February 28, 2011:  $98.31
Net Asset Value per Class B Unit, February 28, 2011:  $102.67
Number of Unitholders, February 28, 2011:  2,889

Monthly Rate of Return(3)(4)	2011	2010	2009	2008	2007	2006
January	(1.77)%	(1.88)%	(2.45)%	11.54%	(1.24)%	(1.76)%
February	(1.61)	(1.13)	(1.24)	11.33	(7.50)	(9.61)
March	–	1.10	(1.24)	2.62	(10.83)	2.04
April	–	(0.48)	(1.90)	(9.04)	6.26	10.68
May	–	0.82	0.39	5.10	0.42	(1.15)
June	–	(1.23)	(1.43)	4.20	7.02	(11.01)
July	–	(3.81)	(0.39)	(16.01)	(6.68)	(8.12)
August	–	3.63	(1.07)	1.21	(6.95)	8.81
September	–	1.17	(0.88)	11.13	6.14	0.49
October	–	1.68	(1.88)	23.16	5.05	(4.83)
November	–	(3.35)	0.78	(4.13)	1.83	5.68
December	–	1.57	(3.43)	(0.43)	(1.80)	(6.70)
Compound Annual Rate of Return	(3.35)% (2 months)	(2.14)%	(13.86)%	40.97%	(9.77)%	(16.84)%

(1)
The above performance information reflects the trust’s actual performance from January 1, 2006 until February 28, 2011 for Class A units.  The trust’s assets have been allocated to different combinations of trading advisors over time.  Prior to November 1, 2008, the trust was a single-advisor commodity pool traded by John W. Henry & Company, Inc.  Effective November 1, 2008, the trust reallocated its assets among five trading advisors:  Abraham Trading, L.P., AIS Futures Management, LLC, Global Advisors, L.P., John W. Henry & Company, Inc., and Peninsula, L.P.  A sixth trading advisor, NuWave Investment Management, LLC, was added on February 1, 2009.  These six advisors traded the trust’s assets for the period of February 1, 2009 to February 28, 2009.  As of October 1, 2010, the trust’s assets were allocated to the current eight trading advisors:  Abraham Trading, L.P., Conquest Capital LLC, Dominion Capital Management Institutional Advisors, Inc., Global Advisors (Jersey) Limited, Haar Capital Management LLC, John W. Henry & Company, Inc., NuWave Investment Management, LLC, and Trigon Investment Advisors, LLC.

(2)	Worst Peak-to-Valley Decline is the largest decline in the net asset value per unit without such net asset value per unit being subsequently equaled or exceeded.

(3)
Monthly Rate of Return is the net performance of the trust during a month (including interest income at an estimated rate of 0.20%) divided by the total equity of the trust as of the beginning of the month.  Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

(4)
In October 2005, $56,544,205 of the trust’s assets were frozen due to the bankruptcy of its former futures broker.  As such, $25.31 of the trust’s net asset value per unit at the end of October 2005 was moved into a non-trading account.  Subsequently, the managing owner determined to state the trust’s rate of return based on traded assets only.  Investors purchasing units pursuant to this prospectus will not be impacted by the bankruptcy of the trust’s prior futures commission merchant.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Charges

The trust is subject to the following charges and fees:

Recipient	Nature of Payment	Amount of Payment

The Clearing Broker; the Selling Agents	Brokerage fee
3.57% of the trust’s month-end assets on an annual basis (0.298% monthly) with respect to Class A units and 1.57% of the trust’s month-end assets on an annual basis (0.131% monthly) with respect to Class B units, payable as follows:  selling commission to the selling agents of 2.0% annually; and clearing, NFA and exchange fees (including fees related to foreign currency transactions and other off-exchange transactions) paid as a flat percentage of assets at 1.57% annualized.  Class B units will not be charged the 2.0% selling commission payable to the selling agents.

The Trading Advisors	Management fee	The trust pays each trading advisor a monthly rate of up to 0.167% (2.0% annually) of the portion of net assets managed by each trading advisor.

Liberty Funds Group	Consulting fee	The trust pays its consultant, Liberty Funds Group, an annual fee equal to 0.33% of month-end net assets.

The Managing Owner	Managing owner fee	The trust pays the managing owner a fee of 0.75% of the trust’s month-end net assets on an annual basis.

The Managing Owner	Underwriting expenses	The trust reimburses the managing owner up to 0.35% of the trust’s month-end net assets on an annual basis for underwriting expenses.

The Trading Advisors	Incentive Fee
As of each calendar quarter-end, up to 20% of any new trading profits for such quarter generated by a trading advisor will be paid to such trading advisor.  Generally, trading profits for any period equal the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter, and (ii) the net of any unrealized profits and losses on open positions as of the end of such quarter less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding quarter, minus (iii) each trading advisor’s management fee and clearing, NFA, and exchange fees applicable to the account.  Interest income is not included in new trading profits.

New trading profits for any quarter are the amount of cumulative calendar quarter-end trading profits in excess of the highest level of such cumulative trading profits as of any previous calendar quarter-end with respect to each trading advisor.

New trading profits are calculated before reduction for incentive fees paid or accrued so that the trading advisors do not have to earn back their incentive fees.

The Managing Owner	Redemption fee
A redemption charge of 1.5% of the redemption date net asset value per unit is imposed on units redeemed on or before the end of the first eleven months after issuance and is deducted from investors’ redemption proceeds and paid to the managing owner.  Requests for partial redemptions must be for at least the number of units valued at a minimum of $1,000, and a minimum balance of $1,000 must be maintained in such instances.  The redemption charge will be paid to the managing owner, except that for investors in the State of Ohio, the redemption charge will be paid to RJOS.

Third Parties	Ongoing offering costs
As incurred, subject to a ceiling of 0.5% of the trust’s average month-end net assets in each fiscal year.  None of the third parties who are paid any ongoing offering costs are affiliated with the trust or the managing owner.

Third Parties	Administrative expenses	As incurred, currently estimated to be approximately 0.40% of the trust’s average month-end net assets during each fiscal year.

Third Parties	Extraordinary charges	Actual payments to third parties; not subject to estimate.

The above fees are the complete compensation that will be paid by the trust on or before the eleventh month-end of issuance.

Brokerage Commissions

Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as “round-turn commissions,” which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The trust’s brokerage fee constitutes a “wrap fee” of 3.57%, which covers the fees described below and not just the cost of brokerage executions, which is paid on a per-trade basis.  R.J. O’Brien & Associates, LLC, the trust’s futures broker, charges a flat fee of 1.57% of assets annually.  “Brokerage fee” includes:  selling commission of 2.0% annually to the selling agents with respect to Class A units (no fee is paid to the selling agent with respect to Class B units); and clearing, NFA, and exchange fees (including fees related to foreign currency transactions and other off-exchange transactions) paid as a flat fee of 1.57% annually.  The brokerage fees may not be increased above the current level without the unanimous written consent of all unitholders.  The brokerage commissions to be charged will not exceed the limitations set forth in the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as described in Section 10(a) of the Ninth Amended and Restated Declaration and Agreement of Trust.

Administrative Expenses; Ongoing Offering Costs

The trust pays its actual periodic legal, auditing, accounting, transfers, printing, recording and filing fees, postage and trustee’s fees, currently estimated to be approximately 0.40% of the trust’s average month-end net assets during each fiscal year.

The trust pays the costs incurred in the ongoing offering of the units, including the costs of updating this prospectus, regulatory compliance, escrow fees and registration fees if additional units are registered, subject to a ceiling of 0.50% of the trust’s average month-end net assets during any fiscal year.

Management Fees

The trust pays a monthly management fee to each trading advisor at a rate of up to 0.167% (a 2.0% annual rate) of the month-end portion of net assets of the assets of the trust managed by each trading advisor.

Consulting Fees

The trust pays its consultant, Liberty Funds Group, an annual fee equal to 0.33% of month-end net assets.

Managing Owner Fees

The trust pays the managing owner a fee of 0.75% of the trust’s month-end net assets on an annual basis.

Incentive Fees

Method of Calculating

You should be aware that this description of how incentive fees are calculated is general and not intended to be exhaustive.  For further information, please see the individual trading advisory agreements for each trading advisor as follows:  the trading advisory agreements for JWH and ATC were filed as exhibits to Post-Effective Amendment No. 2 to the trust’s registration statement on Form S-1, filed with the SEC on October 6, 2008; the trading advisory agreement for NuWave was filed as an exhibit to the trust’s Annual Report on Form 10-K, filed with the SEC on March 30, 2009; the trading advisory agreements with Conquest, Haar, and GAJL were filed as exhibits to the trust’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2009; and the trading advisory agreements with DCMIA and Trigon were filed as exhibits to the trust’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2010.

The trust pays each trading advisor an incentive fee of up to 20% of any new trading profits generated by a trading advisor as of the end of each calendar quarter.  New trading profits are any cumulative trading profit in excess of the highest level (i.e., the “high water mark”) of cumulative trading profits as of any previous calendar quarter-end with respect to each trading advisor.

Generally, trading profits for any period (i) include net realized and unrealized profits and losses on open positions as of the end of such quarter less net realized and unrealized profits and losses on open positions as of the end of the preceding quarter, (ii) exclude interest income and (iii) are reduced by the trading advisors’ respective management fees and clearing, NFA, and exchange fees applicable to the account.

No incentive fee shall be paid to a trading advisor until that trading advisor has earned a new trading profit; provided, however, that if the assets are reduced because of redemptions (or a reallocation) that occur at the end of, and/or subsequent to, a calendar quarter in which the trading advisor experiences a futures interest trading loss, the trading loss that must be recovered before the trading advisor will be deemed to experience new trading profit in a subsequent calendar quarter will be reduced on a pro rata basis.  No adjustment will be made, however, to any trading advisor’s loss carryforward amount with respect to newly subscribed assets.

Additionally, the trust will pay the incentive fees of any additional or replacement trading advisors. Additional or replacement trading advisors (or the trading advisors following the expiration of the initial term of their advisory agreements) may receive incentive fees from the trust that differ from the current trading advisors.  It is unlikely that any replacement trading advisor will be required to make up any loss carryforwards of a prior trading advisor before being eligible to earn an incentive fee.

Accrued incentive fees on units when redeemed are paid to the applicable trading advisors.  Any shortfall between cumulative trading profits and the “high water mark” in cumulative trading profits is proportionately reduced when units are redeemed.

For example, assume that as of January 1, 2010, the trust is at a “high water mark” in cumulative trading profits with respect to a trading advisor.  If trading profits for such month equaled $500,000, all of such trading profits would be new trading profits, resulting in an accrued $100,000 incentive fee.  Assume also that by the end of the next month, losses, the brokerage fee and the management fee have reduced the $500,000 new trading profits to a loss of ($180,000).  If investors then withdrew 50% of their assets, this ($180,000) loss carryforward would be reduced by 50% to ($90,000) for incentive fee calculation purposes.  If during the following month trading profits equaled $200,000, new trading profits of $110,000 would be accrued as of the end of such quarter, and the trading advisors would be entitled to an incentive fee of $22,000 for the quarter.

Paid Equally by All Units

New trading profits may be generated even though the net asset value per unit has declined below the purchase price of certain units.  Conversely, if new units are purchased at a net asset value reduced by an accrued incentive fee which is subsequently reversed, the reversal is allocated equally among all units, although the accrual itself was attributable only to the previously outstanding units.

Extraordinary Expenses

The trust will be required to pay any extraordinary expenses, such as taxes, incurred in its operation.  The trust has had no such expenses to date.  Extraordinary expenses, if any, would not reduce trading profits for purposes of calculating the incentive fees.

Fees and Expenses Paid by the Managing Owner

Selling Commissions and Ongoing Compensation

Two percent of the trust’s month-end net asset value (deducted from the brokerage fee and paid as the selling commission with respect to Class A units) is paid to the selling agent by the managing owner at the time the Class A units are sold.  The managing owner is reimbursed by the trust at a rate of 1/12th of 2.0% of the net asset value of each Class A unit on a monthly basis until the earlier of: (i) such time as the managing owner has been reimbursed up to 2.0% of the initial net asset value of the Class A units sold or (ii) such time as the Class A units have been held for 12 months.  The managing owner also causes eligible selling agents to be paid by the trust ongoing compensation of 1/12th of 2.0% of the average month-end net asset value per unit for all Class A units they have sold which remain outstanding, following the month in which the managing owner is no longer reimbursed by the trust for the selling commission it initially paid.  In addition, for all outstanding units, 0.35% of the trust’s month-end net asset value per unit is paid by the trust to the managing owner for underwriting expenses.  The maximum amount of underwriting expenses and compensation paid to a Financial Industry Regulatory Authority (“FINRA”) member for units sold pursuant to this prospectus may not exceed 10% of the subscription amount.

Wholesalers who introduce additional selling agents to the lead selling agent will share the selling commissions and ongoing compensation with their respective additional selling agents.  Additional selling agents who distribute units through correspondents will also share the selling commissions and ongoing compensation with their respective correspondents.  See “Plan of Distribution — Selling Agents.”

Redemption Charges

A redemption charge of 1.5% of the net asset value per unit on the redemption date is imposed on units redeemed on or before the end of the first eleven months after issuance.  This redemption charge is deducted from investors’ redemption proceeds and paid to the managing owner, except in the case of redeeming Ohio residents, the charge is paid to RJOS.  Furthermore, requests for partial redemptions must be for at least $1,000 of units, and a minimum balance of $1,000 must be maintained in such instances.

Interest Income

The trust is paid interest on the average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC at a rate equal to the average four-week Treasury Bill rate.  With respect to non-U.S. dollar deposits, the current rate of interest is equal to a rate of one-month LIBOR less 1.0%.  Effective October 6, 2010, the managing owner retained RJO Investment Management LLC, an affiliate of the managing owner, to serve as a cash manager to the trust.  The trust’s assets will be held by Wells Fargo Bank, N.A. as custodian.  As of February 28, 2011, Wells Fargo Bank, N.A. held approximately $31.2 million of the trust’s assets.

The Managing Owner

The managing owner and commodity pool operator of the trust is R.J. O’Brien Fund Management, LLC, a wholly-owned subsidiary of RJO Holdings, Corp.  The managing owner was originally incorporated in Illinois in 2006 and reformed as a limited liability company in Delaware in July 2007.  It has been registered with the CFTC under the Commodity Exchange Act as a commodity pool operator since December 1, 2006, and has been a member of the NFA since December 1, 2006 in such capacity.  The managing owner maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.  The records of the trust are kept at the managing owner’s office.  The officers and directors of the managing owner do not receive any compensation directly from the managing owner.  The managing owner has a fiduciary duty with respect to each investor to act in good faith with respect to each investor.  As of February 28, 2011, the managing owner owned 11,679 units of the trust, and one of its principals owned 19.7 units.

In accordance with the Ninth Amended and Restated Declaration and Agreement of Trust, which is attached hereto as Exhibit A, the managing owner has the authority to make trading decisions for the trust; therefore, the principals of the managing owner, whose background information is listed below, are the trading principals of the trust.  The trading principals of the trust, on behalf of the managing owner, have delegated this responsibility to the trust’s trading advisors.  See the description of the trading advisory agreements beginning on page 32.

Legal Concerns

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against R.J. O’Brien Securities, LLC or R.J. O’Brien Fund Management, LLC or any of their principals.

Principals of the Managing Owner

The directors and officers of the managing owner are as follows:

Gerald Corcoran, Chief Executive Officer – Mr. Corcoran has been a member of the RJO family of businesses since he joined in September 1984.  He was appointed Chief Executive Officer of R.J. O’Brien & Associates, LLC, a futures commission merchant, in June 2000 and of the managing owner in November 2006.  He has been a member of the managing owner’s Board of Directors since November 2006.  He became a listed NFA principal of the managing owner on December 1, 2006.  He joined R.J. O’Brien & Associates, LLC, a futures commission merchant, in July 1987 as Chief Financial Officer and served in that position until September 1992, when he was promoted to Chief Operating Officer, in which capacity he served until June of 2000.  He became a member of the Board of Directors of RJO Holdings, Corp. in May 2007.  Mr. Corcoran also serves on the Boards of the National Futures Association (“NFA”) and the Futures Industry Association (“FIA”).  Mr. Corcoran has a Bachelor of Business Administration from Loyola University and is a Certified Public Accountant.  Mr. Corcoran is a listed NFA principal, a registered associated person, and NFA associate member of the managing owner since December 1, 2006.  He is also a listed NFA principal of R.J. O’Brien Alternative Asset Management, LLC, a commodity pool operator, since December 10, 2004 and an associated person and NFA associate member of the same since September 21, 2009.  Mr. Corcoran is a listed principal since May 2, 1988, associated person since September 4, 1984, and a NFA associate member since August 1, 1985 of R.J. O’Brien & Associates, LLC, the trust’s futures broker.

Thomas J. Anderson, Chief Financial Officer – Mr. Anderson became the Chief Financial Officer of the managing owner on May 5, 2008 and became listed as a principal of the managing owner on June 6, 2008.  Mr. Anderson was appointed Treasurer of the managing owner’s Board of Directors on August 27, 2008.  He also serves as a manager of R.J. O’Brien & Associates, LLC, a futures commission merchant and the trust’s futures broker, and is a listed NFA principal since June 6, 2008 and an associated person and NFA associate member since May 13, 2008 of R.J. O’Brien & Associates, LLC.  Mr. Anderson is a forex associated person of R.J. O’Brien Associates, LLC since September 2010.  He joined R.J. O’Brien & Associates, LLC and the managing owner in May 2008.  Prior to serving in these positions, Mr. Anderson served as Senior Vice President and Group Chief Operating Officer for Newedge Financial Inc. (formerly known as Calyon Financial Inc.), a derivatives brokerage firm, from December 2006 to April 2008. From December 2000 through December 2006, Mr. Anderson served as Newedge’s Senior Vice President and Chief Financial Officer.  Regarding Newedge Financial, Inc., he was principal from May 2001 to January 2008, an associated person from May 2001 to April 2008, and a NFA associate member from April 2001 to April 2008; regarding Newedge USA, LLC, he was a NFA associate member and an associated person from January 2008 to February 2008.  Mr. Anderson is also the Chief Financial Officer of the lead selling agent, R.J. O’Brien Securities, LLC since May 2008.

Annette A. Cazenave – Executive Vice President.  Ms. Cazenave joined the managing owner as a Senior Vice President in December 2006.  She is a listed NFA principal, associated person, and NFA associate member of the managing owner since December 7, 2006.  Ms. Cazenave was appointed Chairman of the managing owner’s Board of Directors on August 27, 2008.  Previously, Ms. Cazenave was Senior Vice President for Refco Commodity Management, Inc., a commodity pool operator, from September 2005 through November 2006, with overall management responsibilities for all aspects of three registered commodity pools.  She also served as Vice President of the Investor Products Group and Vice President and was listed as principal of CIS Investments, Inc., a registered commodity pool operator of Cargill Investor Services, a futures commission merchant, from March 2004 through August 2005, with overall management responsibilities for three registered commodity pools.  Her listing as a principal of CIS Investments, Inc. was transferred to Refco Commodity Management, Inc. when such entity purchased CIS Investments, Inc. in September 2005.  She remained a listed principal, associated person, and NFA associate member until November 2006.  She was also an associated person and NFA associate member of Refco, LLC, a futures commission merchant, from August 2005 to November 2005 and a principal of Refcofund Holdings, LLC, a commodity pool operator, from November 2005 to November 2006.  She was also an associated person and NFA associated member of MF Global, Inc., a futures commission merchant and an affiliate of Man Group plc, a global investment management firm based in the United Kingdom, in November 2005 for the transition period during which MF Global, Inc. purchased Refco, LLC.  She also served as Vice President, responsible for marketing and product development, for Horizon Cash Management, LLC, a short-term, fixed income management firm, from January 2002 through March 2004.   She was also an associated person and NFA associate member of Liberty Funds Group, Inc., a commodity pool operator, from August 1999 until March 2004 and a branch manager from November 1999 until January 2002.  She holds a B.A. from Drew University and an M.B.A. from Thunderbird, The American Graduate School of International Management.  Ms. Cazenave is also on the Board of Managers and a registered representative of the lead selling agent, R.J. O’Brien Securities, LLC and a registered NFA associated person and NFA associate member of R.J. O’Brien Alternative Asset Management, LLC, a commodity pool operator, since April 17, 2007.

R.J. O’Brien Alternative Asset Management, LLC – Principal.  R.J. O’Brien Alternative Asset Management, LLC is a Delaware limited liability company formed in December 2004, and is the subsidiary of RJO Holdings, Corp. and the parent of the managing owner.  R.J. O’Brien Alternative Asset Management, LLC became a registered member and commodity pool operator of the NFA on December 13, 2004 and a listed NFA entity principal of the managing owner on July 17, 2007.

The officers and directors of the managing owner may, from time to time, trade futures, forwards, and options or their own proprietary accounts.  The records of trading in such accounts will not be made available to you for inspection.

Liberty Funds Group

The managing owner has retained Liberty Funds Group, Inc., a Texas-based investment management firm, as consultants, to conduct research and analyses on commodity trading advisors, complete due diligence, make portfolio recommendations and provide ongoing portfolio monitoring for the trust.  Liberty is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is also a registered investment adviser with the SEC.  The managing owner has sole discretion as to whether it engages a commodity trading advisor.  The trust pays Liberty a fee equal to 0.33% of the month-end net assets of the trust on an annual basis.  The agreement between the managing owner and Liberty was for an initial term of one year, and is automatically renewed for additional one-year periods unless either party chooses to terminate it by providing 120 days’ notice to the other party.

The Commodity Trading Advisors

Trading Advisory Agreements

The following description of the advisory agreements is general and not intended to be exhaustive.  You should be aware that the terms and conditions of each advisory agreement may be different, and that these differences affect the rights of the parties to the advisory agreements.

The trust and the managing owner have entered into eight advisory agreements with the following commodity trading advisors (“CTAs”):  Abraham Trading, L.P., Conquest Capital LLC, Dominion Capital Management Institutional Advisors, Inc., Global Advisors (Jersey) Limited, Haar Capital Management LLC, John W. Henry & Company, Inc., NuWave Investment Management, LLC, and Trigon Investment Advisors, LLC.  Effective October 1, 2010, each CTA trades a percentage of the trust’s assets, with an approximate percentage of net assets available for trading allocated as follows:

•	Abraham Trading, L.P. – Trading Diversified – 16.66%
•	Conquest Capital LLC – Macro – 16.66%
•	Dominion Capital Management Institutional Advisors, Inc. – Dominion Sapphire Program – 8.33%
•	Global Advisors (Jersey) Limited – Commodity Systematic – 16.66%
•	Haar Capital Management LLC – Discretionary Commodity Trading Program – 8.33%
•	John W. Henry & Company, Inc. – Diversified Plus – 8.33%
•	NuWave Investment Management, LLC – Combined Futures Portfolio (2x) – 16.66%
•	Trigon Investment Advisors, LLC – Discretionary Macro – 8.33%

The managing owner will pay each CTA an annual management fee of up to 2% of the trust’s assets traded by that CTA.  The managing owner will also pay each CTA an incentive fee of up to 20% of the new trading profit (as defined in each advisory agreement) generated by the CTA.

The advisory agreements each had an initial term of one year.  The CTAs may terminate their respective advisory agreement upon written notice 60 days prior to the expiration of the initial one-year period.  If the advisory agreements are not terminated upon the expiration of the initial one-year period, the advisory agreement will automatically renew for an additional one-year period, and will continue to renew for additional one-year periods until terminated as provided for in the advisory agreements.

The trust and managing owner are entitled to terminate the advisory agreements at any month-end upon five days’ prior written notice to the counterparty CTA or upon the occurrence of specific events (as specified in each advisory agreement).  Each CTA is entitled to terminate its respective advisory agreement at any time upon 30 days’ written notice to the trust and managing owner if other certain events occur (as specified in each advisory agreement).

As specified in the advisory agreements, each CTA will indemnify the trust and managing owner against any liability incurred as a result of the CTA’s breach of its advisory agreement (including any representations, warranties, or covenants therein) or the CTA’s bad faith, misconduct, or negligence.  Additionally, as specified in the advisory agreements, each CTA will indemnify the trust and managing owner against any liability incurred in respect of the offer and sale of units of the trust, insofar as such liability is based upon (i) a breach by the CTA of an applicable law, regulation, representation, warranty, agreement, or (ii) any materially untrue statement or omission regarding the CTA and furnished by the CTA which was made in any prospectus (including amendments and supplements) or sales literature.

Generally the CTAs will be indemnified (as specified in the advisory agreements) against any liability incurred as a result of activity taken pursuant to the advisory agreements, so long as the action or omission giving rise to the liability did not constitute negligence, misconduct, breach of an advisory agreement, representation, warranty, or covenant, and the act or omission was done in good faith.  Generally the CTAs will also be indemnified (as specified in the advisory agreements) against any liability incurred in respect of the offer or sale of units of the trust, unless such liability is based upon (i) a breach by the CTA of an applicable law, regulation, representation, warranty, agreement, or (ii) any materially untrue statement or omission regarding the CTA and furnished by the CTA which was made in any prospectus (including amendments and supplements) or sales literature.

Introduction to Trading Advisor Descriptions

The biographies of the principals of each trading advisor and those persons with responsibility for making trading decisions for the trading advisors and brief summaries of the trading program of each trading advisor for the trust are set forth below.  The success of the trust is dependent upon the collective success of the trading advisors in their trading for the trust.  However, in evaluating these descriptions, an investor should be aware that the trading advisors’ trading methods are proprietary and confidential, the trading advisors selected may change over time, and even if the same trading advisors continue to trade for the trust, they may make substantial modifications to their respective trading program.  Investors generally will not be made aware when a trading advisor makes a modification to its trading program.

The following descriptions of the trading advisors, the trading programs and their principals are general and are not intended to be exhaustive.  It is not possible to provide a precise description of any trading advisor’s trading program.  Furthermore, the trading advisors may refer to specific aspects of their trading program, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs.  As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved.  All non-proprietary information about a trading program that the trading advisor believes to be material has been included.

A trading advisor’s registration with the CFTC or its membership in the NFA should not be taken as an indication that any such agency has recommended or approved the trading advisor.

The trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly.  As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in the trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN A TRADING ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH A TRADING ADVISOR MAY BE ABLE TO ACHIEVE WHEN MANAGING LARGER AMOUNTS OF EQUITY.

CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE TO BE CHARGED TO THE TRUST.

TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THERE CAN BE NO ASSURANCE THAT THE TRADING ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

1.	Abraham Trading Company

Introduction

Abraham Trading Company (“ATC”) is engaged in the business of offering trading advice to customers with respect to futures contracts, options on futures contracts and physical commodities, forward contracts and other commodity-related contracts traded on United States, foreign, and international exchanges and markets.  ATC trades commodity interests in interest rate sensitive instruments, currencies, agricultures, energies, metals as well as other markets.  Abraham Trading Company’s principal business address is the Moody Building Second & Main, PO Box 338, Canadian, Texas 79014; telephone (806) 323-8000.

Abraham Trading, L.P. is a Texas limited partnership organized January 2004.  It succeeded Abraham Trading Company and still operates under the assumed name Abraham Trading Company.  Abraham Trading Company was a corporation organized under the laws of the State of Texas on August 13, 1990.  The sole general partner of Abraham Trading, L.P. is Salem Abraham L.L.C., whose sole owner and principal is Salem Abraham.  Salem Abraham and Salem Abraham L.L.C. are both listed as principals of ATC as of October 24, 1988 and February 24, 2004, respectively.  Salem Abraham became registered as a commodity trading advisor on October 24, 1988.  ATC succeeded to such commodity trading advisor registration on September 11, 1990, at which time it also registered as a commodity pool operator.  ATC is a registered member (#0214261) of the NFA since October 24, 1988.  Salem A. Abraham was registered as an associated person of ATC on October 11, 1990.

ATC has two principals:  Salem A. Abraham and Salem Abraham LLC.  Salem Abraham LLC is an entity principal of ATC.

ATC Principals

Salem A. Abraham is the sole person responsible for making trading decisions on behalf of ATC.  Salem Abraham is listed with the NFA as a principal since October 24, 1988, and associated person of ATC since October 11, 1990, and is a member of the NFA since September 11, 1990.  Salem Abraham attended the University of Notre Dame from August 1984 until December 1987 when he graduated cum laude with a B.A. degree in Finance.  His interest in commodity trading began while still in college, and it was during the spring and summer of 1987 that he developed his present trading strategy.  During this time, he did extensive research in the technical and methodological aspects of commodities trading.  Combining the information he had gathered with ideas that he had developed during his research, he began the task of back-testing the profitability of numerous trading theories in an effort to establish the relative validity of those theories.  This testing was accomplished by running computer simulations using historical data and/or by manually studying historical charts.  Through this process many long-venerated trading strategies were shown to be unviable in changing market conditions, while other strategies were modified in order to maximize their profitability.  This research led Salem to develop a trend following trading system, and in August 1987, while still in college, he began to test that approach by trading commodity interests for his own account.  In January 1988, he began to manage customer accounts using his systematic approach, initially through a joint account with three of his relatives.  He became registered as a commodity trading advisor in October 1988 and organized ATC in August 1990 to act as CTA for all customer accounts.  Salem continues to conduct research on trading strategies.  Salem Abraham has been employed by ATC since its formation in August 1990.  Mr. Abraham was a NFA-registered floor trader from September 14, 1998 through January 13, 2006.

Salem Abraham LLC is a holding company owned by Salem Abraham and is listed as a NFA entity principal of ATC since February 24, 2004.

ATC Key Personnel

Shaun Jordan, Director of Marketing, is registered with the CFTC as an associated person of ATC since October 30, 2003, and is a member of the NFA since June 13, 2003.  He became branch manager approved on March 25, 2004.  He joined ATC in April 2003 to market to new clients as well as service existing clientele.  He graduated from the University of Texas at Austin with a degree in Economics in May 1993.  In August 1997 he received his MBA with a focus in Marketing and Finance from The University of Texas at Austin.  Prior to joining ATC, Shaun owned and operated a sports marketing company, Jordan Aquatics, Inc., from August 1997 to April 2003.  Jordan Aquatics was a sports marketing and instructional swimming clinic business that placed elite athletes in instructional clinic environments around the world.  His sponsors included NIKE, Dell Computer Corporation, and The Pepsi Bottling Group.  Shaun was a member of the 1988 and 1992 USA Olympic Swim Teams, winning two Olympic Gold Medals.

Barry D. Sims, Director of Operations, is registered with the CFTC as an associated person of ATC and is a member of the NFA, both since January 18, 1997.  He attended Texas Tech University from September 1976 through May 1979.  While attending school he was employed by The American State Bank in Lubbock, Texas, as a Data Processing Officer beginning in September 1976 through March 1980.  His duties included applications programming, operations, and management of an ATM network.  From April 1980 to April 1981 he was a conversion and installation specialist for Gruhlkey Data Systems, a software development company for financial institutions.  From March 1981 to January 1983 he was an independent contractor for American State Bank managing application conversions.  In February 1983 he joined Financial Information Technology, Inc. and Bank Services Corporation of Colorado Springs, Colorado, where he became Vice President.  His duties included management, customer relations, and marketing.  In May of 1992 Barry left Bank Services Corporation to start an information management and technology consulting firm, Computer Solutions, in Pampa, Texas.  His clients included banks, accountants, lawyers, doctors and Abraham Trading Company.  He sold his consulting firm and joined ATC in March 1995, where he has been employed through the present.  Although not a principal of ATC, Barry assists Salem with the Company’s technology, marketing, operating, and trading efforts.

Larry S. Smith is registered with the CFTC as an associated person of ATC and is a member of the NFA, both since January 18, 1997.  He attended West Texas A&M University in Canyon, Texas from August 1989 through August 1993 where he received a B.B.A. degree in Finance.  In September 1993 he joined Cardone Record Service in Galveston, Texas.  In June 2004 he left Cardone Record Service and joined Golden Empire Mortgage in Las Vegas, Nevada as a loan officer; he resigned from Golden Empire in November 2004 and returned to Canadian, Texas.  From December 2004 until February 2005 he worked in the family business, Canadian Supply and Ready Mix.  He joined ATC in March 1995, where he has been employed through the present.  His duties include performance table accounting and he is also the assistant trader responsible for the trading desk.  Although not a principal, in his role as assistant trader, Larry has worked with ATC’s brokers to improve the execution and implementation of ATC’s trading strategies.

ATC and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If ATC or its principals engage in such trading, investors will not be able to inspect such records.

ATC, its principals, and key personnel do not have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against ATC or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of ATC, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of ATC’s trading strategy relates to ATC generally and not to the trust itself.

Approximately 15% to 20% of the trust’s assets traded by Abraham are committed as margin (this percentage will vary from month to month and can be significantly higher or lower than indicated).

ATC has developed a managed account program pursuant to which it directs the speculative purchase and sale of commodity interests for the accounts of participating customers in accordance with its trading methods and strategies.

Salem A. Abraham is employed by ATC and is the sole person responsible for overseeing ATC’s trading decisions.  ATC’s trading approach draws upon Salem Abraham’s judgment, experience and his knowledge of the technical factors affecting various commodity markets and attempts to identify optimal trading opportunities.  The approach is primarily guided by trading systems which have been developed by Salem and ATC’s research team and are owned by Salem Abraham but are licensed to ATC.  These trading systems are the result of exhaustive research based on classical technical analysis and combine long-term trend following, short-term trend-following, short-term momentum and mean reversion strategies.

The underlying premise of ATC’s trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level.  These price changes can be identified and predicted, albeit with limited reliability.   Even though this predictability is limited there is still ample opportunity for an experienced trader to get the odds in his favor.  This fact has been observed and recorded since the beginning of market history.  There is every reason to believe that in free markets these price movements will continue to be identified and exploited for profit.  ATC’s trading systems are designed to capitalize on these facts and uncover trading opportunities.

ATC’s trading approach also relies heavily on the disciplined management of risk.  In evaluating the various factors which make up a trading decision, the systems pay close attention to each trade’s risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the program’s overall trading goals.

Salem may refine or change ATC’s trading approach (including enhancements or changes to his trading systems which are licensed to ATC or the addition or deletion of commodity interests traded) at any time without prior notice to or approval by its customers.  There can be no assurance that ATC’s approach to trading the commodities markets will yield the same results that have been achieved in the past.

Goal of Trading; Markets Employed

The trading approach employed by ATC in trading customer accounts uses technical analysis to anticipate movements in prices.

Technical analysis is based on the theory that the study of the commodities markets themselves provides a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices.  Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.  In general, trading recommendations may be based on computer-generated signals, chart interpretation, mathematical measurements or a combination of such items.

Technical analysis is of particular concern in the timing of entry and exit positions and in evaluating the extent to which the market price reflects the underlying value.  ATC’s evaluation of the technical position of the market can thus help in determining the direction of prices and is also used as a tool in risk control.  ATC believes that the confluence of technical signals gives it optimal risk/reward possibilities.

In its evaluation of the markets, ATC will generally utilize a systematic approach blending long-term trend following, short-term trend following, short-term momentum and mean reversion strategies in an effort to reduce volatility without sacrificing performance.  Each strategy is further divided into sub-systems to facilitate smoother entries and exits.  In some strategies, Abraham also implements certain techniques to identify trades with adverse risk/reward characteristics in order to avoid them.  While the goal of these techniques is to capture profits, their selectiveness allows the system to enter markets only during periods when the risk/reward of a trade is heavily in the trade’s favor.  It is even possible that if unacceptable risk characteristics exist, these techniques could avoid trades with positive profit expectations.  The desired result is a trading method that provides exceptional returns with low correlation to stock and bond investments.

A systematic trading strategy will seldom direct market entry or exit at the most favorable price in the particular market movement.  Rather, this type of trading method seeks to close out losing positions and to hold portions of profitable positions for as long as the system determines that the particular market action continues to exist.  However, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trade.  As a result, the number of losing transactions may exceed the number of profitable transactions.  However, if the approach is successful, these losses should be small and should be more than offset by a few large gains.

ATC’s trading systems seek to identify certain market actions and initiate a position until a neutral or opposite signal is generated.  The position is then closed out or reversed.  The strategies do not always result in a position being held in every commodity traded.

ATC’s Diversified Program presently monitors and trades 59 markets including 33 commodity interests and 26 financial futures markets:  Wheat; Kansas City Wheat; Corn; Soybeans; Soybean Oil; Soybean Meal; Canola; British Pound; Canadian Dollar; Swiss Franc; Euro; Japanese Yen; Mexican Peso; Euro/Japanese Yen Cross Rate; Australian Dollar; Euro/British Pound Cross Rate; Silver; Platinum; Copper; Gold; Aluminum; Zinc; Nickel; U.S. Treasury Notes; U.S. Treasury Bonds; Australian Bonds; Japanese Bonds; German Bunds; British Gilts; Canadian Bonds; EuroDollar; Australian Bank Bills; Euribor; Crude Oil; Brent Crude; Heating Oil; London Gas Oil; Gasoline Blendstock; Natural Gas; Cotton; Sugar; London Sugar; Coffee; London Robusta Coffee; Cocoa; London Cocoa; Orange Juice; Lumber; Milk; Live Cattle; Feeder Cattle; Lean Hogs; S&P 500 Mini; Russell 2000 Mini; FTSE 100; Euro Stoxx 50; Hang Seng Index; Nikkei 225; Australian SPI 200 Index.  ATC’s Commodity Only Program, (a separate program not offered in this disclosure document), trades only the 33 commodity markets mentioned above using the same methods as the Diversified Program except at higher leverage to compensate for the fewer number of markets.  Trades are normally executed on the futures exchanges but from time to time ATC may utilize forward contracts in some of its trades.  ATC may trade futures contracts, options on futures contracts and physical commodities, forward contracts and other commodity-related contracts that are now or may hereafter be offered for trading on United States and international exchanges and markets.  In that regard, ATC from time to time in its sole discretion may add commodity interests to or delete interests from participating customers’ portfolios.

Emphasis on Risk Management

A vital part of ATC’s trading strategy is sound risk management.  ATC’s trading strategy is designed to endure the inevitable periods of unfavorable market conditions in order to profit when favorable market conditions do occur.  Each commodity interest is tracked on its own merits, and “exit levels” are determined at the time a trade is entered.  ATC employees a 24-hour trading desk to monitor the markets whenever they are open and utilizes these “exit levels” rather than placing “stop-loss” or “stop-limit” orders.  These “exit levels” are designed to terminate losing trades quickly and attempt to limit any loss to no more than a nominal percentage of the account’s net assets, but like the placement of contingent orders, such as a "stop-loss" or "stop-limit" orders, they will not necessarily limit losses to the intended amounts, since market conditions may make it impossible to execute such orders.

On average, ATC utilizes approximately 15% of the nominal account value of participating customers to meet initial margin requirements, although this percentage may vary widely.

Since all trading methods and strategies to be utilized by ATC are proprietary and confidential, the foregoing discussion is necessarily of a general nature.

2.	Conquest Capital LLC

Introduction

Conquest Capital LLC is a Delaware limited liability company engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests (collectively, “futures interest contracts”) across geographic centers and across assets classes.  Conquest manages accounts for trading in futures interest contracts on a discretionary basis and its trading methodologies are speculative in nature.

Conquest has been registered with the CFTC as a commodity trading advisor and a commodity pool operator and has been a member of the NFA since May 9, 2001.

Conquest has four principals, one of which is an entity principal: Marc H. Malek, Harold Feder, David M. Cielusniak, and Conquest Capital Group LLC.  Mr. Malek is responsible for making trading decisions for Conquest.

Conquest Principals

Marc H. Malek is a listed principal, associated person, and NFA associate member of Conquest Capital LLC since May 9, 2001.  Mr. Malek started his career in September 1992 at Salomon Brothers Inc. (“Salomon Brothers”), an investment bank in New York, as a financial analyst in the Financial Strategy Group.  From Salomon, he was hired in March 1993 by KB Currency Advisors Inc. (“KB Currency Advisors”), a $400 million hedge fund and financial advisory firm.  For the next two years, Mr. Malek traded currency options, worked on developing proprietary trend following trading systems, and dealt with currency overlay customers.  Mr. Malek left KB Currency Advisors and joined UBS AG (“UBS”), an investment bank, in March 1995, where he held various senior level positions within the foreign exchange department in New York, London and Tokyo until December 1998.  During that time, he was the worldwide head of the Exotic FX Derivatives Group and he held the post of Executive Director in charge of FX Proprietary Trading in Europe.  After leaving UBS AG in December 1998, Mr. Malek worked on forming his own investment management firm, which he did in May 1999 with Enterprise Asset Management LLC.  He was a principal, NFA associate member and associated person of Enterprise Asset Management LLC from March 2000 until May 2001.  He was a principal, NFA associate member and associated person of the investment management firm Avalon Asset Management LLC from May 1999 until co-founding with Mr. Rich Silver, Camelot LLC (now Conquest Capital Group LLC (“CCG”)), an investment management firm, in March 2001 (Mr. Malek withdrew as associate member of Avalon Asset Management LLC in August 2001 and withdrew as principal and associated person of Avalon Asset Management LLC in November 2002).  Mr. Malek was a principal and associated person of Camelot LLC from April 2001 until August 2002, and a NFA associate member of Camelot LLC from May 2001 until August 2002.  In May 2001, Mr. Malek became a principal, NFA associate member and associated person of Condor Capital LLC, also an investment management firm and wholly-owned subsidiary of CCG.  Mr. Malek became a principal, NFA associate member and associated person of CC Asset Management LLC, an investment management firm and a wholly-owned subsidiary of CCG at that time, in February 2003.  On June 20, 2007, CCG separated from Condor Capital LLC and CC Asset Management LLC, so CCG and Mr. Malek no longer have any affiliation or association with those entities.  Mr. Malek graduated with Honors from the California Institute of Technology with a B.S. in Engineering and Applied Science and holds a B.A. in Mathematics from Reed College.

Harold Feder is a listed principal of Conquest Capital LLC since March 6, 2008.  Mr. Feder graduated Summa Cum Laude from Touro College with a Bachelor of Science in Accounting.  He worked as an audit manager at Grant Thornton’s Financial Services Industry Group, an international accounting firm from November 2000 to October 2003.  While at Grant Thornton, Mr. Feder was in charge of auditing various hedge funds, private equity partnerships and broker dealers.  He was also an instructor in Grant Thornton’s Continuing Professional Education Center where he gave courses on Audit Planning and on Auditing Broker-Dealers.  Mr. Feder also worked as an accountant in the Financial Reporting Department at Tudor Investment Corp., an investment management firm, from October 2003 to August 2004.  Mr. Feder joined Conquest in August 2004 and served as an Assistant Vice President until June 2007.  In July 2007 Mr. Feder became the Chief Financial Officer at Conquest.  Mr. Feder is licensed as a CPA in New York State.  He is also a member of the American Institute of Certified Public Accountants as well as the NYS Society of Certified Public Accountants where he has served on the Stock Brokerage committee.

David M. Cielusniak is a listed principal of Conquest Capital LLC since March 6, 2008.  Mr. Cielusniak graduated with a Bachelor of Science in Business Administration from Georgetown University with a concentration in Finance and minor in Economics.  He graduated with a Juris Doctorate from the Fordham University School of Law.  Prior to joining Conquest as the COO and Chief Compliance Officer in August 2007, Mr. Cielusniak was counsel to the Alternative Investment Division at Credit Suisse Group AG, an investment bank, from December 2005 through August 2007, where he provided legal coverage to hedge funds and various alternative products.  Before Credit Suisse, he was an attorney for the Alternative Investment Management Division at Lehman Brothers Holdings Inc., an investment bank, from September 2004 through November 2005.  Mr. Cielusniak also practiced law at the law firms of Kramer Levin Naftalis & Frankel LLP from March 2003 through September 2004 and Cadwalader, Wickersham & Taft from September 1999 through March 2003.

Conquest Capital Group LLC is a limited liability company formed in Delaware in March 2001 by Mr. Marc H. Malek.  Mr. Malek is listed as a principal of Conquest Capital Group LLC.  Conquest Capital Group LLC has been a listed entity principal of Conquest since May 9, 2001.

Conquest and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts.  Such trades may or may not be in accordance with the Conquest trading program described below.  Conquest will permit its investors to see records relating to the performance of accounts and allocations of orders among Conquest’s various clients and even proprietary trading results, while maintaining required confidentiality of its investors.

Neither Conquest nor any of its principals have a beneficial or ownership interest in the Trust.

Legal Concerns

There have been no material administrative, civil or criminal proceedings against Conquest or its principals that are pending, are on appeal or have concluded at any time since inception.

Trading Strategy

The following description of Conquest, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of Conquest’s trading strategy relates to Conquest generally and not to the trust itself.

Conquest provides trading advisory services to customers with respect to futures interest contracts across geographic centers and across assets classes.  As of the date of this prospectus, Conquest offers its clients six trading programs.  Conquest’s “Macro” trading program is utilized in Conquest’s management of assets on behalf of the Trust.

Macro Trading Program Methodology

Conquest’s Macro trading program is designed to create a combination of an absolute return portfolio and a portfolio hedge product.  Conquest’s Macro strategy is primarily a short-term trading strategy with a trend-following bias.  Conquest’s Macro trading program currently trades in approximately 35 markets, including: currency pairs, fixed-income, stock indices, energies, and metals.  New positions are based on total portfolio equity.

Implementation of Trading Programs

Conquest uses quantitative models to ensure disciplined investment decisions.  The Macro trading program uses several trading strategies that take advantage of trends that occur in different time frames, and that work independently of the other strategies.  The first strategy exploits short-term price/time/volatility relationships present in fixed income, foreign exchange, energy, metal, and stock index markets.  The second strategy looks to capture market movements that constitute a short-term trend.  The third strategy makes use of counter-trend opportunities within longer-term trends, for example, by entering the market when trends are reversing abruptly.  The fourth strategy was integrated into the portfolio at the beginning of 2010 and leverages the sensitivity of assets and hedge fund strategies to market risk appetite.  The strategy is activated using a smoothing function on the Conquest Risk Aversion Index.

Conquest’s Macro trading program is 90% systematic and 10% discretionary.  The systematic component reduces the amount of manual work required to identify trade entry and exit levels.  Conquest applies its research efforts toward improving its trading systems.  Conquest’s portfolio manager applies his discretion by adjusting the composition of the portfolio and identifying major opportunities in the markets rather than on a trade-by-trade basis.

Portfolio and Risk Management

Conquest sets its trade size on a security inversely proportional to the level of recent volatility of the security.  Each new position for a market is sized by calculating the number of contracts that would provide the desired dollar volatility for that market for that system.  Conquest uses price volatility instead of return volatility in its calculations and does not implement pyramiding, scaling out of positions, and other methods of trading the equity curve as part of its portfolio management rules.

Conquest applies disciplined risk control methods to its Macro trading program, which are incorporated in the stop-loss and position size calculation for Conquest systems.  Conquest selects the level of exposure for the Macro program so that the maximum hypothetical drawdown is below acceptable real-time drawdown levels.  Conquest selects from the following risk measures: price volatility of positions at the time of entry, maximum per trade risk from entry to stop, maximum per trade risk from closing price to stop, portfolio maximum daily loss, portfolio maximum consecutive daily drawdown, standard deviation of portfolio daily returns, slippage as percentage of return, and liquidity.

Conquest’s trading programs have volatility-based stops for positions in the market.  Position sizes are based on price volatility to equalize risk at the trade initiation time for all markets within each trading program.

3.	Global Advisors (Jersey) Limited

Introduction

Global Advisors (Jersey) Limited is authorized and regulated by the Jersey Financial Services Commission.  GAJL has been registered with the NFA as a member and commodity trading advisor since January 6, 2009 (Global Advisors, L.P. (“GALP”), the former operating trading advisor for the Global Advisors entities, was registered as a NFA member and commodity trading advisor from June 26, 2001 until July 1, 2009, and as a commodity pool operation from June 26, 2001 until October 24, 2007).  GAJL is not registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, but may do so in the future.

GAJL’s main office, where its books and records are kept, is located Unit 9, Block 5/D, Spectrum, Gloucester Street, St. Helier, Jersey, JE2 3DE, Channel Islands; email address: info@globaladvisors.co.uk.

Russell Newton, Daniel Masters, Dwayne Drexler and Paul Russell are principals of GAJL.  Trading decisions are 100% driven by the trading recommendations issued by the GCS program daily.  There is no human override.  In the event of a force majeure event requiring human override, then the trading decisions would be taken by Russell Newton and Daniel Masters together.  Global Advisors (Holdings) Limited is an entity principal of GAJL.

GAJL Principals

Daniel Masters is a co-principal, portfolio manager and the Director of Trading and Execution of GAJL.  He became a founding director of GAJL and GA Holdings, incorporated in Jersey, on December 2008 and is a major shareholder of Global Advisors (Holdings) Limited (“GA Holdings”), the primary shareholder of GAJL.  He was listed with the NFA as a Principal in December 2008, a NFA Associate Member and an Associated Person in January 2009 and is approved as a Principal Person of GAJL by the Jersey Financial Services Commission (“JFSC”).

Mr. Masters has extensive experience in energy trading including physical markets, forward transactions, swaps, options and exotic derivative products, trading strategies and risk management and was previously involved in establishment of the UK natural gas and electricity markets and the origination of the Contract for Difference (“CFD”) market in Europe.  Mr. Masters earned a Bachelor of Science (Honours) in Physics from Exeter University, UK in 1984, and followed that with a Masters in Management Science and Operational Research from Imperial College, London, UK in 1985.

Mr. Masters is based in Jersey, Channel Islands.

Over the past five years, Mr. Masters has been a principal of various Global Advisor entities, described below.

Mr. Masters was appointed as a director of Global Advisors Limited (“GAL”) in August 1999 and was listed with the NFA as a Principal in February 1999 and a NFA Associate Member and as an Associated Person of GAL from March 1999.  These registrations were withdrawn in October 2007.  In addition he was appointed as a Branch Manager of GAL from August 1999 to July 2001.  GAL acted as the general partner of Global Advisors Limited Partners (“GALP”) until GALP was dissolved in December 2009.  Mr. Masters was listed with the NFA as a Principal of GALP from October 2008 to July 2009, an Associated Person and a NFA Associate Member from June 2001 to October 2008 and approved with the Financial Services Authority (“FSA”) in the United Kingdom as a Customer Function between 17 June 2008 and 7 July 2009.

Mr. Masters became a director of Global Advisors International Limited (“GAIL”) in September 2000 and was listed with the NFA as a Principal and an Associated Person from December 2000 to March 2008 and a NFA Associate Member from December 2000 to February 2008.  GAIL is 100% owned by GAL and acts as the General Partner to the U.S. feeder fund Global Commodity Systematic LP.

Mr. Masters was a director of Global Operations Services, Inc (“GOS”) from September 2000 to December 2009, when GOS was closed, and listed with the NFA as a Principal, a NFA Associate Member and an Associated Person from November 2000 to October 2007.  GOS, a Delaware, U.S.A. corporation was a wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

Russell Newton is a co-principal, portfolio manager and the Director of Systematic Model Research & Development of GAJL.  He became a founding director of GAJL and GA Holdings, incorporated in Jersey, in December 2008 and is a major shareholder of GA Holdings, the primary shareholder of GAJL.  He was listed with the NFA as a Principal in December 2008 and a NFA Associate Member and an Associated Person in January 2009 and is approved as a Principal Person of GAJL by the JFSC.

Mr. Newton has extensive experience in the development and execution of new derivative trading structures, market analysis (economic, fundamental, statistical and technical) and computer systems analysis, design and programming.  He is skilled in several computer languages.  Mr. Newton received a Bachelor of Arts (Honours) in Natural Sciences (Experimental Psychology) from Cambridge University, UK, in 1986.

Mr. Newton is based in Jersey, Channel Islands.

Over the past five years, Mr. Newton has been a principal of various Global Advisor entities, described below.

Mr. Newton was appointed as a director of GAL in January 1999 and was listed with the NFA as a Principal and an Associated Person from May 1999 until October 2007 and as a NFA Associate Member from April 1999 to October 2007.  GAL acted as the general partner of GALP until GALP was dissolved in December 2009.  Mr. Newton was a limited partner of GALP from March 2001 to December 2009; was listed with the NFA as Principal, a NFA Associate Member and an Associated Person of GALP from June 2001 to July 2009; and was approved with the FSA in the United Kingdom as the Chief Executive Function and Customer Function between December 2001 and July 2009, the Compliance Oversight and Money Laundering Reporting Officer Functions between December 2001 and March 2003, and May 2008 and July 2009, respectively.

Mr. Newton became a director of GAIL in September 2000 and was listed with the NFA as a Principal and Associated Person from December 2000 to March 2008 and a NFA Associate Member from December 2000 to February 2008.  GAIL is 100% owned by GAL and acts as the General Partner to the U.S. feeder fund, Global Commodity Systematic LP.

Mr. Newton was a director of GOS from September 2000 to December 2009, when GOS was closed, and listed with the NFA as a Principal, a NFA Associate Member and an Associated Person from November 2000 to October 2007.  GOS, a Delaware, U.S.A. corporation was a wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

Dwayne Drexler is a director and a shareholder of GAJL, and was listed with the NFA as a NFA Associate Member and an Associated Person from January 2009 and as a Principal from December 2009.  He is also approved as a Principal Person of GAJL by the JFSC.

Mr. Drexler has had extensive operational and risk management experience.  Prior to joining Global Advisors, from May 1998 to May 1999, Mr. Drexler performed a middle office role for Morgan Guaranty Trust Company, a large global energy derivatives trading desk where he was responsible for position and profit/loss reconciliation and reporting, maintenance of risk management tools, and resolution of operational problems.  He was also heavily involved in the successful implementation of a new trading and risk management system for the energy derivative desk.  Prior to this Mr. Drexler worked as an internal auditor for JP Morgan & Co. from July 1995 to May 1998, focusing on risk management, operational controls and technology utilized in the trading businesses.  Mr. Drexler graduated with a triple major from Georgetown University in 1995, with a Bachelor of Science/Bachelor of Arts in Accounting, Finance, and International Business.

Mr. Drexler is based in Jersey, Channel Islands.

Over the past five years Mr. Drexler has been connected to various Global Advisor entities, described below.

On behalf of GAL, Mr. Drexler was listed with the NFA as a Principal between April 2000 and May 2001 and a NFA Associate Member from May 1999 until October 2007 and as an Associated Person from July 1999 to October 2007.  GAL acted as the general partner of GALP until GALP was dissolved in December 2009.  Mr. Drexler was a limited partner of GALP from April 2004 to March 2009 and was listed with the NFA as Principal from March 2004 to June 2008, a NFA Associate Member and Associated Person from June 2001 to February 2009.

Mr. Drexler became a director of GAIL in October 2000 and was listed as a Principal and an Associated Person from December 2000 to March 2008 and a NFA Associate Member from December 2000 to February 2008.  GAIL is 100% owned by GAL and acts as the General Partner to the U.S. feeder fund, Global Commodity Systematic LP.

Mr. Drexler was a director of GOS from September 2000 to December 2009, when GOS was closed, and listed as a Principal, a NFA Associate Member and an Associated Person from November 2000 to October 2007.  GOS, a Delaware, U.S.A. corporation was a wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

Paul Russell is a director and shareholder of GAJL and was listed with the NFA as a Principal in October 2010 and is approved as a Principal of GAJL by the JFSC.  Mr. Russell is responsible for oversight of financial and personnel matters, fund documentation and various aspects of regulatory compliance.

Mr. Russell is based in the UK.

Over the past five years Mr. Russell has been employed by the following entities:

Prior to joining Global Advisors in October 2010, Mr. Russell was the Chief Financial Officer, Chief Compliance Officer and a partner at Clive Capital LLP, a $4 billion+ London-based commodity hedge fund from October 2007 to June 2010, where he was responsible for all financial, human resources, compliance and legal aspects.

From October 2001 to September 2007, Mr. Russell was employed by Global Advisors Limited.  He was the Compliance Director and a limited partner of Global Advisors LP, an investment management firm specialising in energy and metals commodities in the United States and United Kingdom.

On behalf of GAL, Mr. Russell was registered with the NFA as a NFA Associate Member and Associated Person from June 2002 to September 2007.  GAL acted as the general partner of GALP until GALP was dissolved in December 2009.  Mr. Russell was a limited partner of GALP and was listed with the NFA as Principal from March 2004 to September 2007, a NFA Associate Member and Associated Person from May 2002 to September 2007.

Mr. Russell was registered as a NFA Associated Member and Associated Person of GAIL from July 2002 to September 2007.  GAIL is 100% owned by GAL and acts as the General Partner to the U.S. feeder fund, Global Commodity Systematic LP.

Mr. Russell was registered as a NFA Associate Member and Associated Person of GOS from July 2002 to September 2007.  GOS, a Delaware, U.S.A. corporation was a wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

He obtained an MBA from the Open University Business School in 2000, specialising in knowledge management, performance measurement and evaluation, and creative management.

Global Advisors (Holdings) Limited (“GAHL”) is a limited liability company which is incorporated in Jersey.  GAHL’s directors are Daniel Masters and Russell Newton.  GAHL has been a NFA-listed entity principal of GAJL since December 5, 2008.

GAJL and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If GAJL or its principals engage in such trading, investors will not be able to inspect such records.

Neither GAJL nor its principals have any beneficial or ownership interest in the Trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against GAJL or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of GAJL, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of GAJL’s trading strategy relates to GAJL generally and not to the trust itself.

Approximately 5% to 10% of the trust’s assets traded by GAJL are committed as margin (this percentage will vary from month to month and can be significantly higher or lower than indicated).

Objective

The objective of GAJL’s Commodity Systematic Program (“the Program”) is to seek profits from commodity interest transactions while taking reasonable steps to protect capital relative to the rates of return sought.  No assurance can be given that this objective will be met, and an investment in the offered program should only be considered by investors that can assume the significant risks associated with commodity interest trading, including the loss of their entire investment.  GAJL attempts to accomplish this objective by following the trading methods set forth below.

Trade Selection

GAJL operates a fully automated and systematic quantitative trade and portfolio management tool that has been developed for the commodity futures markets.  This tool has been designed to run as a low volatility, low draw-down system that provides diversification across a wide range of instruments, including inter- and intra-commodity spreads.  It trades infrequently and incrementally with the aim of reducing the effects of transaction costs and to increase capacity within its markets.

GAJL will use the systematic tool described above to manage the Program’s relative exposure to the commodity markets.  The system is comprised of three parts:

•	The first part processes the data and then extracts those features relevant to the trading system, discarding noise in an adaptive and novel manner.

•	The second part then takes this feature set and applies the trade models, outputting a set of positions and stops across the commodity portfolio.

•	The third and final part of the system comprises the portfolio overlay.

Money Management

GAJL and its principals believe that money management discipline is a vital element of any trading program.  This discipline is comprised of the following major components which are utilized in the Program:

1.	Diversification

GAJL trades primarily U.S. exchange-traded commodity futures and options on futures contracts, and may trade on any United States and non-United States exchange that has been designated as a “contract market” by the CFTC and on certain other non-United States exchanges.  “Commodity interests” include, but are not limited to, contracts on and for physical commodities, currencies, money market instruments and items which are now, or may hereafter be, the subject of trading futures contracts, swaps, and other commodity-related contracts.  GAJL may also trade the cash and forward markets, including the interbank market and exchange of futures for physicals (“EFPs”) for its client accounts.

The trading strategy is designed to gain exposure to opportunities in the majority of actively traded market groups, while simultaneously limiting, to the extent possible, the exposure in any one particular group.  The intent of this policy is to increase, on a systematic basis, opportunities for gain, decrease risk, and provide more consistent returns.  Especially in view of the above, there may be times, due to market and other conditions, when trading is not well diversified; in fact, on occasion, there may be a heavy concentration of a given commodity (such as Brent crude) or a commodity complex (such as energies) which could result in a greater return or risk to the account.

2.	Risk Management

GAJL estimates that for the program, which targets 10% annualized volatility, approximately 5%-10% of a client account’s net asset value on both an intraday and overnight basis will be committed to margin at any one time.  However, margin usage may, from time to time, be greater or less than this range, depending on market conditions, current margin requirements and changes in account equity.

3.	Client Rebalancing

GAJL seeks to ensure that market risk and return are appropriately balanced across clients in proportion to each client’s account equity.  GAJL regularly balances clients’ exposure to net position in each futures contract, or option on futures contract accordingly.

Trades are allocated during the month on a ticket-by-ticket basis according to volume and price sequence parameters determined near the beginning of the month with client account equities.  As the program’s net contract positions are added to or reduced, each client’s exposure to the Program’s net position in a contract under this method may not exactly equal its proportionate level of risk as represented by its account equity.  To correct these risk imbalances, at its discretion GAJL makes trades on a regular basis which rebalance client account risks to what they should be given each client’s account equity.  GAJL may simultaneously reduce a position for one client while adding to a position for another client at prevailing market prices to adjust each client’s risk to its appropriate level given their account size as a proportion of the Program’s overall assets under management.  Discretion includes employing knowledge of a contract’s volatility and the size of the necessary rebalancing trades, and balancing that need with the desire to minimize slippage and commissions for clients.  Near the beginning of each month, GAJL rebalances each client account to reflect their proportion of the net equity in the Program.

Modification

GAJL does not intend to alter its primary reliance on a combination of outside source data in conjunction with internally developed proprietary trading systems that evaluate technical and fundamental indicators deemed relevant by GAJL to evaluate trading opportunities.  However, GAJL reserves the right to make minor adjustments to its risk management and other trading policies.

4.	Haar Capital Management LLC

Introduction

Haar Capital Management LLC is a Delaware limited liability company engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests (collectively, “futures interest contracts”) on United States and foreign exchanges and markets.  Haar manages accounts for trading in futures interest contracts on a discretionary basis and its trading methodologies are speculative in nature.

Haar has been registered with the CFTC as a commodity trading advisor and has been a member of the NFA since September 21, 2005.

Haar has one principal, Stanley Haar, who has been the sole Member and President of Haar since its inception.  Mr. Haar is responsible for making trading decisions for Haar.

Haar Principals

Stanley P. Haar formed Haar Capital Management LLC on August 1, 2005, after resigning from his position as a financial consultant at Smith Barney (Citigroup), a global financial services firm, where he had been employed since May 2002.  Mr. Haar has been registered as an associated person and member of the NFA and listed as a principal of Haar Capital Management LLC since September 21, 2005.  Mr. Haar was registered from February 11, 2003 to August 1, 2005 as an associated person of Citigroup Capital Markets, a broker dealer and futures commission merchant providing securities and futures brokerage services.  At Citigroup Capital Markets Mr. Haar focused on providing commodity trading advice to retail futures clients.  Before joining Smith Barney, Mr. Haar spent three months (February 2002-May 2002) focused on proprietary commodity trading and investments, during which time he was not employed.  From November 1997 to February 2002, Mr. Haar was manager of international business development for Franklin Templeton Investments, a global investment money management organization.  He provided legal, administrative and marketing support for the successful start-up of Bradesco Templeton Asset Management Ltda., a joint venture money management firm with one of Brazil’s largest banks.  Mr. Haar also served on the investment committee of the Fundo Bradesco Templeton de Valor e Liquidez, a corporate governance equity fund, with portfolio management responsibility for the agribusiness and textile holdings in the fund.  From June 1996 to October 1997, Mr. Haar was vice president of Camas International, an agricultural technology company located in Pocatello, Idaho.  From July 1993 to June 1996, he was employed as an agribusiness and marketing consultant for Olivia Foods, Peaceworks LLC and other Israeli clients.  From September 1989 to June 1993, Mr. Haar was a graduate student at Stanford University.  Earlier in his career, Mr. Haar spent a total of 8 years with Continental Grain Company (from June 1977 to October 1980 and from November 1984 to August 1989), a commodity trading corporation, holding various trading and management positions in the United States and Latin America.  For three years, from February 1986 through August 1989, he was the commercial director of Brazilian operations, with trading and risk management responsibilities for a soybean processing plant, country elevator network, vegetable oil refinery, feed mill, integrated poultry division, and grain export terminals.  Mr. Haar also worked as an associated person from November 1980 to June 1982 for Shearson/American Express a registered futures commissions merchant, and from June 1982 to December 1983 for Ace America, Inc., a registered futures commission merchant and from December 1983 to October 1984 at Prudential Equity Group, LLC, a futures commission merchant providing retail futures and options trading services.  At all three firms, Mr. Haar was involved in commodity futures trading and providing brokerage services to retail clients.  Mr. Haar received a BA degree in Economics and International Studies from the School of International Service at American University (1971).  He earned his degree in two calendar years with the highest GPA in university history, and was awarded a National Science Foundation Fellowship for graduate study in economics.  In 1971-72, Mr. Haar was a Fulbright Scholar in Brazil, where his research focused on the International Coffee Agreement.  Mr. Haar holds three graduate degrees from Stanford University: MBA (1977) from the Graduate School of Business, MA (1990) from the Food Research Institute (concentration in futures markets and international trade), and JD (1993) from Stanford Law School.  He has written articles on futures markets and international investments for publications such as Commodities Magazine and the Global Finance Journal.  In addition to managing Haar Capital, Mr. Haar spends approximately five hours per week serving as a consultant to Gould Asset Management, LLC, a registered investment advisor based in Claremont, California.  Gould Asset Management, LLC manages equity and fixed income portfolios and does not engage in futures trading.

Haar and its principal, Mr. Haar, may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts.  Such trades may or may not be in accordance with the Haar trading program described below.  It is possible that Haar and/or its principals may from time to time be inadvertently competing with the trust for similar futures interest contract positions in one or more markets or may take positions in their proprietary accounts which are opposite the positions taken for the trust.  Haar will permit its investors to see records relating to the performance of accounts and allocations of orders among Haar’s various clients and even proprietary trading results, while maintaining required confidentiality of its investors.

Haar and Mr. Haar do not have a beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil or criminal proceedings against Haar or Mr. Haar, that are pending, are on appeal or have concluded at any time since inception.

Trading Program

The following description of Haar, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of Haar’s trading strategy relates to Haar generally and not to the trust itself.

Haar is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests (collectively, “futures interest contracts”) on United States and foreign exchanges and markets.  As of the date of this prospectus supplement, Haar offers its clients three trading programs.  Haar’s “Discretionary Commodity Trading Program” is utilized in Haar’s management of assets on behalf of the trust.

Discretionary Commodity Trading Program Methodology

Haar’s Discretionary Commodity Trading Program is designed to achieve the capital appreciation of its client’s assets through the speculation in financial and commodity futures and options contracts in market sectors including, without limitation, currencies, metals, financials, energies, softs, livestock, grains, and equity indices.  In managing the accounts of customers, the Discretionary Commodity Trading Program uses a primarily fundamental strategy although technical analysis may also be employed to help determine specific entry and exit points and the placement of stop-loss orders.  Haar believes that commodity price changes occur due to changing fundamental factors; Haar seeks to achieve profit from longer-term trends that develop due to those changing factors.  Among the fundamental factors to be analyzed will be product supply and demand outlook, projected carryout stocks as a percentage of consumption, weather developments and forecasts, economic trends, and government policies.  Based on its experience in managing commercial and speculative trading positions, and recognizing that future states of the world cannot be known with certainty, the advisor seeks to identify skewed risk-reward opportunities; i.e., situations in which the probability of a large gain is seen as being approximately equal to the probability of a small loss.  Haar may refrain from trading most markets at any given time, based on its assessment of neutral or unattractive risk-reward conditions.  In addition to outright long and short positions, trading strategies may include inter and intra-market spread positions and the use of commodity options.

Haar, at its discretion and according to its research, may add to or delete from the markets traded in each portfolio.  The actual portfolio balance and number of markets traded may depend, in part, on the size of the trust’s account.

Implementation of Trading Programs

The trading strategies utilized by Haar may be revised from time to time by Haar as a result of ongoing research and development, which seeks to devise new trading strategies, as well as test methods currently employed.  The trading strategies used by Haar in the future may differ significantly from those presently used, due to the changes, which may result from this research.  Haar reserves the right to utilize, implement or modify any trading strategy (including but not limited to technical factors, markets traded and or money management principles) available to it from time to time.  There can be no assurance that Haar’s approach to trading will yield the same results as it has in the past.

Risk Management

Haar utilizes certain risk management tools, including stop-loss orders and portfolio diversification.  Haar also manages risk by varying the size of positions based in part on an assessment of market volatility.  To manage these risks, Haar evaluates the volatility and correlation across multiple markets, as well as projected price behavior in response to specific market-moving events, consistent with managing longer-term risks and evaluating longer-term trends.  No assurances can be made, however, that the historical market correlations will occur or persist in all market conditions.

5.	John W. Henry & Company, Inc.

Introduction

John W. Henry & Company, Inc. (“JWH”), a Florida corporation, began managing assets in 1981 as a sole proprietorship and was later incorporated in 1982 to conduct business as a commodity trading advisor.  JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431.  JWH’s registration as a commodity trading advisor became effective on November 26, 1980, and as a commodity pool operator on May 23, 2006.  JWH is a member of the NFA in these capacities.  “JWH®” is the registered trademark of John W. Henry & Company, Inc.

JWH has eight principals:  John W. Henry, Kenneth S. Webster, CPA, Matthew J. Driscoll, Kevin S. Koshi, David M. Kozak, Edwin B. Twist, Kenneth L. Mahes, and John W. Henry Trust, as an entity principal of JWH.

JWH Principals

Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust u/a dated July 27, 1990.  He is also a member of the JWH Investment Policy Committee.  In addition, from September 5, 1990 to September 14, 2001 and since January 10, 2006 (due to his indirect ownership through the Trust described above) he has been a principal of Westport Capital Management Corporation (WCM), an affiliate of JWH registered as a commodity pool operator with the NFA; he has been registered as an associated person of WCM since September 14, 1990.  He has been a principal of JWH since November 19, 1980 and an associated person of JWH since August 10, 1987.  Previously, Mr. Henry was a principal of JWH Asset Management, Inc. (JWHAM) from July 9, 1996 through February 2, 2000, JWH Financial Products, Inc. (JWHFP) from January 6, 1997 through February 10, 2002, JWH Investment Management Inc. (JWHIMI) from July 7, 2000 through July 25, 2006, and Global Capital Management Limited (GCM) from May 18, 1990 through April 30, 2008.  These firms were registered as commodity pool operators and/or commodity trading advisors: GCM operated a commodity pool offshore; JWHAM, JWHFP and JWHIMI never conducted or engaged in any business activities.  At JWH, Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors.  JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations.  Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation (ELC), a corporation wholly owned by Mr. Henry, and sublicensed by ELC to JWH and used by JWH in managing client accounts.  ELC began its operations in December 1990 and its sole business is licensing trading systems from Mr. Henry and sublicensing them to JWH.  Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

Mr. Henry has served on the Boards of Directors of the Futures Industry Association (FIA), the National Association of Futures Trading Advisors (NAFTA), and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association (NFA).  He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger.  Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association.  In December 2005, Mr. Henry was named as a trustee of The Massachusetts General Hospital and The General Hospital Corporation, both of which are located in Boston, Massachusetts.  Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to activities in businesses other than JWH and its affiliates.  From January, 1999 until February, 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC.  Since February, 2002, Mr. Henry has been Principal Owner of New England Sports Ventures, LLC; its portfolio of companies includes: 100% of the Boston Red Sox, a Major League Baseball club; 80% of New England Sports Network, a regional sports television network; 100% of Fenway Sports Group, a sales and marketing company; and 50% of Roush Fenway Racing, a NASCAR racing team; and 100% of Liverpool FC, a professional  English football (soccer) team.  He holds comparable positions with the individual business entities engaged in these activities.  Mr. Henry is regularly involved in the businesses of New England Sports Ventures with professional management of the entities owned by New England Sports Ventures.

Mr. Kenneth S. Webster, CPA is president and chief operating officer.  He is responsible for the day-to-day management of the firm.  Since January 7, 2003 Mr. Webster has also been a principal (as treasurer, a director and president) of WCM; he has been registered as an associated person of WCM from July 22, 1997 to November 12, 1997, and from January 6, 2003 to the present.  Since April 23, 2004 he has been a principal (as treasurer, director and chief executive officer) of JWH Securities, Inc., a broker dealer registered with FINRA, an affiliate of JWH.  Previously, Mr. Webster was a principal (as treasurer) of JWH Investment Management, Inc. from February 2, 2004 through July 25, 2006, and a principal (as director and president) and associated person of Global Capital Management Limited from January 7, 2003 through April 30, 2008.  Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility.  Mr. Webster has been a principal of JWH since January 2, 2001; he was also a principal of JWH from October 29, 1997 to October 22, 1998.  He has been registered as an associated person of JWH since June 30, 1997.  Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994.  From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice; PricewaterhouseCoopers (the successor to Coopers & Lybrand) is one of the world’s largest professional services firms.  It was formed in 1998 from a merger between Price Waterhouse and Coopers & Lybrand, both formed in London.  PricewaterhouseCoopers is now a Big Four auditor, alongside KPMG, Ernst & Young and Deloitte Touche Tohmatsu.  Mr. Webster received a B.B.A. in Accounting from Pace University.

Mr. Matthew J. Driscoll is a senior vice president, chief investment officer, director of research and a member of the JWH Investment Policy Committee.  He is responsible for the overseeing all trading activity, as well as coordinating and managing research activities.  Mr. Driscoll became a principal of WCM on January 16, 2009.  He is Vice President of WCM for administrative and trading purposes.  Mr. Driscoll joined JWH in 1991 as a member of the trading department and he became a principal of JWH June 10, 1997.  Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation.  He attended Pace University.

Mr. Kevin S. Koshi is a member of the JWH Board of Directors, a senior vice president of JWH, and a member of the JWH Investment Policy Committee.  He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments.  Mr. Koshi joined JWH in August 1988 as a professional in the finance department and since 1990 has held positions of increasing responsibility in the trading department.  Mr. Koshi has been a principal of JWH since May 22, 1992.  He has been registered as an associated person of JWH since September 10, 1998.  He received a B.S. in Finance from California State University at Long Beach.

Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation.  Mr. Kozak has been a principal of JWH since October 24, 1995.  He has also been a principal of WCM since June 27, 1996.  Mr. Kozak is also secretary and director of WCM.  Previously Mr. Kozak was a principal (as secretary) of JWH Asset Management Inc. from July 9, 1996 through February 2, 2000, JWH Financial Products, Inc. (as secretary) from January 6, 1997 through February 10, 2002, JWH Investment Management, Inc. (as secretary) from July 7, 2000 through July 25, 2006, and Global Capital Management Limited (as a director) from February 2, 2004 through April 30, 2008.  Before joining JWH in September 1995, he had been a partner from June 1989 to August 1995 at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.

Mr. Kozak has served as chairman of the subcommittee on CTA and CPO issues of the Futures and Derivatives Regulation Committee of the New York City Bar Association.  He formerly served as a member of the NFA's Membership Committee, as well as the NFA's Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules.  Mr. Kozak formerly served as the secretary and a director of the MFA, as a member of MFA’s Executive Committee, and as chairman of its Government Relations Committee.  He received a B.A. from Lake Forest College, a M.A. from The University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Edwin B. Twist is a member of the JWH Board of Directors.  Mr. Twist joined JWH as internal projects manager in August 1991 and has been a director since 1993.  Mr. Twist has been a principal of JWH since July 26, 1993.  Mr. Twist was a principal of JWHIMI from January 19, 1996 to July 18, 1999 and from July 7, 2000 to July 25, 2006.  His responsibilities include assisting with internal projects.

Mr. Kenneth L. Mahes is a vice president and chief technology officer, responsible for the development and maintenance of all aspects of the JWH technology infrastructure.  Mr. Mahes became a principal of JWH March 20, 2007.  Since joining JWH in July 1996, Mr. Mahes has held positions of increasing responsibility where he has been responsible for the development and support of JWH’s trade execution, trade accounting and reconciliation systems as well as related reporting applications.  Prior to joining JWH, Mr. Mahes was a vice president for Bankers Trust Company, a bank, in charge of systems supporting the bank’s pension portfolio business for the Investment Management Division from July 1987 to June 1996.  From September 1986 to July 1987, Mr. Mahes worked for Merrill Lynch (a broker dealer) developing software for the Telecommunications group, which was responsible for keeping track of all telecommunications equipment that was used throughout Merrill Lynch and the payment of bills for this equipment.  From January 1984 to September 1986, Mr. Mahes worked for Dean Witter (a broker dealer) developing software for the Corporate Finance group, which was responsible for corporate transactions such as mergers and acquisitions, leveraged buyouts, and private equity financing.  Mr. Mahes attended Bernard M. Baruch College.

John W. Henry Trust is a listed NFA entity principal of JWH since November 27, 1990.

JWH and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If JWH or its principals engage in such trading, investors will not be able to inspect such records.

Neither JWH nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against JWH or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of JWH, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of JWH’s trading strategy relates to JWH generally and not to the trust itself.

Approximately 18% of the trust’s assets traded by JWH are committed as margin (this percentage will vary from month to month and can be significantly higher or lower than indicated).

JWH specializes in managing institutional and individual capital in the global futures, financial futures and foreign exchange markets.  Since 1981, JWH has developed and implemented proprietary trend-following trading techniques.  As of the date of this prospectus, JWH offers eight trading programs.

Investment Philosophy and Methodology

The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways.  This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit.  JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified.  JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points.  Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH believes that the behavior of markets is based on investors’ expectations, which may at times adjust slowly through time and manifest themselves in long-term price trends.  Markets do not adjust immediately to new information.  JWH’s investment decision process has been designed to analyze and exploit these trends.  JWH’s investment philosophy maintains that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process.  While prices may at first represent an over- or under-reaction to new information, prices eventually will reflect all relevant information.  In other words, anything that could possibly affect the market price of a commodity or financial instrument – including fundamental, political, or psychological factors – eventually will be reflected in the price of that commodity or instrument.  The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

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JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty.  Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events from which profit opportunities can arise.  JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.
How JWH Programs Can Make Money
Style, Timing and Market Characteristics

JWH’s investment programs have different combinations of style, timing, and market characteristics.  While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets.  This does not mean that one program will have higher returns than another or that a certain set of characteristics is preferable for one type of market.  Investment style differences are primarily based on the number of directional phases that investment programs use for markets – long, short or neutral – and how position sizes are determined, whether static or dynamic.  At times, an investment program may, for certain markets, use a style different from its primary style.  Timing – whether trends are recognized over a short to very long-term period – is a distinguishing characteristic of JWH investment programs.  JWH investment programs can also be distinguished by the markets they trade.

Trading

JWH programs will frequently maintain positions even when markets have short-term volatility or when no trends exist.  In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves.  Some JWH programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified.  While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time.  Once a JWH program has identified a long-term trend, positions will be maintained, even if losses are incurred in the short term.  While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process

JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity.  Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process.

By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unaffected by judgmental bias.

Disciplined Adaptation to Changing Market Conditions

JWH seeks to maintain a commitment to consistent portfolio construction and program integrity.  JWH generally has not changed the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time.  In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program.  JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets – all of which depend on professional experience and market knowledge.  These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Duration of Positions Held

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.  Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year.  Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks.  However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend.  Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Equity Drawdowns

Historically less than one-third of all trades made pursuant to JWH’s investment programs have been profitable.  Large profits on a few trades in positions that typically exist for several months have produced favorable results overall.  The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to-month composite basis was nearly 60%.  Another program incurred a loss, calculated on the same basis, in excess of 50%.  Measured on a day-to-day composite basis, those program drawdowns exceeded the monthly levels.  Prospective investors in the trust should understand that similar or greater drawdowns are possible in the future.

Discretionary Aspects

JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.  This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events.  Subjective aspects of JWH’s quantitative models also include the determination of position size in relation to account equity, when an account should commence trading, the investment of assets associated with additions, redemptions and allocations, contracts and contract months traded, and effective trade execution.

Program Modifications

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies.  The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels.  In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity.  JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time.  As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity.  Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant.  The managing owner will generally not be informed of any such changes.

Adjusting the Size of Positions Taken

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as equity in the account from trading profits increases.  JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions.  In the case of declines in equity, position sizes are generally maintained in spite of any trading losses.  Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset, and decreasing in profitable market conditions until systematic adjustments are made.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs.  Such adjustments may not be made for all JWH programs.  Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs.  Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense.  No assurance is given that such adjustments will result in increased program profitability.  JWH reserves the right to alter, at its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool Accounts

Investors purchase or redeem units at net asset value on the close of business on the last business day of the month.  In order to provide market exposure commensurate with the trust’s equity on the date of these transactions, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading.

Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month.  No assurance is given that JWH will be able to achieve the objectives described above in connection with trust equity level changes.  The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities

JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price.  Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities.  Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss, and the like.  There is no limitation on daily price movements of cash, swap, or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity.  The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

Reliance on Timely and Accurate Market Data

JWH’s ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes.  If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored.  Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices.  JWH’s traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade.  Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange.  In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them.  Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade.  Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached.  As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions.  JWH receives price data electronically.  Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages.  Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information, hardware and software providers, and for interruption of means of communication.  Because all of the data required for JWH’s trading is provided from third parties, JWH, cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Business Interruption Risk

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities.  JWH continued its trading operations during those periods without interruption from backup locations.  Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the backup precautions it has established.  JWH has a business continuity plan in place, but it cannot guarantee that business interruption events will not have an impact on its operations.

6.	NuWave Investment Management, LLC

Introduction

NuWave Investment Management, LLC, a Delaware limited liability company, was founded in August 2006 and is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests (collectively, “futures interest contracts”) on United States and foreign exchanges and markets.  NuWave trades futures interest contracts including, but not limited to, contracts in agricultural items, energy products, financial instruments and indices, foreign currencies, and metals.  NuWave manages accounts for trading in futures interest contracts on a discretionary basis and its trading methodologies are speculative in nature.

NuWave has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since August 29, 2006 and has been a member of the NFA in such capacities since August 29, 2006.

From February 1993 through August 2006, NuWave provided trading advice to its clients through its affiliate NuWave Investment Corp., a Florida corporation.  Troy W. Buckner has been the owner and President of NuWave Investment Corp. since its inception.

NuWave has three principals:  Troy W. Buckner, John S. Ryan, and Yury V. Orlov.

NuWave Principals

Troy W. Buckner has been a principal of NuWave since August 25, 2006, and an associated person and NFA associate member of NuWave since August 29, 2006.  Mr. Buckner has also been a principal of NuWave Investment Corp. since February 24, 1993, as well as a NFA associate member since July 3, 2002 and an associated person since July 23, 2002.  Mr. Buckner is the Manager of NuWave and the President of NuWave Investment Corp.  Mr. Buckner is an industry veteran who began his career at Salomon Brothers, Inc., an investment bank, as a derivatives and portfolio sales specialist in June 1986.  In February 1989, Mr. Buckner left Salomon Brothers to trade energy derivatives proprietarily at George E. Warren Corporation, a private energy wholesale distributor and trading firm, and in January 1991 started his own business to focus on the design and implementation of sophisticated trading models that would eventually support NuWave Investment Corp.  Mr. Buckner formed NuWave Investment Corp. in the beginning of 1993, at which time he registered with the NFA as a commodity trading advisor on February 24, 1993.  He later transferred his commodity trading advisor registration to NuWave Investment Corp. in 2000.  Mr. Buckner joined Classic Capital Inc., a commodity trading advisor and a registered investment adviser, as a principal in January 1994 with responsibility for the design and execution of both futures and U.S. equity investment models.  In June 1995, Mr. Buckner joined Hyman Beck & Company, a commodity trading advisor, as a principal to develop systematic, investment strategies capable of trading the world’s liquid futures and currency markets.  His extensive research into innovative, non-correlated investment programs is complemented by years of trading experience and an in-depth understanding of market theory.  During the time that he was employed by Classic Capital Inc. and Hyman Beck & Company, Mr. Buckner maintained NuWave Investment Corp., although no business was conducted through the corporation.  From March 24, 2003 through June 26, 2007, Mr. Buckner was a principal and associated person of Mt. Kemble Futures, LLC, a registered introducing broker set up to service the needs of clients in need of a clearing relationship.  Mr. Buckner graduated Magna Cum Laude from the University of Delaware in 1984 with a double major (finance/accounting) and a minor (economics) before earning his M.B.A from the University of Chicago in 1986.

John S. Ryan has been a principal, an associated person, and a NFA associate member of NuWave since August 29, 2006.  He has also been a principal of NuWave Investment Corp. since May 16, 2001, as well as an associated person since April 5, 2001 and an associate member of the NFA since December 14, 2001.  Mr. Ryan began his career in December 1988 at IBM (International Business Machines Corp.), a manufacturer of computers and computer-related technology, where he designed corporate networks in New York City.  Specializing in systems and communications, he implemented custom solutions for top New York City law firms and universities.  In March 1993, Mr. Ryan was recruited by Hyman Beck & Company, a commodity trading advisor, to head its technology effort, where he held the titles of Principal and Director of Technology.  He is credited with helping to build the infrastructure and research effort that was critical to Hyman Beck’s success up until the time of his departure in February 2001.  Since joining NuWave Investment Corp. in March 2001 as Chief Technology Officer and Chief Operating Officer, Mr. Ryan has also been actively involved with research and development, where his programming and quantitative skills have been utilized in the design of NuWave’s trading systems and electronic trading infrastructure.  Mr. Ryan earned his B.B.A degree in Computer Information Systems from Bernard Baruch College, City University of New York.

Yury V. Orlov has been a principal of NuWave since August 25, 2006, and an associated person and NFA associate member of NuWave since August 29, 2006.  Dr. Orlov has also been a principal and associated person of NuWave Investment Corp. since July 19, 2005, and an associate member of the NFA since July 15, 2005.  Dr. Orlov began his professional career in April 1986 at the Nuclear Physics Institute, Moscow State University, where he held the title of Research Scientist until October 2003.  NuWave Investment Corp. engaged Dr. Orlov as an off-site consultant beginning in September 1997, and by January 2000 he had become integral in the design of NuWave’s advanced electronic execution and modeling software.  In October 2003, Dr. Orlov moved to the United States, joining NuWave in its New Jersey offices.  Dr. Orlov’s expertise is in the area of pattern recognition, genetic algorithms, time series analysis, and programming.  He obtained his Master's Degree in Physics in January 1983 and his PhD in Time Series Segmentation and Pattern Recognition, both from Moscow State University.  Dr. Orlov has authored or co-authored more than 50 publications relating to his specialties and has been published in several scientific journals.

NuWave Investment Corp. is a Florida corporation.  NuWave Investment Corp. has been listed as an entity principal of NuWave since February 13, 2009.

NuWave Principals LLC is a Delaware limited liability company.  NuWave Principals LLC has been listed as an entity principal of NuWave since February 13, 2009.

NuWave and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts.  Such trades may or may not be in accordance with the NuWave trading program described below.  It is possible that NuWave and/or its principals may from time to time be inadvertently competing with the trust for similar futures interest contract positions in one or more markets or may take positions in their proprietary accounts which are opposite the positions taken for the trust.  If NuWave or its principals engage in such trading, investors will not be able to inspect such records or NuWave’s written policies related to such trading.

Neither NuWave nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil or criminal proceedings against NuWave or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Strategy

The following description of NuWave, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of NuWave’s trading strategy relates to NuWave generally and not to the trust itself.

NuWave offers the “Combined Futures Portfolio” for investment.  The Combined Futures Portfolio pursues a unique multi-strategy approach to investing in many of the world’s most liquid financial and commodities markets, offering investors the potential to achieve compelling risk-adjusted returns in a variety of market environments while also providing significant diversification and non-correlation benefits relative to both traditional investments and other hedge fund strategies.

NuWave’s systematic trading methodologies employ a sophisticated form of “pattern recognition” theory to identify and capture repetitive historical tendencies in price movement that occur across a broad array of markets and time horizons.  The repetitive nature of these “patterns” results from a wide variety of technical and fundamental factors, including, among other things, the prospects for global economic growth, the prevailing environment for interest rates, the effects of dramatic geopolitical shocks and the cyclicality of seasonal or weather-related concerns.  NuWave defines a unique matrix of logical and mathematical values associated with a given time series in order to define a “profile” of current price activity for a specific market.  Thereafter, pattern recognition algorithms are utilized to interpret the significance of each time series profile within the context of history so as to identify directional trading patterns.  Although no two “profiles” are identical, similar profiles can be identified from which one may infer directional price opportunities.  These opportunities often differ significantly, varying in terms of duration (ranging from mere hours to many months) and direction (at times running with the prevailing trend, while at other times runner counter to the prevailing trend).  The result is a unique return profile that is distinct from, and less correlated with, those offered by both traditional investments and other hedge fund strategies.

The Combined Futures Portfolio is actually comprised of three distinct sub-programs: the Long-Term Pattern Recognition Program (formerly, the Alpha Program), the Intermediate-Term Pattern Recognition Program (formerly, the Pattern Recognition Program), and the Short-Term Pattern Recognition Program (formerly, the Beta Program).  While each sub-program trades the same set of broadly diversified markets (with approximately 60% of market exposure being derived from financial futures (such as stock indices, fixed income and currencies) and approximately 40% of market exposure being derived from commodity futures (such as energies, metals, grains, softs and meats)), each sub-program is also differentiated by a unique trading style and time frame.  The aggregate portfolio is therefore broadly diversified across markets, time horizons and trading styles.  Furthermore, NuWave believes, based upon its proprietary research, that the performance of each of the three sub-programs exhibits a substantial degree of non-correlation with one another, as well as with other investment strategies.

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Long-Term Pattern Recognition Program (“LTPR”).  The LTPR generally seeks to identify long-term directional trading opportunities (with an average holding period of three months or longer), yet does so in a fashion that differs significantly from many traditional long-term “trend following” strategies.  The LTPR employs a series of proprietary pattern recognition algorithms to highlight long-term divergence-oriented trading opportunities that may be consistent with, or counter to, the prevailing long-term trend, often identifying such trading opportunities in advance of other market participants.  The result is a strategy that exhibits significantly less correlation to traditional long-term “trend following” strategies.

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Intermediate-Term Pattern Recognition Program (“ITPR”).  The ITPR generally seeks to identify repetitive historical tendencies in price, from which one may infer directional trading opportunities of medium-term duration (with an average holding period of approximately one to two months).  The ITPR is premised upon the notion that markets exhibit a certain degree of repetitive price action that is non-random in nature, and complex pattern recognition algorithms are utilized in an effort to analyze current pricing patterns within the context of a particular market’s historical pricing tendencies.  The probabilistic nature of the methodology emphasizes those instances in which there is a significant likelihood that prices will move in a particular direction over a certain time horizon.

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Short-Term Pattern Recognition Program (“STPR”).  The STPR is designed to capitalize on the more random nature of short-term price movements within certain markets (with an average holding period of approximately two to three weeks).  The STPR seeks to identify divergence-oriented trading opportunities of short-term duration through the analysis of repetitive price behaviors within a given market, offering a non-correlated complement to both the LTPR and the ITPR.  The more selective nature of the STPR’s pattern recognition algorithms result in a short-term trading strategy that is not consumed by high velocity trading costs.

In the future, other sub-programs and/or markets may be included in the Combined Futures Portfolio at the discretion of NuWave, and client accounts participating in the Combined Futures Portfolio may be leveraged in a manner that reflects the addition of other sub-programs.  Allocation and leverage decisions are made by NuWave, with the aid of certain research studies and other experience, in an effort to minimize risk and maximize profit opportunities.

7.	Dominion Capital Management Institutional Advisors, Inc.

Introduction

Dominion Capital Management Institutional Advisors, Inc. (“DCMIA”, or “Dominion”) is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests across a portfolio which includes global stock index futures, global interest rate futures, commodity futures, and foreign exchange markets.  Dominion manages customer accounts with a disciplined, systematic trading and risk management approach.  Dominion’s principal business address is 12935 S. West Bayshore Drive, Suite 420, Traverse City, Michigan 49684.  Dominion’s phone number is (231) 995-4412, and its facsimile number is (231) 995-4450.

Dominion is a Michigan corporation incorporated in March 2010 and registered with the CFTC as a commodity trading advisor in March 2010.  Dominion is an affiliate of Dominion Capital Management, Inc., an Illinois corporation (“DCM”).  DCM was incorporated in May 1994 and was registered with the CFTC as a commodity trading advisor in July 1994 and as a commodity pool operator in August 1999 and has been a NFA member since July 1994.  DCMIA and DCM both operate under the assumed name of Dominion Capital, and are both wholly-owned by Scott A. Foster, a NFA-listed principal and associated person.

DCMIA has three principals:  Scott A. Foster, Joseph H. Vanderbosch and Gregory J. Donahue.  Mr. Foster is responsible for making trading decisions for DCMIA.

Dominion Principals

Scott A. Foster is the President, Chief Executive Officer, sole shareholder and the sole director of Dominion and has also been a principal and associated person of DCM since July 1994 and DCMIA since March 2010.  Mr. Foster is responsible for all investment decisions made by Dominion and the development of all trading models, money and risk management strategies, portfolio selection and ongoing research and product development utilized by Dominion.  Prior to forming Dominion in May 1994, Mr. Foster was Senior Trader and an associated person of A.O. Management Corporation (which later changed its name to Abacus Trading Corporation), a registered CTA, from June 1991 through February 1994, at which time Mr. Foster left his employment to spend March through April 1994 laying the groundwork for DCM.  His responsibilities at A.O. Management Corporation included research and development of technical and fundamental trading models, product development, and supervising execution and trading desk activities.  From October 1988 through June 1991 Mr. Foster was President of and responsible for all investment decisions made by The Dominion Financial Group, Ltd., a private trading company.  Mr. Foster holds a Bachelor of Arts degree from Grove City College.

Joseph H. Vanderbosch is Executive Vice President of Marketing and Client Services and a principal and associated person of DCM since March 2003 and DCMIA since March 2010.  Mr. Vanderbosch has been a NFA associate member of DCM since February 2003 and DCMIA since March 2010.  He is responsible for maintaining client relationships and new business development.  Mr. Vanderbosch earned a bachelor’s degree in Psychology from Colorado College in Colorado Springs, Colorado.

Gregory J. Donahue, Esq. is General Counsel and Vice President of Dominion.  He has been a principal of DCM since April 2006 (and was also a principal of DCM from May 2001 to September 2004) and has been listed as a principal of DCMIA since March 2010.  Mr. Donahue joined Dominion in July 2000 and is responsible for providing the firm with guidance on all legal issues including corporate operation/governance and regulatory compliance, as well as overseeing all of Dominion’s day-to-day internal business operations.  Prior to joining Dominion, Mr. Donahue was an associate attorney with Stark, Regan & Finnerty, P.C. in Troy, Michigan (July 1996 through September 1997) and Brandt, Fisher, Alward and Roy, P.C. (October 1997 through July 2000), where he practiced in the areas of corporate law, transactional law, mergers and acquisitions and commercial finance.  Mr. Donahue was admitted to the Michigan Bar in November 1996.  Mr. Donahue obtained his Juris Doctor degree from Wayne State University in May 1996 and his Bachelor of Science degree from the University of Michigan in May 1993.

Dominion and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If Dominion or its principals engage in such trading, investors will not be able to inspect such records.

Dominion, its principals, and key personnel do not have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil or criminal proceedings against Dominion or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Strategy

The following description of Dominion, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of Dominion’s trading strategy relates to Dominion generally and not to the trust itself.

Dominion provides trading advisory services to customers with respect to futures contracts, forward contracts, and other futures-related interests across a portfolio which includes global stock index futures, global interest rate futures, commodity futures, and foreign exchange markets.  Dominion’s “Sapphire Program” is utilized in Dominion’s management of assets on behalf of the trust.  The Sapphire Program and its systems and methodologies are beneficially owned and controlled by Scott A. Foster, but are licensed to Dominion.  Scott A. Foster is primarily responsible for overseeing Dominion’s trading decisions.

Sapphire Program Philosophy and Methodology

The Sapphire Program was developed by Scott A. Foster through intense research, development and refinement drawn from his experiences and observations that span over three decades of managing client assets.  While the trading approach is deeply rooted in philosophical concepts and principles, the program models, system methodologies and trading applications are highly technical in nature and use momentum, volatility, and pattern recognition to generate buy and sell signals.  All models in the Sapphire Program have no long or short bias and ignore major trends.  The trading is exclusively short-term (approximately 1-5 days), with an average holding period of approximately 2½ days.  Within this time period, Dominion believes that price action is driven primarily by fear, greed, and money flow.  Through the innovative application of concepts and ideas researched, tested and applied with cutting edge technology, Dominion’s models attempt to quantify and exploit this “psychology of trading” in the major global financial markets.

Portfolio and Risk Management

The cornerstone to Dominion’s approach to the markets is aggressive risk management.  Dominion’s traders monitor the markets 24 hours a day, implementing Dominion’s disciplined, systematic trading and risk management strategies.  Dominion uses proprietary risk management software to monitor exposure and risk real-time (by position, sector, and portfolio).  Money and risk management is dynamic and adjusts to different market conditions.

The Sapphire Program portfolio currently contains global stock index futures, global interest rate futures, commodity futures, and foreign exchange markets.  Margin to equity is generally not expected to exceed 40% of the trading level of the account (average margin to equity ranges from 5-10%).  The number of round turns per each $1,000,000 in a client account is generally not expected to exceed 5,000 in any consecutive 12-month period.

Following is a list of markets currently monitored and/or traded in Dominion’s Sapphire Program; however, Dominion reserves the right to add or delete contracts without prior notification to the client:

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Stock Index Contracts: Dow Jones, S&P 500, CAC 40, DAX, FTSE 100, MIB, AEX, Kospi, Bovespa, SPI 200, Nikkei 225 (Osaka & Singapore), Hang Seng, Russell 2000, Nasdaq 100, Taiwan Stock Index, and Euro Stoxx.

•	Commodity Contracts: Coffee, Silver, Sugar, Gold, Cocoa, Heating Oil, Cotton, Copper, Crude Oil, Soybeans, Natural Gas, Wheat, Unleaded Gas, Live Cattle, Brent Crude, Gas Oil, Live Hogs, and Corn.

•	Foreign Exchange: Dollar/Yen, Dollar/Swiss, Euro/US Dollar, Pound Sterling/Dollar, Pound Sterling/Yen, Euro/Yen, Aussie/Dollar, Dollar/Canada, Dollar/Rand, and Peso/Dollar.

•	Interest Rate Contracts: US Bond, Euro Bund, Japanese Government Bond, British Long Gilt, US 10yr, US 5yr, Bobl, Schatz, and Aussie 10yr.

8.	Trigon Investment Advisors, LLC

Introduction

Trigon Investment Advisors, LLC, (“Trigon”) is a Delaware limited liability company formed in October 2002 by Mr. Paul D. Mastroddi and Mr. Ante Basic.  Trigon is engaged in the business of providing trading services to customers with respect to futures contracts, forward contracts, and other futures related interests (collectively, “futures interest contracts”) across different global asset classes.  Trigon manages accounts for trading in futures interest contracts on a discretionary basis and its trading methodologies are speculative in nature.

Trigon has been registered with the CFTC as a commodity trading advisors and commodity pool operator and has been a member of the NFA since April 4, 2003.  Trigon has two principals: Paul D. Mastroddi and Ante Basic.  Mr. Mastroddi and Mr. Basic are responsible for making trading decisions for Trigon.

Trigon Principals

Paul D. Mastroddi is the co-founder and portfolio manager of Trigon.  He is a principal, associated person, and NFA associate member of Trigon since April 2003.  Mr. Mastroddi is an economist by training, with a Ph.D. in economics from Yale University (June 1985).  He was an economist at JPMorgan Chase, an investment bank and global financial services firm (September 1985 to June 1996), where he was managing director and chief U.S. economist.  Mr. Mastroddi was ranked one of the top economists on Wall Street in the mid-1990s in polls such as those conducted by Institutional Investor and Greenwich Associates.  Mr. Mastroddi began his career as an investment manager at Lattanzio Group, an alternative asset management company, where he ran the macro overlay for an equity-oriented hedge fund (July 1996 to December 1997).  From December 1996 to July 1998, Mr. Mastroddi was a principal, associated person and NFA associate member of Lattanzio Group LLC.  He was a principal of Lattanzio Capital LLC from December 1996 to July 1998 and an associated person and NFA associate member of Lattanzio Capital LLC from January 1997 to July 1998.  In January 1998, the Lattanzio partners joined Omega Advisors, an alternative asset management company, as a group and Mr. Mastroddi briefly advised and traded for Omega Advisors (January 1998 to December 1998).  From February 1998 to March 1999 he was an associated person and NFA associate member of Omega Associates LLC.  Mr. Mastroddi had sole responsibility for managing up to $100 million in capital at Moore Capital Management, an alternative asset management company (January 1999 to December 2000).  From October 1999 to February 2001 he was an associated person and from August 1999 to February 2001 he was NFA associate member of Moore Capital Management LLC.  Mr. Mastroddi worked at MLC, a private investment fund, and along with Mr. Basic jointly managed their alternative and traditional investment portfolios (January 2001 to September 2002).  From July 2001 to June 2004 he was an associated person and from June 2001 to June 2004 he was NFA associate member of MLC International Investment Group LLC.  Mr. Mastroddi and Mr. Basic co-founded Trigon in October 2002.

Mr. Mastroddi graduated in June 1981 from Fordham University with a B.A. in Economics and Philosophy.  He received his M.A., M.Phil. and Ph.D. in Economics from Yale University in June 1985.

Ante Basic is the co-founder and portfolio manager of Trigon.  He is a principal, associated person, and NFA associate member of Trigon since April 2003.  He started his career at JPMorgan Chase, an investment bank and global financial services firm, (January 1990 to June 1996).  During his tenor at JPMorgan Chase, Mr. Basic worked as a fund analyst and head trader of a quantitative trading group responsible for portfolio management, research and development of systematic and quantitative trading strategies.  From February 1993 to May 1994 he was an associated person and NFA associate member of JP Morgan Alternative Asset Management Inc.  Additionally, from October 1994 to April 1996 he was a principal and from May 1994 to April 1996, he was an associated person and NFA associate member of Chase Manhattan Global Trading Strategies Inc.  Mr. Basic was co-founder, President and head trader of Global Capital Markets Strategies, Inc., a commodity trading advisor and fund consulting company, from July 1996 to October 1999.  He was responsible for developing and implementing the firm’s systematic trading strategies.  From May 1999 to January 2000 he was a principal and from May 1997 to November 1999, Mr. Basic was an associated person and NFA associate member of Global Capital Markets Strategies Inc.  From November 1999 to July 2000, Mr. Basic was Senior Vice President of Refco Fund Holdings, an alternative asset management company, where he traded proprietary capital and oversaw the firm’s alternative asset division.  From June 2000 to July 2000 Mr. Basic was a principal and from February 2000 to July 2000 he was an associated person and from January 2000 to July 2000 he was a NFA associate member of Refco Fund Holdings LLC.  He was a principal of Refco Fund Management LLC from June 2000 to July 2000, and a principal, associated person and NFA associate member of Refco Alternative Investment Group LLC from June 2000 to July 2000.  Mr. Basic was managing director at MLC, a private investment fund, from August 2000 to September of 2002.  He co-managed with Mr. Mastroddi MLC’s alternative and traditional investment portfolios and managed a team of external and internal investment professionals.  From July 2001 to June 2004 Mr. Basic was an associated person and from June 2001 to June 2004 he was a NFA associate member of MLC International Investment Group LLC.  Mr. Basic and Mr. Mastroddi co-founded Trigon in October 2002.

Mr. Basic graduated from Brooklyn College of City University of New York with a B.S. in Business Management and Finance in December of 1989.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against Trigon or any of its principals, which are pending, are on appeal or have concluded any time since Trigon’s inception of trading.

Trading Strategy

The following description of Trigon, its trading methods and strategies is general and not intended to be exhaustive.  Additionally, the following description of Trigon’s trading strategy relates to Trigon generally and not to the trust itself.

Trigon Discretionary Macro Program

Trigon’s Discretionary Macro Program has been trading since 2007.  The program trades futures and over-the-counter currencies on a purely discretionary basis with a focus on fixed income, foreign exchange, equity indices and commodities.  Capital is allocated to two strategies.  Both strategies begin with Trigon’s fundamental framework, which is an assessment of economic and policy conditions that typically drive  markets including the stage of the business cycle (recession/expansion), the momentum of growth and inflation (accelerating/decelerating), the availability of credit and other fundamental issues.  But non-fundamental inputs are also very important to the strategies as well.

The Global Short-Term Interest Rate Strategy trades major fixed income rates markets in North America, Europe, and Asia.  Trading is both trend and countertrend and includes both flat price and spread positions.  This strategy pursues a methodology in which expectations for the future path of short-term rates are extracted from yield curves; quantitative screens identify value in calendar and inter-market spreads; volatility screens identify favorable risk/reward; the fundamental framework informs choice of trades that pass the method’s more quantitative hurdles.  Trading in short-term rates is unique in that expectations for central bank policy rates usually comprise virtually the majority of trading action and this elevates the importance of fundamental inputs.  Other inputs include volatility analysis and valuation models.

The Opportunistic Strategy trades foreign exchange, the long end of fixed income markets, equity indices and select commodities.  This strategy pursues a methodology in which the fundamental framework guides biases to be long or short in each of the major asset classes.  Additional inputs are then applied, including correlation analysis, volatility analysis and balance sheet analysis (for commodities).  Trades are often part of a theme, such as “global economic recovery” or “Australian economic outperformance.”  Thus, this strategy would be classified as “fundamental macro.”

The Discretionary Macro Program implements a three-stage risk control framework.  At the portfolio level, capital at risk is limited to 6% of the net asset value.  Thus if all stops are elected and all premium goes to zero (the program is never net short premium), then the maximum 24-hour drawdown is designed to be limited to 6% of the net asset value.  At the strategy level, the program’s risk is roughly evenly divided between the Global Short-Term Interest Rate and Opportunistic Strategies.  While some “borrowing” may occur (a strategy’s risk may edge above 3%), it would likely be modest.  This enforces diversification.  Finally, at the trade level, risk control is accomplished through trading of liquid markets with firm stops.  Trades typically risk about 35 basis points of the net asset value to a maximum of 70 basis points.

Ante Basic and Paul Mastroddi are the sole risk takers, and this has been the case for all programs since Trigon’s inception.

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Brokerage Arrangements

The Futures Broker

R.J. O’Brien & Associates, LLC is the trust’s futures broker.  The futures broker executes and clears the trust’s futures transactions and provides other brokerage-related services.  The futures broker is a Delaware limited liability company and a privately-owned futures commission merchant.  The futures broker is a founding member of the Chicago Mercantile Exchange and is a full clearing member of the Chicago Board of Trade, the New York Mercantile Exchange, the Commodity Exchange of New York, and the New York Board of Trade.

The futures broker, and its affiliated entities, are clearing members of principal exchanges around the world and have clearing relationships on all major international futures exchanges.  The futures broker is registered with the CFTC as a futures commission merchant and is a member of the NFA.

Certain employees of the futures broker are members of various futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearinghouses, and the NFA.  In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the trust.

In the ordinary course of its business, the futures broker is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the trust.

The trust and the futures broker have entered into a customer agreement that provides that, for as long as the trust maintains an account with the futures broker, the futures broker will execute and clear trades for the trust upon instruction of each trading advisor, and will be paid on a per-trade basis.  The customer agreement is terminable immediately upon notice by either party.  If for any reason the trust elects to terminate the customer agreement with the futures broker, no assurance may be given that the trust will be able to retain the brokerage services of another futures broker at the same commission rate.  The futures broker is responsible for execution and clearance of futures contracts (and options, which will only be purchased if the futures broker is able to sustain the entire loss of the premium and related transaction costs and will only be sold if the futures broker either owns the underlying futures contract or is able to withstand substantial financial losses) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the trust’s account.  The agreement provides that the futures broker will not be liable to the trust except for gross negligence or willful misconduct.

Trust assets are deposited with R.J. O’Brien & Associates, LLC in its capacity as the futures broker.  The futures broker credits interest monthly to the trust’s account of the trust’s average daily balances on deposit at the futures broker.  The trust fulfills its margin requirements with the futures broker on a cash-only basis.

The Foreign Currency Broker

Citibank, N.A. is R.J. O’Brien & Associates, LLC’s prime broker and acts as counterparty for spot and forward currency trades.  Under most normal circumstances, a trading advisor will contact at least two counterparties for a quote on each of the trust’s currency trades.

The Cash Manager

Effective October 6, 2010, the managing owner retained RJO Investment Management LLC, an affiliate of the managing owner, to serve as a cash manager to the trust.  The trust’s assets will be held by Wells Fargo Bank, N.A. as custodian.  As of February 28, 2011, Wells Fargo Bank, N.A. held approximately $31.2 million of the trust’s assets.

Redemptions; Net Asset Value

Redemptions

The trust is intended as a medium- to long-term, “buy and hold” investment.  The trust’s objectives are to achieve substantial capital appreciation over time.  The trust is not intended to achieve, nor to attempt to achieve, significant appreciation over the short-term.

A unitholder may cause the trust to redeem any or all of such unitholder’s units at net asset value as of the close of business on the last business day of any calendar month.  Investors must redeem units with a total net asset value of at least $1,000 and maintain a balance of at least $1,000 of units, unless an investor is redeeming his or her entire position.  Written redemption requests may be submitted to ACS Securities Services, Inc. or to a redeeming unitholder’s financial advisor but in either case must be received by ACS Securities Services, Inc. no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end.  A form of Request for Redemption is attached to this prospectus as Exhibit D and may be obtained upon request from the managing owner.

Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming unitholder or to the unitholder’s customer securities account as directed by the unitholder.  However, in special circumstances, including, but not limited to, default or delay in payments due to the trust from banks or other persons, the trust may, in turn, delay payment to persons requesting redemption of units of the proportionate part of the redemption value of their units equal to the proportionate part of the net assets of the trust represented by the sums that are the subject of such default or delay.

A unit which is redeemed at or prior to the end of the eleventh full month after its issuance will be assessed a redemption charge of 1.5% of the net asset value per unit as of the date of redemption.  In the event that an investor acquires units at more than one time, such investor’s units will be treated on a “first-in, first-out” basis for purposes of determining whether redemption charges apply.  The redemption charge will be paid to the managing owner, except that for investors in the State of Ohio, the redemption charge will be paid to RJOS.

The managing owner may declare additional redemption dates, including special redemption dates under certain circumstances.  If as of the close of business on any day the net asset value of a unit has decreased to less than 50% of the previous highest month-end net asset value per unit, after adding back all distributions, the managing owner will liquidate all of the trust’s open positions, suspend trading and within ten business days after the suspension of trading declare a special redemption date by notice to unitholders and otherwise in accordance with the Ninth Amended and Restated Declaration and Agreement of Trust.

Unitholders may not transfer or assign units without providing prior written notice to the managing owner.  No assignee may become a substitute unitholder except with the consent of the managing owner.  No transfers will be permitted where, after the transfer, either the transferee or the transferor would hold less than the minimum number of units equivalent to an initial minimum purchase.

Notices of redemption are irrevocable once submitted.  The net asset value per unit as of the date of redemption may differ substantially from the net asset value per unit as of the date that irrevocable notice of redemption must be submitted.

Net Asset Value

The net assets of the trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The net asset value per unit is the net assets of the trust divided by the number of units outstanding.

Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation.  If an open position cannot be liquidated on the day with respect to which net assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the managing owner may deem fair and reasonable.  The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the managing owner on a basis consistently applied for each different variety of contract.  Accrued incentive fee liabilities reduce net asset value (subject, however, to possible whole or partial reversal if the trust incurs subsequent losses) even if such accrued incentive fees may never, in fact, be finally paid to a trading advisor.

Conflicts of Interest

General

The managing owner has not established any formal procedures to resolve the following conflicts of interest.  Consequently, there is no independent control on how the managing owner resolves these conflicts which can be relied upon by investors as ensuring that the trust is treated equitably with other clients of the managing owner.  Unitholders will be dependent on the good faith of, and the legal and fiduciary obligations imposed on, the parties involved with such conflicts to resolve them equitably.  Although the managing owner will attempt to monitor and resolve these and any other conflicts in good faith, they may result in losses for the trust.

The North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as amended and adopted on May 7, 2007, provide that certain conflicts of interest are presumed to be materially sufficient to render a proposed program incapable of accomplishing its stated objectives in the best interest of the participants in such program.  These presumptively prohibited conflicts include:  (1) it shall be presumptively unreasonable for a trading advisor to be affiliated with the program broker; (2) it shall be presumptively unreasonable for a trading advisor to be affiliated with the sponsor of the commodity pool if the sponsor receives, directly or indirectly, any portion of the brokerage commissions, including trail commissions, from program operations; (3) unless the issuer can overcome the presumptions outlined in (1) and (2), the prospectus shall state that at no time will the above affiliations exist; (4) no loans may be made by the program to the sponsor or any other person; (5) the funds of a program shall not be commingled with the funds of any other person.  Funds used to satisfy margin requirements will not be considered commingled; (6) no rebates or give-ups may be received by the sponsor nor may the sponsor participate in any reciprocal business arrangements which could circumvent these guidelines; (7) a program’s charter document shall prohibit the commodity trading advisor or any other person acting in such capacity from receiving a net asset fee if such trading advisor or other person shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the program; (8) the maximum period covered by any contract of the partnership with the trading advisor or sponsor shall not exceed one year, and the agreement must be terminable without penalty upon 60 days’ written notice by the program; (9) any other agreement, arrangement or transaction, proposed or contemplated, may be restricted in the discretion of the state regulatory agency if it would be considered unfair to the participants in the program; and (10) a program may not engage in the practice of “pyramiding,” defined as a method of using all or a part of an unrealized program in a commodity contract position to provide margin for additional commodity contracts of the same or related commodities.

Although the following conflicts of interest are present in the operation of the trust, the managing owner does not believe that they are likely to have a material adverse effect on the trust’s operations or performance.

The Managing Owner

The managing owner and its affiliates are the primary service providers to the trust and will remain so even if using other firms might be better for the trust.

The business terms of the trust — other than the management and incentive fees payable to the trading advisors, which were individually negotiated between the managing owner and each trading advisor — were not negotiated.  The managing owner unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the managing owner and its affiliates.

The managing owner’s interest in maximizing its revenues could cause it to take actions which are detrimental to the trust in order to increase the managing owner’s income from the trust or decrease its costs in sponsoring the trust.  Also, because the managing owner does not have to compete with third parties to provide services to the trust, there is no independent check on the quality of such services.

The Commodity Trading Advisors

General

The trading advisors manage many accounts other than the trust’s.  Consequently, the trading advisors may devote fewer resources to the trust’s trading than the trading advisors otherwise might, to the detriment of the trust.

The principals of the trading advisors may devote a substantial portion of their business time to ventures unrelated to their respective trading advisor and futures trading, and from time to time certain staff members of the trading advisors may provide support services for those other business ventures.  Those principals and others who supervise and manage the trading advisors’ staff who support other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to their respective trading advisor and duties or commitments involving such other business ventures. The trust may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

Financial Incentives to Disfavor the Trust

If the trust has losses, the trading advisors may have an incentive to prefer other clients because the trading advisors could begin to receive incentive compensation from such clients without having to earn back any losses.

Any action which the trading advisors take to maximize their revenues by disfavoring the trust, either in respect of the resources devoted to trading or the programs selected for the trust, could adversely affect the trust’s performance, perhaps to a material extent.

The Selling Agents

The selling agents, including the lead selling agent, will receive substantial selling commissions on the sale of units.  Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in or sell the units.  Additionally, the agreement between the trust and the lead selling agent has not been negotiated at arm’s-length.

Eligible selling agents also receive ongoing compensation based on the net asset value of units sold by them which remain outstanding.  Consequently, in advising clients whether to redeem their units these selling agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the trust and giving their clients the financial advice which the selling agents believe to be in such clients’ best interests.  The same conflict of interest extends to the wholesalers and correspondents who distribute units.

The Futures Broker

The futures broker is an affiliate of the managing owner.  As such, the commissions charged have not been negotiated at arm’s-length.  Additionally, the managing owner has a conflict of interest in obtaining favorable brokerage fees for the futures broker.  The managing owner also has a disincentive to replace R.J. O’Brien & Associates, LLC as futures broker as they are affiliates.  While the managing owner could obtain lower commission rates from other futures brokers, it believes that the customer agreement and other arrangements with the futures broker are fair, reasonable and competitive.

The terms of this offering were not subject to independent due diligence.

The trust, futures broker, and the managing owner and lead selling agent are represented by a single counsel.  Therefore, the terms of this offering relating to those parties were not negotiated at arm’s-length.  In addition, no independent due diligence has been conducted with respect to this offering.

The selection of a trading advisor may benefit R.J. O’Brien Associates, LLC as futures broker.

The managing owner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase commodity broker costs, without necessarily increasing revenue, the managing owner has an incentive to select trading advisors who trade less frequently.

Affiliates of the managing owner, the trading advisors, and the futures broker may trade for their own accounts in competition with the trust.

The managing owner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the managing owner, futures broker, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts.  Their trading records will not be available to you.  As a result, you will not be able to compare the performance of their trading to the performance of the trust.

Fiduciary Duty and Remedies

The managing owner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the trust and the managing owner will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the trust.  No unitholder may contract away the fiduciary obligation owed to the unitholders by the managing owner under common law.

In evaluating the conflicts of interest, a prospective investor should be aware that the managing owner has a responsibility to the unitholders to exercise good faith and fairness in all dealings affecting the trust.  If a unitholder believes that the managing owner has violated its fiduciary duty to the unitholders, such unitholder may seek legal relief individually or on behalf of the trust under applicable laws to recover damages from or require an accounting by the managing owner.  The Ninth Amended and Restated Declaration and Agreement of Trust is governed by Delaware law, and any breach of the managing owner’s fiduciary duty under the Ninth Amended and Restated Declaration and Agreement of Trust will generally be governed by Delaware law.  The managing owner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the managing owner have been disclosed to you in the prospectus.  See “Conflicts of Interest” beginning on page 68.

The duties of the commodity trading advisors are set forth in the trading advisory agreements with the trust and the managing owner.  For a summary of such agreements, please see “Trading Advisory Agreements” beginning on page 32.

The duties of the selling agents are set forth in the Second Amended and Restated Selling Agreement, as amended (which we refer to herein as the lead selling agreement), among the trust, the managing owner, and the lead selling agent, and the additional selling agent agreements between the lead selling agent and each additional selling agent.  Under the lead selling agreement, the lead selling agent agrees that it will use its best efforts to retain qualified additional selling agents.  The lead selling agent also agrees that it will comply fully with all applicable laws and regulations, and the rules, policy statements, and interpretations of FINRA, the SEC, the CFTC, state securities administrators, and any other regulatory or self-regulatory body in connection with appointment of the additional selling agents.  Under the lead selling agreement, the managing owner, and not the trust, will indemnify the lead selling agent and the additional selling agents against, among other things, any losses arising out of any material misstatement or omission in this prospectus, and the lead selling agent agrees to indemnify the trust, the managing owner and their affiliates for any loss arising out of a misstatement or omission in this prospectus regarding the lead selling agent that was furnished or approved by them or arising out of the actions or capacities of the lead selling agent or any additional selling agent in connection with the services they render pursuant to their respective agreements.

Under the additional selling agent agreements, the additional selling agents agree to use their reasonable efforts to procure subscriptions for units by investors who satisfy the trust’s suitability requirements.  The additional selling agents also agree that they will comply fully with all applicable federal and state securities and commodities laws, including the requirements, rules, policy statements, and interpretations of the SEC, the CFTC, FINRA, the securities and Blue Sky laws of the jurisdictions in which they solicit subscriptions, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over it or the units.  Under the additional selling agent agreements, the lead selling agent, and not the trust or managing owner, will indemnify the additional selling agents and their controlling persons for losses arising out of material misstatements or omissions in this prospectus, and the additional selling agents will indemnify the trust, the managing owner, the lead selling agent and their controlling persons for any losses arising out of a material breach of the additional selling agent agreements by the additional selling agents.

The Trust and the Trustee

Principal Office; Location of Records; Reports to Unitholders

The trust is organized under the Delaware Statutory Trust Act.  The trust is administered by the managing owner, whose office is located at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606 (telephone: (312) 373-5000).

The records of the trust, including a list of the unitholders and their addresses, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by unitholders or their representatives during regular business hours as provided in the Ninth Amended and Restated Declaration and Agreement of Trust.  To the extent permitted by law, a unitholder may also request a copy of the list of unitholders and their addresses by mailing to the managing owner such request, along with payment of reasonable reproduction and mailing costs and a written statement that the information contained therein will not be used for commercial purposes, as described in Section 20(c) of the Ninth Amended and Restated Declaration and Agreement of Trust.  The managing owner will maintain and preserve the books and records of the trust, including records of the information used to determine that an investment in the trust is suitable and appropriate for each investor, for a period of not less than six years.  The managing owner may cause the trust to retain the services of an administrator to assist the managing owner in fulfilling its obligations to the trust.  The managing owner may also engage transfer agents, custodians, and other agents for the trust.

The managing owner will provide the following reports with respect to the trust to all unitholders: monthly statements of account as of the close of each calendar month in accordance with the rules and regulations of the CFTC; annual reports containing audited financial statements certified by an independent public accountant in compliance with the rules and regulations of the CFTC; and any other information that the CFTC, NFA or the SEC may require from time to time.

Certain Aspects of the Trust

Under the Delaware Statutory Trust Act, unitholders (in their capacities as beneficial owners (including the managing owner, except to the extent otherwise provided herein)) are entitled to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware.  Prospective investors should not anticipate any legal or practical protection under the Delaware Statutory Trust Act greater than those available to stockholders of such a corporation.  A number of states do not have business trust statutes such as that under which the trust has been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, investors in the trust, although entitled under Delaware laws to the same limitation on personal liability as stockholders, are not so entitled in such state.  The trust is governed by the Ninth Amended and Restated Declaration and Agreement of Trust, which is attached to this prospectus as Exhibit A.

The trust shall indemnify, to the full extent permitted by law, to the extent of the trust’s assets, each unitholder (excluding the managing owner) against any claims of liability asserted against such unitholder solely because it is a beneficial owner of the trust (other than for certain taxes for which such unitholder may be liable under the Ninth Amended and Restated Declaration and Agreement of Trust).  Every written note, bond, contract, instrument, certificate or undertaking made or issued by the managing owner shall give notice to the effect that the same was executed or made by or on behalf of the trust and that the obligations of such instrument are not binding upon the unitholders individually but are binding only upon the assets and property of the trust, and no resort shall be had to the unitholders’ personal property for satisfaction of any obligation or claim thereunder.

No special custody arrangements are applicable to the trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the trust.  To the greatest extent permissible under Delaware law, the trustee acts in an entirely passive role, delegating all authority over the operation of the trust to the managing owner.  The managing owner is the functional equivalent of the general partner in a limited partnership.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the trust.  The trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The trustee is unaffiliated with either the managing owner or the selling agents.  The trustee’s duties and liabilities with respect to the offering of the units and the administration of the trust are limited to its express obligations under the Ninth Amended and Restated Declaration and Agreement of Trust.

The rights and duties of the trustee, the managing owner and the unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Ninth Amended and Restated Declaration and Agreement of Trust.

The trustee serves as the trust’s sole trustee in the State of Delaware.  The trustee will accept service of legal process on the trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The trustee does not owe any other duties to the trust, the managing owner or the unitholders.  The trustee is permitted to resign upon at least 60 days’ notice to the trust, provided that any such resignation will not be effective until a successor trustee is appointed by the managing owner.  The Ninth Amended and Restated Declaration and Agreement of Trust provides that the trustee is compensated by the trust, and is indemnified by the managing owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the trust or the performance of its duties pursuant to the Ninth Amended and Restated Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee.  The managing owner has the discretion to replace the trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and only the assets of the trust and the managing owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the units.  Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.  The trustee’s liability in connection with the issuance and sale of the units is limited solely to the express obligations of the trustee set forth in the Ninth Amended and Restated Declaration and Agreement of Trust.

Under the Ninth Amended and Restated Declaration and Agreement of Trust, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the trust.  The trustee has no duty or liability to supervise or monitor the performance of the managing owner, nor shall the trustee have any liability for the acts or omissions of the managing owner.  In addition, the managing owner has been designated as the “tax matters partner” of the trust for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).  The unitholders have no voice in the operations of the trust, other than certain limited voting rights as set forth in the Ninth Amended and Restated Declaration and Agreement of Trust.  In the course of its management, the managing owner may, in its sole and absolute discretion, retain such persons, including an affiliate or affiliates of the managing owner, as the managing owner deems necessary for the efficient operation of the trust.

The trust’s Ninth Amended and Restated Declaration and Agreement of Trust effectively gives the managing owner full control over the management of the trust.  Unitholders have no voice in its operations.  In addition, the managing owner is specifically authorized to engage in the transactions described herein (including those involving affiliates of the managing owner), and is exculpated and indemnified by the trust against claims sustained in connection with the trust, provided that such claims were not the result of negligence or misconduct and that the managing owner determined that such conduct was in the best interests of the trust.

Although unitholders have no right to participate in the control or management of the trust, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, timely tax information, and such other annual and monthly information as the CFTC may require; (iii) inspect the trust’s books and records; and (iv) redeem units.

Unitholders’ voting rights extend to any proposed change in the Ninth Amended and Restated Declaration and Agreement of Trust which would adversely affect them, as well as to their right to terminate the trust’s contracts with affiliates of the managing owner.  Unitholders also have the right to call meetings of the trust in order to permit unitholders to vote on any matter on which they are entitled to vote, including the removal of the managing owner.

Unitholders or their duly authorized representatives may inspect the trust’s books and records, for any purpose reasonably related to their status as unitholders in the trust, during normal business hours upon reasonable written notice to the managing owner.  They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such unitholders represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such unitholders’ interest in the trust.

The Ninth Amended and Restated Declaration and Agreement of Trust contains restrictions on the managing owner’s ability to raise brokerage fees, administrative fees and other revenues received by the managing owner and its affiliates from the trust, as well as certain other limitations on the various conflicts of interest to which the managing owner and its affiliates is subject in operating the trust.

The Ninth Amended and Restated Declaration and Agreement of Trust provides for the economic and tax allocations of the trust’s profit and loss.  Economic allocations are based on investors’ capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to unitholders who redeem at a profit.

A unitholder may transfer or assign his or her units upon prior written notice to the managing owner and subject to approval of the substitute unitholder; the managing owner will provide consent when it is satisfied that the transfer complies with applicable laws.  An assignee not admitted to the trust as a unitholder will have only limited rights to share the profits and capital of the trust and a limited redemption right.

The managing owner may amend the Ninth Amended and Restated Declaration and Agreement of Trust in any manner not adverse to the unitholders without need of obtaining their consent.  These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or other regulations, or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure.

The trust has agreed to indemnify the managing owner and its affiliates, including the directors and officers of the managing owner, for actions taken on behalf of the trust, provided that the conduct of the managing owner or its affiliates (if performing the duties of the managing owner within the scope of the managing owner’s authority) was in the best interests of the trust and the conduct was not the result of negligence or misconduct.  Indemnification by the trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained; or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)
in the case of 3), the court has been advised of the position of the SEC, the position of certain state securities divisions and the position of any other state or applicable regulatory authority with respect to the issue of indemnification for the violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the trust pursuant to the foregoing provisions, the trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain of the U.S. federal income tax aspects of an investment in the trust for an investor who is either (i) a U.S. resident or citizen, a domestic corporation, or a domestic estate or domestic trust (each, a “U.S. Unitholder”) or (ii) a non-U.S. person that is either an individual, a corporation, or an estate or trust (each, a “Non-U.S. Unitholder”).  This summary does not address the tax treatment of units that are held by a partnership or an entity that is treated as a partnership for U.S. federal income tax purposes, which tax treatment will generally depend on the status of the partners in such partnership.  This summary is based upon the Code, the Treasury regulations promulgated thereunder (the “Regulations”), and existing court and IRS interpretation relating thereto, all as of the date hereof and any of which could be changed at any time (possibly with retroactive effect).  No tax rulings have been or are anticipated to be requested from the Internal Revenue Service (the “Service” or “IRS”) or other taxing authorities with respect to any of the matters discussed herein.  The tax considerations relevant to a specific unitholder depend upon its particular circumstances, and the following summary does not attempt to discuss all the potential tax considerations that could be relevant to a prospective unitholder with respect to the trust or its operations.  A complete discussion of all U.S. federal, state, local, and foreign tax aspects of an investment in the trust is beyond the scope of this summary.  Prospective investors are urged to consult their own independent tax advisers regarding the tax consequences of an investment in the trust.

The Trust’s Tax Status

The managing owner has made certain representations to Alston & Bird LLP regarding the trust, and Alston & Bird LLP has relied on these representations in issuing the opinion referred to below.  Without limiting the generality of the foregoing, the managing owner has represented to Alston & Bird LLP that in each of its taxable years ended December 31, 1997 through December 31, 2010, at least 90% of the trust’s gross income has consisted of “qualifying income” as defined in Section 7704 of the Code and the Treasury Regulations promulgated thereunder, and at least 90% of the trust’s gross income will consist of such qualifying income for the taxable year ending December 31, 2011 and subsequent taxable years.  Based on this representation and on the other representations made by the managing owner, in the opinion of Alston & Bird LLP (subject to the assumptions, limitations and qualifications set forth in that opinion), the trust will be classified as a partnership for U.S. federal income tax purposes and will not be subject to tax as a corporation under the provisions applicable to “publicly traded partnerships.”

There can be no assurance that the trust will satisfy this “qualifying income” test or that the IRS will not assert that the trust should be classified as an association or publicly traded partnership taxable as a corporation.  If it were determined that the trust was taxable as a corporation (as a result of a material adverse change in facts or otherwise), the taxable income of the trust would be subject to U.S. corporate income tax rates, and distributions (other than certain redemptions) generally would be treated as dividend income to the extent of the trust’s current or accumulated earnings and profits, and unitholders would not be required to include profits, or permitted to deduct losses of the trust.

The following discussion assumes that the trust will be treated as a partnership and will not be subject to tax as a corporation under the provisions applicable to publicly traded partnerships for U.S. federal income tax purposes.  Consequently, the unitholders individually, not the trust itself, are subject to tax on the income of the trust, as further described below under “—Taxation of U.S. Unitholders on Profits or Losses of the Trust.”

Taxation of U.S. Unitholders on Profits or Losses of the Trust

As a partnership, the trust is not itself subject to U.S. federal income tax.  Instead, each U.S. Unitholder must pay tax on his or her share of the trust’s income and gains.  Such share must be included each year in a U.S. Unitholder’s taxable income whether or not such U.S. Unitholder has redeemed units and whether or not the trust will has made distributions with respect to its units (which the trust does not intend to do).  In addition, a U.S. Unitholder will be required to include in his income his share of the trust’s interest income even if the net asset value per unit has decreased and the trust has realized trading losses.  See “— Tax on Capital Gains and Losses; Interest Income” below.

A U.S. Unitholder’s share of income, gains, losses, and expenses of the trust for U.S. federal income tax purposes generally is determined by the allocations made pursuant to the Ninth Amended and Restated Declaration and Agreement of Trust, unless such items so allocated do not have “substantial economic effect” under the Regulations and are not in accordance with the U.S. Unitholder’s interests in the trust.  It is not certain that the allocations required by the Ninth Amended and Restated Declaration and Agreement of Trust when redemptions of units occur generally will be respected for tax purposes.  If such tax allocations were challenged and not sustained, some or all of a redeeming U.S. Unitholder’s capital gain or loss could be converted from short-term to long-term and each remaining U.S. Unitholder’s share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

Limited Deductibility of Trust Losses and Deductions

A U.S. Unitholder may not deduct trust losses or deductions in excess of his or her tax basis in his or her units as of year-end.  Generally, a U.S. Unitholder’s tax basis in his or her units is the amount paid for such units reduced (but not below zero) by his or her share of any trust distributions, losses and deductions, and increased by his or her share of the trust’s income and gains.

Similarly, a U.S. Unitholder that is subject to the “at risk” limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the trust to the extent that they exceed the amount such U.S. Unitholder has “at risk” with respect to such U.S. Unitholder’s interest in the trust at the end of the year.  The amount that a U.S. Unitholder has at risk will generally be the same as such U.S. Unitholder’s adjusted basis as described above, except that it will not include any amount that such U.S. Unitholder has borrowed on a nonrecourse basis or from a person who has an interest in the trust or a person related to such person.  Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

The Code contains rules designed to prevent the deduction of losses from “passive activities” against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends (“Portfolio Income”) and salary.  The trust’s trading activities will not constitute a “passive activity” with the result that income and gain derived from the trust’s trading activities will constitute Portfolio Income or other income not from a passive activity.

Because of the limitations imposed upon the deductibility of capital losses (see “— Tax on Capital Gains and Losses; Interest Income” below), a U.S. Unitholder’s distributive share of any net capital losses of the trust will not materially reduce the U.S. federal income tax on his ordinary income.

Limited Deductibility for Certain Expenses

The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively, the “Aggregate Investment Expenses”), and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income.  The managing owner does not intend to treat the operating expenses of the trust, including management fees and incentive fees, as “investment advisory fees” for U.S. federal income tax purposes.  The IRS could contend, however, that some or all of the management fees and incentive fees, as well as other ordinary expenses of the trust, constitute “investment advisory fees.”  If this contention were sustained, each non-corporate U.S. Unitholder’s pro rata share of the amounts characterized would be deductible only to the extent that such U.S. Unitholder’s Aggregate Investment Expenses exceed 2% of such U.S. Unitholder’s adjusted gross income and, when combined with certain other itemized deductions, exceed the relevant phase-out amounts (if any).  In addition, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING “INVESTMENT ADVISORY FEES” ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND WHICH COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE TRUST.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

The term “Section 1256 Contracts” generally includes futures, futures options traded on U.S. exchanges, certain foreign currency contracts, and stock index options.  The trust will acquire Section 1256 Contracts.  Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold.  Accordingly, any economic gain or loss in a Section 1256 Contract generally must be recognized annually.  The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held.  Non-U.S. exchange-traded futures and forwards are generally non-Section 1256 Contracts.  Gain or loss on non-Section 1256 Contracts will be recognized when sold by the trust and will be primarily short-term gain or loss.

Taxation of Foreign Currency Transactions

Certain of the trading activities of the trust will be “Section 988 transactions.”  Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies.  In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies that are Section 1256 Contracts is characterized as capital gain or loss.  The trust has elected to be treated as a qualified fund (as defined in Section 988(c)(1)(E)(iii) of the Code).  Pursuant to such election, gain or loss with respect to the trust’s Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss.  If the trust fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the trust in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the trust will be characterized as a capital loss, and (ii) a net gain recognized by the trust in such taxable year with respect to certain contracts will be characterized as ordinary income.

Trading and Investing in Derivatives

The trust will invest in and trade derivative instruments, the proper tax treatment of which may not be entirely free from doubt.  Unitholders will be required to treat any such derivatives for U.S. federal income tax purposes in the same manner as they are treated by the trust.  In addition, the U.S. Treasury Department has issued proposed regulations that affect the timing and character of contingent non-periodic payments on notional principal contracts.  If finalized in their current form, these regulations could affect the tax treatment of payments on derivatives treated as notional principal contracts.  Potential investors should consult their tax advisors regarding an investment in a partnership that invests and trades in derivatives.

Tax on Capital Gains and Losses; Interest Income

As described above, the trust’s trading generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts.  Individuals pay tax on long-term capital gains at a maximum rate of 15% through 2012 (this rate is currently scheduled to increase to 20% for sales or exchanges on or after January 1, 2013).  Short-term capital gains are subject to tax at the same rates as ordinary income.

Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000.  Corporations may deduct capital losses only against capital gains.  Accordingly, even if the trust incurs trading losses, a U.S. Unitholder will be required to include in his or her income his or her share of the trust’s interest income.

If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts.  A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts.  To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.

Cash Distributions and Redemptions of Units

Cash received from the trust by a U.S. Unitholder as a distribution with respect to such U.S. Unitholder’s interest in the trust or in redemption of less than all of such interest generally is not reportable as taxable income by a U.S. Unitholder, except as described below.  Rather, such distribution reduces (but not below zero) the total tax basis of all of the units held by the U.S. Unitholder after the distribution or redemption.  Any cash distribution in excess of a U.S. Unitholder’s adjusted tax basis for such U.S. Unitholder’s interest in the trust is taxable as gain from the sale or exchange of such interest.  Because the tax basis of a U.S. Unitholder who has not redeemed all of such U.S. Unitholder’s units is not increased on account of such U.S. Unitholder’s distributive share of the trust’s income until the end of the trust’s taxable year, distributions during the taxable year could result in taxable gain to a U.S. Unitholder even though no gain would result if the same distributions were made at the end of the taxable year.  Furthermore, the share of the trust’s income allocable to such a U.S. Unitholder at the end of the trust’s taxable year would also be includible in the U.S. Unitholder’s taxable income and would increase such U.S. Unitholder’s tax basis in such U.S. Unitholder’s remaining interest in the trust as of the end of such taxable year.

 Redemption for cash of a U.S. Unitholder’s entire interest in the trust will result in the recognition of gain or loss for U.S. federal income tax purposes.  Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the U.S. Unitholder’s adjusted tax basis for such interest.  Such gain generally will be long-term if the U.S. Unitholder has held the units being redeemed for more than one year and otherwise generally will be short-term.  Under current law, long-term capital gain of individuals is subject to tax at a rate of 15%, but such rate is currently scheduled to increase to 20% after December 31, 2012.

Taxation of Foreign Investors

A Non-U.S. Unitholder generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Non-U.S. Unitholder is not a dealer in stocks, securities, commodities or derivatives and (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Non-U.S. Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.”  An investment in the trust should not, by itself, cause a Non-U.S. Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the trust will be conducted as described in this prospectus.  Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that neither the investor nor such investment fund is a dealer in stocks, securities, commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange.  The trust believes that its investments normally will satisfy the safe harbor.  If the contracts traded by the trust in the future were not covered by the safe harbor, there is a risk that the trust would be treated as engaged in a trade or business within the United States.  In the event that the trust were found to be engaged in a United States trade or business, a Non-U.S. Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates on income that is effectively connected with such trade or business.  In the case of a Non-U.S. Unitholder that is a corporation, an additional 30% “branch profits” tax might be imposed.  Furthermore, in such event, the trust would be required to withhold taxes from the income or gain allocable to such a Non-U.S. Unitholder under Section 1446 of the Code.

A Non-U.S. Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Non-U.S. Unitholder is not engaged in a trade or business within the United States during a taxable year.  Additionally, a Non-U.S. Unitholder, not engaged in a trade or business within the United States, generally is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Non-U.S. Unitholder provides the trust with the appropriate IRS Form W-8.

Unrelated Business Taxable Income

Income earned by the trust will not constitute “unrelated business taxable income” under Section 511 of the Code to employee benefit plans and other tax-exempt investors that purchase trust units, provided that no acquisition indebtedness is incurred by such investors to purchase such units or by the trust to purchase assets.

IRS Audits of the Trust and Its Unitholders

The IRS is required to audit trust-related items at the trust rather than the unitholder level.  The managing owner is the trust’s “tax matters partner” with general authority to determine the trust’s responses to a tax audit of the trust.  If an audit of the trust results in an adjustment, all unitholders may be required to pay additional taxes plus interest as well as penalties and additions to tax.

The Code and IRS regulations contain certain “reportable transaction” and “list maintenance” requirements which could apply to the trust and the unitholders.  If such requirements did apply but were not complied with, penalties could apply for noncompliance.   Prospective investors should consult with their tax advisers regarding the applicability of these rules to their investment in the trust.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

Benefit Plan Investors

General

The following section is a summary of the material consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in ERISA or of a “plan” as defined in Section 4975 of the Code (and including for this purpose, any entity deemed to hold plan assets) should consider before deciding to invest any of such plan’s assets in the trust.  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the plan fiduciary’s own counsel.

ERISA and Section 4975 of the Code together impose restrictions on plans or accounts of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries.  These plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans as well as entities deemed to hold the assets of these plans and accounts, but generally do not include any plan maintained by a church or by a state or local government (however, government plans may be subject to rules similar to ERISA and the Code).

In addition, ERISA requires that each plan fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust, including the role that an investment in the trust plays in the plan’s overall investment portfolio.  Therefore, fiduciaries of ERISA plans, before deciding to invest in the trust, must be satisfied that:

•	an investment in the trust is consistent with their fiduciary obligations under ERISA;

•	an investment in the trust is a prudent investment for the plan in accordance with Section 404(a)(1)(B) of ERISA;

•	an investment in the trust complies with the requirements under Section 404((a)(1)(C) of ERISA that plan investments be diversified so as to minimize the risk of large losses;

•	an investment in the trust is made in accordance with the documents and instruments governing the plan, including the plan’s investment policy, and in accordance with the terms of the trust; and

•	an investment in the trust will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

“Plan Assets”

The purchase of units by a plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and subject to Section 4975 of the Code, the underlying assets of the trust to be considered to constitute assets of such plan. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security.” A publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering; and

•
either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The units are expected to qualify as a “publicly-offered security” pursuant to the foregoing rules.  However, because of the facts and circumstances nature of the “freely transferable” determination, there can be no absolute assurance that the “publicly-offered security” exception is met or will continue to be met.

Ineligible Purchasers

Units may not be purchased with the assets of a plan if the managing owner, the trust, any selling agent, any clearing broker or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of the assets of such plan to be invested in the units; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the plan assets and that the advice will be based on the particular investment needs of the plan; or (3) is an employer maintaining or contributing to the plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the trust, the managing owner, any selling agent or any other party related to the trust that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan.  The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the trust in light of the circumstances of the particular plan and current tax law.

Reporting and Disclosure

All ERISA plans subject to Title I of ERISA, or Title I Plans, are required to file annual reports on Form 5500 with the U.S. Department of Labor (“DOL”) setting forth, among other things, the fair market value of all plan assets as of the close of the plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I Plans.  For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this prospectus are intended, to the extent permitted under applicable DOL guidance, to satisfy the alternative reporting option for “eligible indirect compensation,” in addition to serving the other purposes for which this prospectus was created.  Filing the annual report with DOL is the responsibility of the Title I Plan sponsor.

Plan of Distribution

Subscription Procedure

Units are offered at net asset value as of the close of business on the last business day of each calendar month.  The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing unitholders are permitted in $1,000 minimums with $100 increments.  Units are sold in fractions calculated to five decimal places.

In order to invest in Class A or Class B units, an investor must complete, execute and deliver to a selling agent an original of the corresponding Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of his or her subscription.  Consistent with FINRA Rule 2310(b)(2)(C), no sales will be made to prospective investors without their prior written consent.  Pending investment in the units, subscriptions will be held in a subscription account at JP Morgan Chase.  Checks should be made payable to “RJO GLOBAL TRUST SUBSCRIPTIONS,” and will be deposited in the subscription account by noon of the second business day after receipt by the managing owner.

Subscription payments by clients of certain selling agents may be made by authorizing the selling agents to debit a subscriber’s customer securities account with the amount of the subscription.  When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted.  The account will be debited, and amounts so debited will be transmitted directly to JP Morgan Chase by such selling agent.  The managing owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part.  Such determination is made within five business days after the receipt of a subscription by the managing owner.  The managing owner will send each subscriber whose subscription for units has been accepted a confirmation of such acceptance.  The managing owner and each selling agent will make every reasonable effort to determine that the investment is suitable and appropriate for each investor based on information provided by such investor regarding the investor’s financial situation and investment objectives.  Relevant information for this purpose will include at least the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, as well as other pertinent factors.

Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

No fees are charged on any subscriptions while held in escrow.  Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate selling agent for credit to an investor’s customer securities account.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber acknowledges “Exhibit B — Subscription Requirements” of this prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of the final prospectus.  These representations and warranties may be used by the managing owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.  No prospective subscriber who is not prepared to make such representations and warranties, and accept the terms, should consider investing in the units.

The Selling Agents

Subject to the 10% limitation referenced below, the managing owner will cause the additional selling agents to be paid an initial selling commission of 2.0% of the subscription price of all Class A units sold by each additional selling agent.  The managing owner will pay the initial selling commission to the additional selling agents at the time of sale and will be reimbursed by the trust at a rate of 1/12th of 2.0% of the net asset value of each Class A unit on a monthly basis until the earlier of: (i) such time as the managing owner has been reimbursed up to 2.0% of the initial net asset value of the Class A units sold or (ii) such time as the Class A units have been held for 12 months.

Under FINRA rules, certain non-transaction based compensation is attributable to the lead selling agent.  Although the amount of non-transaction based compensation may vary, currently, under FINRA rules, 0.5897% of the annual offering proceeds of the trust is attributable to the lead selling agents as non-transaction based compensation.  In addition, the managing owner will cause ongoing compensation to be paid by the trust to selling agents in the amount of 1/12th of 2.0% of the average month-end net asset value per unit for all Class A units sold by them which remain outstanding, following the month in which the managing owner is no longer reimbursed by the trust for the selling commission it initially paid.  There is no selling commission paid with respect to Class B units.  Based on the current amount of expenses attributable to the lead selling agent under FINRA rules, this ongoing selling commission may currently not exceed 6.4803% of the trust’s annual offering proceeds.  Regardless of any variation in non-transaction based compensation or other expenses, ongoing selling commissions are subject to the 10% limitation referenced below.

The lead selling agent, an affiliate of the managing owner, serves as a wholesaler of the trust by marketing to additional selling agents.  The managing owner will pay the lead selling agent 0.12% of the subscription price for the services it will provide over the anticipated term of the offering of units.  The 0.12% payment is separate from the 2% selling commission paid to the lead selling agent.  However, it is paid by the managing owner to the lead selling agent out of the fee collected by the managing owner; therefore, the 0.12% payment is not an incremental expense to the trust.  Wholesaling services consist of an allocable portion of the compensation payable to those employees of the managing owner who provide wholesaling services on behalf of the lead selling agent, legal fees for services provided to the lead selling agent, travel-related expenses, and office overhead.

For all outstanding units, 0.35% of the trust’s month-end net asset value per unit is reimbursed by the trust to the managing owner for underwriting expenses.  In addition, the trust pays its actual periodic legal, auditing, accounting, transfers, printing, recording and filing fees, postage and trustee’s fees, currently estimated to be approximately 0.40% of the trust’s average month-end net assets during each fiscal year.  The trust also pays the costs incurred in the ongoing offering of the units, including the costs of updating this prospectus, regulatory compliance, escrow fees and registration fees if additional units are registered, subject to a ceiling of 0.50% of the trust’s average month-end net assets during any fiscal year.  Approximately 0.2% of the estimated 0.40% administrative expenses and 0.50% ongoing offering costs are attributable to legal services provided to the lead selling agent.  As such, 0.2% is deemed to be underwriting compensation under FINRA rules.

The maximum amount of underwriting compensation paid to the lead selling agent, the additional selling agents, and other entities for units sold pursuant to this prospectus will not exceed 10% of the offering proceeds in accordance with FINRA Rule 2310.

Lawyers

Alston & Bird LLP, New York, New York, acts as counsel generally for the managing owner and advises the managing owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the trust.  In acting as counsel to the trust and the managing owner, Alston & Bird LLP has not represented and will not represent investors in the trust.  No independent counsel has been retained to represent investors in the trust.  In assisting in the preparation of this prospectus, Alston & Bird LLP has relied upon information provided to it by the trust and the managing owner.

Accountants

The consolidated statements of financial condition of RJO Global Trust, including the condensed consolidated schedules of investments, as of December 31, 2010 and 2009, and the related consolidated statements of operations, and consolidated statement of changes in unitholders’ capital for each of the three years in the period ended December 31, 2010, have been audited by CF & Co., L.L.P., an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  The financial statements of RJO Global Trust are incorporated by reference.

The statement of financial condition of R.J. O’Brien Fund Management, LLC, as of December 31, 2010, and the related statements of operation, changes in member’s equity and cash flows for the year ended December 31, 2010, have been audited by CF & Co., L.L.P., an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  The financial statements of R.J. O’Brien Fund Management, LLC are incorporated by reference.

Privacy Policy

As an investor in the trust, the following applies to you.  The managing owner believes that protecting the privacy of your nonpublic personal information (“Personal Information”) is of the utmost importance.  Personal Information is nonpublic information about you that is personally identifiable and that the managing owner obtains in connection with providing a financial product or service to you.  For example, Personal Information includes information regarding the value of your investment in commodity pool(s) or hedge fund(s).  This notice describes the Personal Information that that managing owner collects about you, and the managing owner’s treatment of that information.

•      The managing owner collects Personal Information about you from the following sources:

(i)	Information it receives from you in subscription agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience);

(ii)	Information about your transactions with the managing owner, its affiliates, or others (for example, account activity and balances); and

(iii)	Information the managing owner receives from a consumer reporting agency, such as your credit history.

•      The managing owner may disclose all of the Personal Information it collects about its customers or former customers, as described above, as permitted by law.  In addition, the managing owner may disclose all of the Personal Information it collects to companies that perform services on its behalf, including selling agents.  Otherwise, the managing owner does not disclose any Personal Information it collects about its customers or former customers to unaffiliated third parties (i.e., parties not within its corporate family).

•      The managing owner may disclose the name, address, or other identifying information relating solely to its transactions or experiences with its customers or former customers, as well as other information it is permitted by law to share, among companies within its corporate family.

•      The managing owner restricts access to Personal Information it collects about you to its personnel who need to know that information in order to provide products or services to you.  The managing owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your Personal Information.

•      The managing owner reserves the right to change this notice, and to apply changes to information previously collected, as permitted by law.  The managing owner will inform you of any changes as required by law.

<Remainder of Page Intentionally Left Blank>

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

This prospectus is in two parts:  a Disclosure Document and a Statement of Additional
Information.  These parts are bound together, and both contain important information.

Managed Futures Funds in General

The trust is one type of managed futures fund.  These types of investments products offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. Managed futures funds may also incur substantial losses.  The purpose of this section is to provide prospective investors a general overview of where the trust is positioned in the spectrum of managed futures funds.

Managed Futures Funds

A managed futures fund is a professionally managed portfolio typically trading in a wide range of markets through futures, forwards and options contracts.  These markets may include global currencies, interest rates, energy, stock indices, metals and agricultural commodities.  Managed futures funds may trade either or both the short or long side of the market, often on a 24-hour basis, and are generally riskier and have more volatile performance than many other traditional investments.  However, managed futures investments offer a unique return pattern when compared to traditional long-only equity or fixed income investments.  As a result, professional management can be an important advantage in this highly complex and specialized investment area.

Not all managed futures funds are the same.  Like other investment products, managed futures funds are designed with a variety of risk/reward parameters.  The variety of available managed futures funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures Funds

Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded.  The increase of diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

Certain managed futures funds are more aggressive than others.  For example, single-advisor, single-strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor’s performance and, in many cases, a limited number of markets traded.  The returns in these types of managed futures funds often fluctuate significantly from month to month.

The performance volatility of single advisor funds may be reduced by a multi-advisor approach.  Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more risk and volatility than many other investments).  The trust is a multi-advisor, multi-strategy investment.

Managed Futures and the Asset Allocation Process

The primary objective of an asset allocation process is to diversify a portfolio into a variety of investment components.  Each investment component may respond differently to economic cycles and shifts in the financial markets.  Thus, each investment component contributes differently to a portfolio’s overall performance.

A traditional investment portfolio is invested in stocks, bonds and cash equivalents.  Adding “non-traditional” or “alternative” investments, such as managed futures, to a traditional portfolio can be beneficial in the asset allocation process.  Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can, if it outperforms either stocks or bonds, improve long-term returns and can also help to reduce volatility of a portfolio.

Prospective investors should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before investing.  Managed futures are speculative investments and are not appropriate for everyone.  There can be no assurance that these investments will be profitable or will avoid losses.

Growth in Futures Investments

There has been a dramatic increase over the past 25 years in the volume of futures contracts traded in general as well as the amount of assets invested in the managed futures industry.

The first chart below, “Futures Volume by Market Sector,” depicts the increased volume of futures contracts traded by market sector from 1980 to 2009.  The second chart on the next page, “Growth in Managed Futures Industry,” illustrates the substantial increase in the amount of assets invested in managed futures.  In 1980, the amount of assets in the managed futures industry was estimated at approximately $300 million; by 2010, this estimate was approximately $267 billion.

Futures Volume by Market Sector

Source:  Futures Industry Association

The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures.  A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

Growth in Managed Futures Industry

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, “funds of funds,” “principal protection” pools (in which only a fraction of the assets invested are committed to trading) and to individual managed accounts.

The Role of Managed Futures in Your Portfolio

The managing owner’s objective in sponsoring the trust on a multi-advisor platform is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance.  If substantial losses can be avoided, of which there can be no assurance, the managing owner believes that the trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur.  If successful, the trust offers investors the following potential advantages.

Access to the Trading Advisors and the Trading Programs

By investing in the trust, subscribers have the opportunity to place assets with multiple experienced managed futures advisors.

Investment Diversification

The globalization of the world’s economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically.  In recent years, the futures markets have expanded to include a wide array of innovative products to capture potential profit opportunities that arise from volatility in interest rates, significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies.  Moreover, trading on the major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo has expanded and gives managed futures investors access to international markets and global diversification.

Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the trust does not depend upon favorable general economic conditions and the trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time.  In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the trust’s flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the trust, thereby obtaining potentially valuable diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate.  By allocating a portion of the risk segment of a traditional diversified portfolio to the trust, an investor has the potential, if the trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country’s economy.

Opportunity to Profit in Declining as Well as in Rising Markets

The futures markets offer the ability to trade either side of the market.  Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.  Selling short in the futures markets is no more difficult than establishing a long position.

The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability.  Positive and negative returns may be realized in both rising and declining markets.  It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.  Investors must realize, however, that the trust is not specifically designed to appreciate in declining markets.  Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy.

The Barclay B-Top 50 Index

In some instances in this statement of additional information, we reference the Barclay B-Top 50 Index to represent the performance of managed futures generally.  The Barclay B-Top 50 Index seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure.  The Barclay B-Top 50 Index employs a top-down approach in selecting its constituents.  The largest investable commodity trading advisor programs, as measured by assets under management, are selected for inclusion in the Barclay B-Top 50 Index.  In each calendar year the selected commodity trading advisors represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe.  To be included in the Barclay B-Top 50 Index, the following criteria must be met:

•	Program must have at least two years of trading activity;

•	Program’s commodity trading advisor must have at least three years of operating history;

•	The Barclay B-Top 50 Index’s portfolio will be equally weighted among the selected programs at the beginning of each calendar year and will be rebalanced annually.

Source:  BarclayHedge website.

The biggest limitation of the Barclay B-Top 50 Index is that you cannot actually invest in the index.

Non-Correlation

Managed futures investments have often performed differently from stocks and bonds.  In addition, different types of alternative investments are frequently non-correlated with each other.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

Statistically, investments with a correlation of 1.00 make or lose money at the same time.  Investments with a correlation of –1.00 always move in the opposite direction.  The following charts illustrate correlations across investment styles and during certain market conditions.  There can be no assurance, however, that these patterns of correlation will continue in the future.

The table below provides an indication of the negative correlation and the positive correlation attributes of managed futures, as represented by the Barclay B-Top 50 Index, as compared to the S&P 500® during four different equity market phases.

Correlation Study of S&P 500® vs. Barclay B-Top 50 Index
January 1995 – February 2011

Period	Equity Market Phase	Number of Months	S&P 500® Annualized Return	Managed Futures (Barclay B-Top 50) Annualized Return	S&P 500® - Barclay B-Top 50 Correlation

Jan 95 – Dec 99	Bullish	60	26.20%	10.48%	0.08

Jan 00 – Dec 02	Bearish	36	(15.70)%	7.96%	(0.51)

Jan 03 – Dec 07	Bullish	60	10.80%	6.33%	0.39

Jan 08 – Feb 11	Bearish	37	(2.04)%	4.33%	(0.21)

Annualized return for managed futures is represented by the Barclay B-Top 50 Managed Futures Index.
Source for Barclay Annualized Return:  Barclays Database
Source for S&P 500® Total Return Index:  Standard and Poor’s

Futures Markets and Trading Methods

The Futures and Forward Markets

The Commodity Futures Modernization Act of 2000 (“CFMA”) became effective in December 2000 and substantially amended various laws relating to the trading of futures and derivatives contracts.  The following discussion describes traditional futures trading and briefly describes the characteristics of new exchanges permitted by the CFMA.

Futures and Forward Contracts

Futures contracts normally have standardized terms, such as size and delivery month, and call for the future delivery of various commodities.  These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract.

Prior to the enactment of the CFMA, futures contracts could only be traded on exchanges that were designated as “contract markets” by the CFTC.  The CFMA permits certain commodity contracts between sophisticated parties to be traded “off exchange.”  The CFMA permits several new categories of exchanges to be created, each of which is subject to less regulation than traditional CFTC-approved contract markets.  Forward currency contracts are traded off-exchange through banks or dealers.  In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum,” risk transfer economic activity.  For every gain there is an equal and offsetting loss.

Exchange of Futures for Physicals (“EFP”) Transactions

Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals (“EFP”).  In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction.  For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity.  In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction.  In those markets, because the cash transaction is essentially “transitory,” EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.”  Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery.  The futures and forward markets enable the hedger to shift the risk of price changes to the speculator.  The speculator risks capital with the hope of making profits from such changes.  Speculators, such as the trust, rarely make or take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the existing futures exchanges in the United States has an associated “clearinghouse.”  Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions.  The clearinghouse “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that trades may hold or control in futures contracts on certain commodities.

Most United States futures exchanges limit the maximum change in futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity and could make it difficult for the trust to liquidate unprofitable positions.

When a position is established, “initial margin” is deposited.  On most futures exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account.  If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

The trust’s assets are traded on a number of foreign commodities exchanges.  Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

Trading Methods

Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals.  Discretionary traders make trading decisions on the basis of their own judgment.

Each approach involves inherent risks.  For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity.  Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects.  Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions.  Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends.  During periods with no major price movements, a trend-following trading program is likely to have big losses.

Risk Control Techniques

Trading advisors often adopt risk management principles.  Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions are to be liquidated.  However, no risk control technique can assure that big losses will be avoided.

Interest on Trust Assets

The trust receives interest income on its assets.  By the third business day of each month, R.J. O’Brien & Associates, LLC credits the trust’s account holding U.S. dollar deposits with interest equal to the average four-week Treasury Bill rate.  With respect to non-U.S. dollar deposits, the rate of interest is equal to a rate of one-month LIBOR less 1.0%.  The interest earned on the trust’s assets can offset a portion, although at current rates not all, of its routine costs.  The trust’s interest income represents a source of revenue entirely independent of its speculative futures and forward trading, but is subject to the risk of trading losses.  Interest is currently estimated to be earned at a rate of 0.20% per annum.

Effective October 6, 2010, the managing owner retained RJO Investment Management LLC, an affiliate of the managing owner, to serve as a cash manager to the trust.  The trust’s assets will be held by Wells Fargo Bank, N.A. as custodian.  As of February 28, 2011, Wells Fargo Bank, N.A. held approximately $31.2 million of the trust’s assets.

Small Minimum Investment

Investors in the trust are currently able to gain access to the trust for a minimum investment of only $5,000; $2,000 in the case of eligible employee benefit plans and individual retirement accounts.  A small minimum investment requirement makes the trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the trust.

Limited Liability

An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the large positions in relation to capital used in futures and forward trading.  However, a unitholder cannot lose more than his or her investment in the trust plus undistributed profits.  In the event the net asset value of a unit decreases to less than 50% of the previous highest month-end net asset value per unit as of the close of business on any day, the managing owner is required to cause the trust to liquidate all open positions, suspend trading and declare a special redemption date in accordance with the provisions in the Ninth Amended and Restated Declaration and Agreement of Trust.  Without limited liability, it could be imprudent for an investor to participate in strategies like those applied by the trust’s trading advisors where positions may be large in relation to account equity.

Administrative Convenience

The trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in unitholders engaging directly in futures and forward trading.  Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the trust necessary for unitholders to complete their federal and state income tax returns.  The approximate daily net asset value per unit is available by calling your financial advisor or the managing owner toll free at (888) 292-9399.

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Diversification by Sector

The chart below reflects the total markets and sectors traded by the eight trading advisors.  Re-allocations of the trust’s assets among these programs and other manager programs may change from time to time.  Investors should not treat the trust as a means of participating in any one specific sector.  There is no way to predict which markets the trust will trade or what its relative commitments to the different markets will be.

Trust Sector Allocation as of February 2011

Financial Exposure:  50.41%
Commodity Exposure:  49.59%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

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Diversification by Holding Period

The chart below reflects the approximate percentage of assets allocated by position holding periods by the eight trading advisors.  Re-allocations of the trust’s assets among these programs and other manager programs may change the distribution of holding periods from time to time.  Investors should not treat the trust as a means of participating in any one specific investment horizon.

Diversified Time Frames for Trust Assets
(Holding Periods for Positions by Trading Advisors)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

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Diversification by Investment Style

The chart below reflects the approximate percentage of assets allocated by investment style of the eight trading advisors.  Re-allocations of the trust’s assets among the trading advisors and any new advisor may change this allocation from time to time.  Investors should not treat the trust as a means of participating in any one specific investment style.

Diversified Investment Styles for Trust Assets
(Investment Styles of Trading Advisors)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

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Correlation Analysis between the Barclay B-Top 50 Index and the S&P 500®
(January 2005 through February 2011)

The charts below show that the performance of the Barclay B-Top 50 Index may not have been negatively correlated with the S&P 500®.   In fact, the Barclay B-Top 50 Index performed independently, in a statistical sense, in the period shown.  Out of the 74 months shown below in the pie chart, the Barclay B-Top 50 Index frequently experienced the same performance–loss or gain–as the S&P 500® Index.  However, as the pie chart shows, in 41.89%, or 31 of 74 months, Barclay B-Top 50 Index performance was in the opposite direction of the S&P 500®.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

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Non-correlation is not, however, negative correlation.  The Barclay B-Top 50 Index’s performance is not expected to be opposite, but rather unrelated, to the performance of stocks and bonds.  For example, as shown in the graphs below, during certain periods, the Barclay B-Top 50 Index would have demonstrated a strong degree of positive correlations to the S&P 500® Stock Index and the Barclay Capital Government Bond Index (BCGI).

Correlation Analysis between the Barclay B-Top 50 Index and the BCGI
(January 2005 through February 2011)

The chart below shows that the performance of the Barclay B-Top 50 Index would not have been negatively correlated with the BCGI.  In fact, the Barclay B-Top 50 Index performed independently, in a statistical sense, during the period shown.  As the pie chart shows, 56.76% or 42 out of 74 months, Barclay B-Top 50 Index performance would have been in the opposite direction of the BCGI.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

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Worst Decline in Equity Indexes (June 1989 – February 2011)

Managed Futures Performance during Worst Drawdown (WDD) periods for Stocks

Managed Futures: Barclay CTA Index
S&P 500® Total Return Index
Nasdaq Composite Index
International Stocks & Morgan Stanley International Europe, Australasia and Far East (EAFE)
Source: Barclay Trading Group, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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The following chart compares the monthly performance of the Barclay B-Top 50 Index since December 2004 to the S&P 500® Stock Index (assuming the reinvestment of all dividends) and a portfolio consisting of 10% of the Barclay B-Top 50 Index and 90% of the S&P 500® Stock Index (assuming the reinvestment of all dividends).

Performance Information of the Barclay B-Top 50 Index versus the
S&P 500® Stock Index and a 10%/90% BTOP 50/S&P 500® Weighted Portfolio
December 2004 through February 2011

Past performance is not necessarily indicative of future results.

Graphic comparisons of securities indices and the Barclay B-Top 50 Index, a managed futures index, may not adequately reflect all differences between the securities and futures markets or between passive and managed investments.

Neither the managing owner nor its trading advisors recommend that any investor allocate 50% of his or her portfolio to managed futures.

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Volatility

Volatility, as measured by the standard deviation of returns, is a common investment industry measure of risk.  To understand how the Barclay B-Top 50 Index is positioned in the marketplace when comparing historical volatility among other indices, “upside” and “downside” volatility must be defined.  Downside volatility is movement from the mean downwards.  Upside volatility is movement from the mean upwards.  In other words, downside volatility reflects the performance below the average monthly return and upside volatility reflects performance above the average monthly return.  Overall volatility by itself is not necessarily the only factor to evaluate when considering to invest.

Selected Indices versus the S&P 500® Stock Index
January 2005 – February 2011

Past performance is not necessarily indicative of future results.

The overall volatility is the standard deviation of all of the Barclay B-Top 50 Index’s actual returns from January 2005 through February 2011 for the Barclay B-Top 50 Index and the indices shown above.  The upside volatility for the Barclay B-Top 50 Index and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns greater than the mean for that specific product.  The downside volatility for the Barclay B-Top 50 Index and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns less than the mean for that specific product.  The mean is derived by calculating the average of all of the monthly returns from January 2005 through February 2011.  Standard deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return on a compounded basis from January 2005 through February 2011.

Efficient Frontier

As discussed above and in Part One of this two-part prospectus, by allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to managed futures, an investor has the potential to enhance the prospects for superior performance of an overall portfolio as well as to reduce the volatility of the portfolio over time.

The following graph prepared by Liberty Funds Group and the managing owner demonstrates the potential effects of adding managed futures, as represented by the Barclay B-Top 50 Index, to a diversified stock portfolio, represented by the S&P 500® Stock Index.  Adding managed futures has the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).  The graph was prepared using the performance of the Barclay B-Top 50 Index for the period from January 2005 through December 2010.

The following graph does not reflect the risk of the Barclay B-Top 50 Index incurring sudden, major losses as the graph is based on statistical averages over time.

Performance of the Barclay B-Top 50 Index and the S&P 500® Stock Index
January 2005 through December 2010

Source: PerTrac

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Standard deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return of the Barclay B-Top 50 Index on a compounded basis for the period from January 2005 through December 2010.

Each point represents a 5% incremental allocation to managed futures, as represented by the Barclay B-Top 50 Index, to a diversified stock portfolio, represented by the S&P 500® Stock Index.

“10% BTOP 50/90%S&P” represents the risk return profile of a hypothetical portfolio with 10% of the assets invested in managed futures, as represented by the Barclay B-Top 50 Index, and 90% in the S&P 500® Index.

S&P 500® is a trademark of The McGraw-Hill Companies.  The S&P 500® Index tracks the stock performance of 500 U.S. companies across four industry groups.  It is a market-value weighted index with each stock’s weight in the index proportionate to its market value.  The S&P 500® is a passively managed index that is neither available for direct investment nor subject to advisory fees or other expenses.  Comparisons of actively managed investments to passive indices have certain inherent material limitations.  All data for S&P 500® is obtained from PerTrac (a product of Strategic Financial Solutions, LLC.(2008)) 1-775-851-5880 www.pertrac.com.

The foregoing graph is provided for illustrative purposes only.  Prospective investors should note that neither the managing owner nor the commodity trading advisors have managed any pools or accounts consisting of the portfolio mixes shown in the above charts and that the charts are presented only as an illustration of the potential advantage of adding a managed futures component to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to managed futures.  For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured.  There can be no assurance that that will, in fact, occur.

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The following graph prepared by Liberty Funds Group and the managing owner demonstrates the potential effects of adding managed futures, as represented by the Barclay B-Top 50 Index, to a diversified portfolio containing stocks, represented by the S&P 500® Stock Index, and bonds, represented by the BCGI.  Adding managed futures has the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).  The graph was prepared using the performance of the Barclay B-Top 50 Index for the period from January 2005 through December 2010.

The following graph does not reflect the risk of the Barclay B-Top 50 Index incurring sudden, major losses as the graph is based on statistical averages over time.

Performance of the Barclay B-Top 50 Index, S&P 500® Stock Index, and
Barclay Capital Government Bond Index (BCGI)
January 2005 through December 2010

Source:  PerTrac

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Standard deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return of the Barclay B-Top 50 Index on a compounded basis for the period from January 2005 through December 2010.

Each point represents a 5% incremental allocation to managed futures, as represented by the Barclay B-Top 50 Index, to a diversified portfolio containing stocks, represented by the S&P 500® Stock Index, and bonds, represented by the Barclay Capital Government Bond Index.

“54/36/10-BTOP 50” represents the hypothetical performance of a portfolio which has 54% of its assets invested in the S&P 500® Index, 36% in bonds, as represented by the Barclay Capital Government Bond Index and 10%  in the Barclay B-Top 50 Index.

S&P 500® is a trademark of The McGraw-Hill Companies.  The S&P 500® Index tracks the stock performance of 500 U.S. companies across four industry groups.  It is a market-value weighted index with each stock’s weight in the index proportionate to its market value.  The S&P 500® is a passively managed index that is neither available for direct investment nor subject to advisory fees or other expenses.  Comparisons of actively managed investments to passive indices have certain inherent material limitations.  All data for S&P 500® is obtained from PerTrac (a product of Strategic Financial Solutions, LLC.(2008)) 1-775-851-5880 www.pertrac.com.

The foregoing graph is provided for illustrative purposes only.  Prospective investors should note that neither the managing owner nor the commodity trading advisors have managed any pools or accounts consisting of the portfolio mixes shown in the above charts and that the charts are presented only as an illustration of the potential advantage of adding a managed futures component to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to managed futures.  For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured.  There can be no assurance that that will, in fact, occur.

Performance Capsules of the Commodity Trading Advisors

Notes to Performance Information

In reviewing the descriptions of the trading advisors’ performance information, prospective investors should understand that such performance is “net” of all fees and charges and generally includes interest income applicable to the accounts comprising each composite performance summary.  Such composite performance is not necessarily indicative of any individual account.  In addition, particular conventions adopted by certain trading advisors with respect to the calculation of the performance information set forth in this prospectus are described following the capsules summary sections with respect to each trading advisor.

1.	“Name of commodity trading advisor” is the name of the trading advisor which directed the accounts included in the performance summary.

2.	“Name of program” is the name of the trading program used by the trading advisor in directing the accounts included in the performance summary.

3.	“Inception of trading by CTA” is the date on which the relevant trading advisor began directing client accounts.

4.	“Inception of trading in program” is the date on which the relevant trading advisor began directing client accounts pursuant to the program shown in the performance summary.

5.	“Number of open accounts” is the number of accounts directed by the relevant trading advisor pursuant to the program shown in the performance summary through February 28, 2011.

6.	“Aggregate assets overall” is the aggregate amount of actual assets under the management of the relevant trading advisor in all programs operated by such trading advisor through February 28, 2011.

7.
“Aggregate assets in program” is the aggregate amount of total equity, including “notional” equity, under the management of the relevant trading advisor in the program shown in the performance summary through February 28, 2011.

8.
“Worst monthly drawdown” is the largest monthly percentage loss experienced by any trading program or pool of the trading advisor in any calendar month since either January 2006 or the date of inception and ending February 28, 2011.  “Loss” for these purposes is calculated on the basis of the loss experienced by each such trading program or pool, expressed as a percentage of the total equity (including “notional” equity) of such trading program or pool.

9.
“Worst peak-to-valley drawdown” is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any trading program or pool of the trading advisor since either January 2006 or the date of inception and ending February 28, 2011 from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end.  Worst peak-to-valley drawdown is calculated on the basis of the loss experienced by each such trading program or pool, expressed as a percentage of the total equity (including “notional” equity) of such trading program or pool.

10.
“Annual return” is calculated by multiplying on a compound basis each monthly rate of return and not by adding or averaging such monthly rates of return.  For periods of less than one year, the results are for the period indicated.

1.	Abraham Diversified Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by ATC or the trust in the future, since past results are no guarantee of future results.  There can be no assurances that ATC or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the Abraham Diversified program.

Set forth below in Capsule A is the past performance history of Abraham Trading Diversified, one of the programs that will be traded for the trust.

Prospective investors should note that the following table for ATC’s Diversified Program presents performance data in composite form.  Accordingly, individual accounts may have achieved better or worse results than those shown in Capsule A.  The accounts reflected in the table generally have followed the same basic trading methods and strategies described under “Trading Program.”  Moreover, all accounts in the Diversified Program normally have been traded in parallel.  However, the accounts were charged monthly management fees of between 0% and 1/6th of 1% of equity and incentive fees ranging between 13.33% and 35% of net performance.  When reviewing performance records, prospective investors should understand that it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results.  The reasons for this include (1) the period during which they are active and when they began trading, (2) the trading strategy used, since modifications to a trading strategy can occur, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to ensure that every customer account will participate in every trade an advisor makes for its managed accounts, (5) the brokerage commission rate charged to an account, since brokerage commissions will affect the account’s performance, (6) the management fee and performance fee rates may vary from account to account, (7) split fills received on block orders placed by the advisor, and (8) there may be other strategic considerations that an advisor may take in electing to make or liquidate a particular trade for some or all of his customers.  However, in ATC’s opinion, the following capsule adequately reflects the performance of ATC’s Diversified Program of comparable accounts in all material respects.

The rates of return reported below for ATC’s Diversified Program are based on a computation that uses the nominal values of all the accounts, funded for an entire month or period, managed by Abraham Trading Company using its Diversified Program.  This means that (i) ATC has managed in the past and might manage in the future some accounts which are fully-funded and others which are funded at less than 100%; (ii) the value of fully-funded accounts included in the subset constitutes at least 10% of the cash and other margin qualifying assets (“Actual Funds”) plus the amount by which the account’s trading level exceeds the Actual Funds (“Nominal Account Size”); and (iii) there are no material differences in gross trading profit (loss) between the Fully-Funded subset and the Nominal Account Size.

The information presented in the following tables has not been audited.  However, ATC believes that such information is accurate and fairly presented.

Capsule A

Abraham Trading, L.P. – Abraham Trading Diversified

Name of commodity trading advisor:	Abraham Trading Company
Name of program:	Diversified
Inception of trading by CTA:	January 1998
Inception of trading in program:	January 1998
Number of open accounts:	15
Aggregate assets overall as of February 28, 2011:	$565,742,856
Aggregate assets in program as of February 28, 2011:	$562,642,239
Worst monthly drawdown since January 1, 2006:	(5.26%), July 2006
Worst peak-to-valley drawdown since January 1, 2006:	(14.57%), December 2008 to July 2010
2011 year-to-date return:	4.97% (2 months)
2010 annual return:	8.56%
2009 annual return:	(5.55%)
2008 annual return:	28.81%
2007 annual return:	19.20%
2006 annual return:	8.93%

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2.	Conquest Macro Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Conquest or the Trust in the future, since past results are no guarantee of future results.  There can be no assurances that Conquest or the Trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the Conquest Macro trading program.

Set forth below in Capsule A is the past performance history of the Conquest Macro program, one of the programs that is traded for the trust.  The past performance information set forth in Capsule A below has not been audited; however, Conquest believes that this information is accurate and fairly represented.

Capsule A

Conquest Capital LLC – Conquest Macro

Name of Commodity Trading Advisor:	Conquest Capital LLC
Name of Program:	Conquest Macro
Inception of trading by CTA:	May 1, 1999
Inception of trading in program:	June 1, 2001
Number of open accounts:	15
Aggregate assets overall as of February 28, 2011:
Excluding “notional” equity:	$319 million
Including “notional” equity:	$861 million
Aggregate assets in program as of February 28, 2011:
Excluding “notional” equity:	$287 million
Including “notional” equity:	$673 million
Worst monthly Composite drawdown since January 1, 2006:	(10.70%), August 2009
Worst peak-to-valley Composite drawdown since January 1, 2006:	(26.51%), Aug. 2009 to Feb. 2011
2011 year-to-date return:	(9.46%) (2 months)
2010 annual return:	4.91%
2009 annual return:	(14.12%)
2008 annual return:	45.58%
2007 annual return:	20.88%
2006 annual return:	8.04%

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

3.	GAJL Commodity Systematic Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by GAJL or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that GAJL or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the GAJL Commodity Systematic program.

The information set forth in the tables below has not been audited; however, GAJL believes that this information is accurate and fairly represented.

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Capsule A

Global Advisors (Jersey) Limited – Commodity Systematic

Name of commodity trading advisor:	Global Advisors (Jersey) Limited(1)
Name of program:	Global Commodity Systematic
Inception of trading by CTA:	July 2005
Inception of trading in program:	July 2005
Number of open accounts:	12
Aggregate assets overall as of February 28, 2011:
Excluding “notional” equity:	$90,932,390
Including “notional” equity:	$305,703,108
Aggregate assets in program as of February 28, 2011:
Excluding “notional” equity:	$90,932,390
Including “notional” equity:	$305,703,108
Worst monthly drawdown since January 1, 2006:	(6.17%), May 2010
Worst peak-to-valley drawdown since January 1, 2006:	(10.19%), December 2009 to July 2010
2011 year-to-date return:	2.47% (2 months)
2010 annual return:	2.28%
2009 annual return:	1.78%
2008 annual return:	20.39%
2007 annual return:	14.87%
2006 annual return:	21.91%

(1)
The information provided in this capsule combines accounts managed under the Commodity Systematic program either by GALP or by Global Advisors (Jersey) Limited (GAJL).  GALP migrated all of its clients to GAJL; the Commodity Systematic program was, and continues to be, managed by the same principals, systems, trading staff and processes before and after the migration.

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

4.	Haar Discretionary Commodity Trading Program Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Haar or the trust in the future, since past results are no guarantee of future results.  There can be no assurances that Haar or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the Haar Discretionary Commodity Trading Program.

The past performance information set forth in Capsule A below has not been audited; however, Haar believes that this information is accurate and fairly represented.

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Capsule A

Haar Capital Management LLC – Discretionary Commodity Trading Program

Name of Commodity Trading Advisor:	Haar Capital Management LLC
Name of Program:	Discretionary Commodity Trading Program
Inception of trading by CTA:	December 17, 2005
Inception of trading in program:	December 17, 2005
Number of open accounts:	46
Aggregate assets overall as of February 28, 2011:	$83,150,159
Aggregate assets in program as of February 28, 2011:	$83,150,159
Worst monthly Composite drawdown since January 1, 2006:	(10.05%), March 2007
Worst peak-to-valley Composite drawdown since January 1, 2006:	(17.72%), July 2008 to July 2010
2011 year-to-date return:	0.62% (2 months)
2010 annual return:	6.33%
2009 annual return:	(3.53%)
2008 annual return:	1.78%
2007 annual return:	16.17%
2006 annual return:	27.37%

*Annual compounded rate of return is computed using a hypothetical $1,000 Investment Index, which illustrates how a theoretical $1,000 investment, if left untouched, would have appreciated or depreciated during the entire year.  Since the performance table is the combination of many separate accounts, this is a theoretical figure and should not be taken as indicative of any results that an account may have in the future.  The year-to-date rate of return is the ending $1,000 Index minus $1,000 and divided by $1,000.

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

5.	JWH Diversified Plus Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by JWH or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that JWH or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the JWH Diversified Plus program.

Set forth below in Capsule A is the past performance history of JWH Diversified Plus, one of the programs that will be traded for the trust.

JWH Diversified Plus is a broadly diversified program that combines three separate two-phase reversal systems with a dynamic sizing of individual market positions based on volatility.  The three trend-following models utilize different time horizons to permit multiple entry and exit points.  Portfolio exposure will vary based on the relative positions (long or short) of the three models used.  The program is designed to have lower volatility compared to most other JWH programs.  Like all JWH trend-following programs, it uses a non-predictive, disciplined and systematic approach to investing.

JWH Diversified Plus began trading client capital on January 8, 2007 as an allocation in the Strategic Allocation Program.  It began trading a stand-alone client account on April 2, 2007.

The information set forth in the tables below has not been audited; however, JWH believes that this information is accurate and fairly represented.

Capsule A

John W. Henry & Company, Inc. – JWH Diversified Plus

Name of commodity trading advisor:	John W. Henry & Company, Inc.
Name of program:	JWH Diversified Plus
Inception of trading by CTA:	October 1982
Inception of trading in program:	April 2007
Number of open accounts:	4
Aggregate assets overall as of February 28, 2011:	$205,463,408
Aggregate assets in program as of February 28, 2011:	$27,620,297
Worst monthly drawdown since inception:	(16.91%), July 2008
Worst peak-to-valley drawdown since inception:	(24.25%), June 2008 – August 2008
2011 annual return:	4.44% (2 months)
2010 annual return:	7.95%
2009 annual return:	(6.10%)
2008 annual return:	40.09%
2007 annual return:	24.15% (9 months)

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

6.	NuWave Combined Futures Portfolio (2x) Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by NuWave or the trust in the future, since past results are no guarantee of future results.  There can be no assurances that NuWave or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the NuWave Combined Futures Portfolio (2x) program.

Set forth in Capsule A is the past performance history of NuWave Combined Futures Portfolio (2x), one of the programs that will be traded for the trust.  The information set forth in the tables below has not been audited; however, NuWave believes that the information is accurate and fairly represented.

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Capsule A

NuWave Investment Management, LLC – Combined Futures Portfolio (2x)

Name of commodity trading advisor:	NuWave Investment Management, LLC
Name of program:	Combined Futures Portfolio 2x
Inception of trading by CTA:	May 2001
Inception of trading in program:	February 2005
Number of open accounts:	30
Aggregate assets overall as of February 28, 2011:
Excluding “notional” equity:	$193,336,547
Including “notional” equity:	$798,679,273
Aggregate assets in program as of February 28, 2011:
Excluding “notional” equity:	$193,336,547
Including “notional” equity:	$776,204,241
Worst monthly drawdown since inception:	(11.72%), August 2007(1)
Worst peak-to-valley drawdown since inception:	(17.00%), March 2009 to February 2011(1)
2011 year-to-date return:	(8.88)% (2 months)
2010 annual return:	(4.41)%
2009 annual return:	(8.11%)
2008 annual return:	51.78%
2007 annual return:	(0.11%)
2006 annual return:	11.87%

(1) NuWave calculates worst monthly drawdown and worth peak-to-valley drawdown on a composite basis instead of by account.

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

7.	Dominion Sapphire Program Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Dominion or the trust in the future, since past results are no guarantee of future results.  There can be no assurances that Dominion or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the Sapphire Program.

Set forth below in Capsule A is the past performance history of the Dominion Sapphire Program, one of the programs that is traded for the trust.  The past performance information set forth in Capsule A below has not been audited; however, Dominion believes that this information is accurate and fairly represented.  Please note that Dominion claims an exemption and operates pursuant to CFTC Regulation 4.7 and, as such, avails itself of all available relief regarding required disclosures.

Prospective investors should note that the following table for the Dominion Sapphire Program presents performance data from an actual account with a trading level of $3,000,000, traded in real-time along with all other customer accounts in the Sapphire Program.  This account is the only account traded by Dominion at this level and is representative of the allocation traded by Dominion on behalf of the Trust.  Dominion’s research and performance accounting indicates that accounts with a trading level of at least $3,000,000, being equal in all material respects (see variables below), track very closely in performance.  Accordingly, individual accounts may have achieved better or worse results than those shown in Capsule A.  When reviewing performance records, prospective investors should understand that it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results.  The reasons for this include (1) the period during which they are active and when they began trading, (2) the timing of modifications to the trading strategy, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to ensure that every customer account will participate in every trade an advisor makes for its managed accounts, (5) the brokerage commission rate charged to an account, since brokerage commissions will affect the account’s performance, (6) the management fee and performance fee rates may vary from account to account, and (7) split fills received on block orders placed by the advisor.  However, in Dominion’s opinion, the following capsule adequately reflects the performance of Dominion’s Sapphire Program of comparable accounts in all material respects.

Capsule A

Dominion Capital Management Institutional Advisors, Inc. – Dominion Sapphire Program(1)

Name of commodity trading advisor:	Dominion Capital Management
Institutional Advisors, Inc.
Name of program:	Dominion Sapphire Program
Inception of trading by CTA:	May 1994
Inception of trading in program:	May 2005
Number of open accounts:	31
Aggregate assets overall as of February 28, 2011:	$115 million
Aggregate assets in program as of February 28, 2011:	$115 million
Worst monthly drawdown since January 1, 2006:	(5.48)%, October 2010
Worst monthly drawdown year-to-date:	(0.28)%, January 2011
Worst peak-to-valley drawdown since January 1, 2006:	(13.16)%, August 2010 – January 2011
Worst peak-to-valley drawdown year-to-date:	(0.28)%, January 2011 – January 2011
2011 year-to-date return:	1.19% (2 months)
2010 annual return:	(9.84)%
2009 annual return:	5.11%
2008 annual return:	19.21%
2007 annual return:	6.09%
2006 annual return:	0.47%

(1)
The trust is party to an advisory agreement with Dominion Capital Management Institutional Advisors, Inc. (“DCMIA”), which was founded in March 2010 and began managing accounts in July 2010.  DCMIA is an affiliate of Dominion Capital Management, Inc. (“DCM”), which was incorporated in May 1994.  DCMIA and DCM both operate under the assumed name of Dominion Capital, and are both wholly-owned by Scott A. Foster, who is responsible for making trading decisions for DCMIA and DCM.  The Dominion Sapphire Program began trading in May 2005 under the direction of Scott A. Foster, and began being offered by DCMIA in July 2010 following its formation.  However, the performance data presented in this performance capsule reflects the full history of the Dominion Sapphire Program, including the period from May 2005 to June 2010 when it was being offered solely by DCM.

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

8.	Trigon Discretionary Macro Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Trigon or the trust in the future, since past results are no guarantee of futures results.  There can be no assurance that Trigon or the trust will make profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets is allocated to the Trigon Discretionary Macro program.

The information set forth in the tables below has not been audited; however, Trigon believes that this information is accurate and fairly represented.

Capsule A

Trigon Investment Advisors, LLC – Trigon Discretionary Macro

Name of commodity trading advisor:	Trigon Investment Advisors, LLC
Name of program:	Discretionary Macro
Inception of trading by CTA:	October 2002
Inception of trading in program:	August 2007
Number of open accounts:	4
Aggregate assets overall as of February 28, 2011
Including “notional” equity:	$ 628,360,000
Aggregate assets in program as of February 28, 2011
Including “notional” equity:	$ 475,367,000
Worst monthly drawdown since January 1, 2006:	(3.30)%, August 2007
Worst peak-to-valley drawdown since January 1, 2006:	(5.05)%, May 2010 – September 2010
2011 year-to-date return:	(1.24)% (2 months)
2010 annual return:	(0.99)%
2009 annual return:	8.41%
2008 annual return:	11.99%
2007 annual return:	(2.62)% (5 months)

You should read the footnotes located under “Notes to the Performance Information” on pages 105 to 106, which are an integral part of the above performance capsule.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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RJO GLOBAL TRUST

NINTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

Dated as of September 1, 2010

RJO GLOBAL TRUST
NINTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

A-i

A-ii

RJO GLOBAL TRUST
NINTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

This NINTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST of RJO Global Trust is made and entered into as of this 1st day of  September, 2010 by and among R.J. O’Brien Fund Management, LLC, a Delaware limited liability corporation, as a managing owner, Wilmington Trust Company, a Delaware banking corporation, as trustee, and each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust or who becomes a party to this Declaration and Agreement of Trust as a unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a unitholder.

WITNESSETH:

WHEREAS, the parties hereto desire to operate the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Eighth Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety, except with respect to the First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust.  The First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust, which only pertains to investors in the Trust as of October 12, 2005 and has no impact on investments made after such date, shall survive for its limited purpose and shall be a part of the Ninth Amended and Restated Declaration and Agreement of Trust.

NOW THEREFORE, the parties hereto agree as follows:

1.  Definitions.

“Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et. seq.

“Advisor” means any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

“Affiliate” of a Person means, subject to Section 19(b), (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly, or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

“Brokerage Fee” has the meaning set forth in Section 9(c).

“Capital Contributions” means the total investment in the Trust by a Unitholder or by all Unitholders, as the case may be.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Broker” means any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

“Commodity Contract” means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

“Declaration and Agreement of Trust” means this Ninth Amended and Restated Declaration and Agreement of Trust of the Trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means JP Morgan Chase.

“Expenses” has the meaning set forth in Section 3(d).

“Guidelines” mean the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs.

“Indemnified Parties” has the meaning set forth in Section 3(d).

“Managing Owner” means R.J. O’Brien Fund Management, LLC, a Delaware limited liability corporation, the managing owner of the Trust.

“Net Assets” has the meaning set forth in Section 6(d).

“Net Asset Value per Unit” has the meaning set forth in Section 6(d).

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Organizational and Initial Offering Costs” means all expenses incurred by the Trust in connection with and in preparing the Trust for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the Units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

“Person” means any natural Person, partnership, corporation, association or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

“Plan” has the meaning set forth in Section 18.

“Plan Fiduciary” has the meaning set forth in Section 18.

“Program Broker” means a Commodity Broker that effects trades in Commodity Contracts for the account of the Trust.

“Prospectus” means the prospectus relating to the public offering of the Units, as supplemented or updated from time to time.

“Pyramiding” means a method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

“Trust” means the RJO Global Trust, a Delaware statutory trust formed and operated for the purpose of investing in Commodity Contracts.

“Trust Estate” has the meaning set forth in Section 3(d).

“Trustee” means Wilmington Trust Company, a Delaware banking corporation, the trustee of the Trust, acting not in its individual capacity but solely as the trustee of the Trust under the Declaration and Agreement of Trust.

“Unit” means a unit of beneficial interest of the Trust.

“Unitholder” means a party to this Declaration and Agreement of Trust by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as holding a Unit.

“Valuation Date” means the date as of which the Net Assets of the Trust are determined.

2.  Declaration of Trust.

The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.  It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust.  The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Code, and applicable state and local tax laws.  Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws.  Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

3.  The Trustee.

(a)  Term; Resignation.   (i)   Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Managing Owner.  The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 3(e) hereof.

(ii)  The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 3(e) hereof.  If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b)  Powers.   Except to the extent expressly set forth in this Section 3, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner.  The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust.  The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act.  The Trustee shall provide prompt notice to the Managing Owner of the Trustee’s performance of any of the foregoing.  The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c)  Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner, reasonable compensation for its services hereunder in accordance with the Trustee’s standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner, for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d)  Indemnification.   The Managing Owner agrees, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 3(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The indemnities contained in this Section 3(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee.  In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e)  Successor Trustee.   Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807 of the Act.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.  Any successor Trustee shall file an amendment to the Certificate of Trust as required by the Act.

(f)  Liability of the Trustee.   Except as otherwise provided in this Section 3, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.  The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s gross negligence or willful misconduct.  In particular, but not by way of limitation:

(i)  the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)   the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii)   the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv)   the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any Commodity Broker, any Advisor, any selling agent, any additional selling agent, “wholesaler” selling agent or “correspondent” selling agent;

(v)   no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi)   under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

(vii)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)   notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.  (i)   In the absence of bad faith on the part of the Trustee or negligence or misconduct on the part of the Managing Owner, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust.  The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)   In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

(h)  Not Part of Trust Estate.   Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 3 shall not be deemed to be part of the Trust Estate immediately after such payment.

4.  Principal Office.

The address of the principal office of the Trust is c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, IL  60606.  The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

5.  Business.

The Trust’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto.  The Trust may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments.  The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust’s participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

The objective of the Trust’s business is appreciation of its assets through speculative trading.  The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.  The Trust shall do so under the direction of the Managing Owner.

The Managing Owner may designate an Advisor or Advisors for the Trust and may apportion to such Advisor(s) the management of such Net Assets as the Managing Owner shall determine in its absolute discretion.

6.  Term, Dissolution, Fiscal Year and Net Asset Value.

(a)  Term.  The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then outstanding to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) 120 days after either (i) the date of filing by, or against, the Managing Owner of a petition for relief under the bankruptcy laws, or (ii) the notice of the retirement, resignation, or withdrawal of the Managing Owner is provided pursuant to the last sentence of this Section 6(a), unless prior to such 120th day (A) Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust, or (B) in the event of (i) above, the bankruptcy court approves the sale and assignment of the interests of the Managing Owner to a purchaser/assignor and the purchaser/assignor assumes the duties and obligations of “Managing Owner” and the purchaser/assignor begins serving as the successor Managing Owner, or (4) 90 days after either (i) the insolvency of the Managing Owner, or (ii) any other event that would cause the Managing Owner to cease to be managing owner of the Trust, unless prior to such 90th day Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust; (5) the dissolution of the Managing Owner; (6) the insolvency or bankruptcy of the Trust; (7) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 13); (8) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 13); (9) dissolution of the Trust pursuant hereto; or (10) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust. The Managing Owner shall have no right to retire, resign or withdraw without first providing not less than 120 days’ prior written notice to all Unitholders of such proposed action. The Managing Owner shall be responsible for seeking the requisite vote of (or signatures from) Unitholders during the applicable period of time for the events covered by Section 6(a)(3) or 6(a)(4) above.

(b)  Dissolution.   Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up.  Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 6(a)(5) has caused the Managing Owner to cease to be managing owner of the Trust, a Person or Persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)   FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders or the Trustee), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

(ii)   SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 9 hereof as if the date of distribution were the end of a calendar year.

(c)  Fiscal Year.   The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d)  Net Asset Value.  The “Net Assets” of the Trust are its total assets less its total liabilities, determined in accordance with generally accepted accounting principles, and includes any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Trust.  The “Net Asset Value per Unit” is to be determined on a per class or series basis and calculated by dividing the Net Assets of each such class and/or series by the outstanding number of Units of each such class and/or series, subject to the provisions of Section 9(a) hereof.

A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation.  If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable.  The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

Organizational and Initial Offering Cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of Organizational and Initial Offering Costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

Accrued incentive fees shall reduce the Net Asset Value of the Trust.

7.  Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner.  In no event shall the Managing Owner be required to maintain a Net Worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

8.  Capital Contributions; Units; Managing Owner’s Liability.

(a) Capital Contributions; Units.  The beneficial interests in the Trust shall consist of two types:  a general liability interest and limited liability Units.  The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

No certificates or other evidences of beneficial ownership of the Units will be issued.  The Unitholders’ respective Capital Contributions to the Trust shall be as shown on the books and records of the Trust.

Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

Any Units acquired by the Managing Owner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

(b)  Managing Owner’s Liability.  The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership.  The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total Capital Contributions to the Trust (including the Managing Owner’s contributions).  The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

9.  Allocation of Profits and Losses.

(a)  Capital Accounts and Allocations.  A capital account shall be established for each Unit and for the Managing Owner.  The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and incentive fee allocations (other than unamortized Organizational and Initial Offering Costs).

As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Net Assets of the Trust as compared to the last such determination of Net Assets shall be credited or charged equally among the Units of all Unitholders on a per class or per series basis.

In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee.

(b)  Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Trust’s income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 9(b) for federal income tax purposes.  Allocations of profit and loss shall be pro rata from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 9(b)(1)(B) and 9(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units.  Notwithstanding the foregoing requirement that annual allocations of profit and loss be pro rata from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 9(b).

(1)  Trust profit and loss shall be allocated as follows:

(A)  For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner.  The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner.  As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit’s allocable share of the amount of Organizational and Initial Offering Cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 9(c).  As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit’s allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units.  The adjustment to reflect the amortization of Organizational and Initial Offering Cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations).  Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

(i)          Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 9(b)(1)(B) and 9(b)(1)(C) below.

(ii)         Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 9(b)(1)(D) and 9(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

(iii)        When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 9(b)) shall be eliminated.

(B)  Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder’s tax account attributable to the redeemed Units.

(C)  Profit remaining after the allocation thereof pursuant to Section 9(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

(D)  Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder’s tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E)  Loss remaining after the allocation thereof pursuant to Section 9(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

(2)  In the event that a Unit has been assigned, the allocations prescribed by this Section 9(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

(3)  The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 9(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder’s capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

(4)  Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder’s capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder’s capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

(5)  The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

The Managing Owner may adjust the allocations set forth in this Section 9(b), in the Managing Owner’s discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c)  Expenses.

The Trust shall pay the monthly Brokerage Fee of 3.22% to 3.57% of the Trust’s month-end assets on an annual basis (approximately 0.268% to 0.298% monthly) with respect to Class A Units and 1.22% to 1.57% of the Trust’s month-end assets on an annual basis (approximately 0.102% to 0.131% monthly) with respect to Class B Units, payable as follows:  selling commission to the selling agents of 2.0% annually (with respect to Class A Units only; Class B Units will not be charged the 2.0% selling commission payable to the selling agents); and clearing, NFA and exchange fees (including fees related to foreign currency transactions and other off-exchange transactions) (paid as incurred and estimated at 1.22% to 1.42% annually and capped at 1.57%) (the “Brokerage Fee”).  The Trust shall pay the Managing Owner a managing owner fee of 0.75% of Net Assets annually and shall reimburse the Managing Owner for underwriting expenses of up to 0.35% of Net Assets annually.  The Trust shall pay its consultant, Liberty Funds Group, an annual fee equal to 0.33% of Net Assets annually.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.  All of the expenses which are for the Trust’s account shall be billed directly to the Trust, as appropriate.  Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust’s average month-end Net Assets in any fiscal year.  The amount of any such costs borne by the Trust shall be allocated on a pro rata basis to each Unit outstanding at any month-end (determined prior to any redemptions).

Net Assets, for purposes of calculating the 0.5% limitations on continuous offering costs set forth in this Section 9(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, i.e., net of all accrued fees and expenses including any accrued incentive fee(s) (but prior to redemption charges).

In no event shall ongoing and offering costs (including redemption fees, but excluding ongoing compensation) exceed 15% of the Capital Contributions to the Trust.

The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

(d)  Limited Liability of Unitholders.  Each Unit, when purchased in accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable.  Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(e)  Return of Capital Contributions.  No Unitholder or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein.  In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

10.  Management of the Trust.

(a)  Authority of the Managing Owner.  Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust.  The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.  The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the Prospectus.  The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such Persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated Person, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the Guidelines in effect as of the date of the Prospectus (i.e., 14% annually—including Pit Brokerage Fees and service fees—of the Trust’s average Net Assets, excluding the assets, if any, not directly related to trading activity).  The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust’s brokerage commissions have exceeded 14% of the Trust’s average Net Assets during the preceding year.

During any fiscal year of the Trust, if the management fee exceeds the 6% annual management fee contemplated by the Guidelines, the Managing Owner shall reimburse the Trust for such excess.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

Any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding.  In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 11 hereof.

The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

(b)  Fiduciary Duties.  The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties.  Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law.  The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust.   The funds of the Trust will not be commingled with the funds of any other Person (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute “commingling” for these purposes).  The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust.  The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(c)  Loans; Investments.  The Trust shall not make loans to any party.  The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 20(a).  If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose.  The Managing Owner shall not receive “points” or other financing charges or fees regardless of the amount.  The Trust shall not invest in any debt instruments other than government securities and other CFTC-authorized investments, or invest in any equity security without prior notice to Unitholders.

(d)  Certain Conflicts of Interest Prohibited.   No Person may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any Advisor, manager or joint venturer, or to the Managing Owner or any of its Affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.  No Advisor shall be affiliated with the Program Broker or any of its Affiliates.

(e)  Certain Agreements. Any agreements between the Trust and the Managing Owner or any Affiliate of the Managing Owner, or an Advisor, shall be terminable by the Trust, without penalty, on no more than 60 days’ written notice.

In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 11 hereof.

The Managing Owner shall not enter into any advisory agreement with any Advisor that does not satisfy the relevant experience requirements under the Guidelines (i.e., a minimum of three years’ experience in the managed futures industry).

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

The brokerage commissions paid by the Trust shall be competitive.  The Trust shall seek the best price and services available for its commodity transactions.

R.J. O’Brien & Associates, LLC credits the Trust with interest at 100% of the Trust’s average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC during each month at a rate equal to the average 4-week Treasury Bill rate and at 1-month LIBOR less 1.0% in respect of non-U.S. dollar deposits, or as otherwise disclosed in the Prospectus.  The economic benefit from the possession of the Trust’s assets in excess of the interest credited by R.J. O’Brien & Associates, LLC to the Trust will be retained by R.J. O’Brien & Associates, LLC.  The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of the Trust assets with a custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.”

(f)  Prohibition on “Pyramiding.”  The Trust is prohibited from engaging in Pyramiding.  An Advisor of the Trust taking into account the Trust’s open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in Pyramiding.

(g)  Freedom of Action.  The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust.  Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom.  Unitholders may similarly engage in any such other business activities.  The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust’s business and affairs.

11.  Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant.  The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require.  The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as a beneficial owner of the Trust.  The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust’s Advisor(s) which the Managing Owner believes to be material, (ii) changes in Brokerage Fee, incentive fee(s) or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust.  The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change.  Such notification shall contain a ballot (if applicable), a description of the Unitholders’ voting and redemption rights, and a description of any material effect of such change.  The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end.  Any such notice shall contain a description of the Unitholders’ voting and redemption rights.  The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust.  The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by Persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such Persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Program Broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust.  Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers.  If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust.  The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions.  All brokerage transactions will be effected at competitive rates.  Brokerage commissions may not exceed the cap set forth in Section 10(a).  The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed.  The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

12.  Assignability of Units.

Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner.  No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice.  The Managing Owner may, in its sole discretion, waive any such notice.  No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 13 hereof.  The Managing Owner’s consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder.  Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder.  If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled.  No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

13.  Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder’s investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below).  If Units are redeemed by a Unitholder at a time when there are accrued incentive fee(s) due to the Trust’s Advisor(s), the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust’s Advisor(s).  Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 1.5% of the Net Asset Value at which they are redeemed.  Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to the Managing Owner.  Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow.  No redemption charges shall be applicable to Unitholders who redeem because the Trust’s expenses have been increased.

In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a “first-in, first-out” basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.

If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading.  Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date.  Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner).  Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date.  No redemption charges shall be assessed on any such Special Redemption Date.  As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed.  If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so.  If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph.  The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from Commodity Brokers, banks or other Persons, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of ERISA or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account” subject to Section 4975 of the Code.

14.  Offering of Units.

The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

Fractional Units, calculated to five decimal places, may be sold.

All sales of Units in the United States will be conducted by registered brokers.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account” subject to Section 4975 of the Code.  If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

All subscriptions will be held in a subscription account by the Escrow Agent until released as of the last business day of the month.  The Managing Owner may terminate any offering of Units at any time.  The aggregate of all Capital Contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

15.  Additional Offerings.

The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit at the time of sale (unless the new Unit’s participation in the profits and losses of the Trust is appropriately adjusted).  No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

16.  Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law):  (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 16) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

17.  Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 6(a)(3).  In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice.  If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal.  Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next Valuation Date following the date of removal or withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust.  The Managing Owner shall notify all Unitholders of such assignment.  The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder’s estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 13 hereof.  Each Unitholder that is a natural Person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any Person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.  Nothing in this Section 17 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

18.  Benefit Plan Investors.

Each Unitholder or assignee that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a “Plan Fiduciary”), represents and warrants that:  (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, the Escrow Agent, any of their respective Affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:  (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, the Escrow Agent, and any of their respective Affiliates; and (iii) is qualified to make such investment decision.

19.  Standard of Liability; Indemnification.

(a)  Standard of Liability for the Managing Owner.  The Managing Owner and its Affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b)  Indemnification of the Managing Owner by the Trust.  To the fullest extent permitted by law, subject to this Section 19, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any Persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 19, the term “Affiliates” shall mean any Person acting on behalf of or performing services on behalf of the Trust who:  (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:  (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 19(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Guidelines as in effect on the date of this Declaration and Agreement of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 19 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.  Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein.  Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder.  Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 19 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

(c)  Indemnification by the Unitholders.  In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement(s) and the Customer Agreement, on the one hand, and the Managing Owner’s standards of liability as set forth herein, on the other hand.

20.  Amendments; Meetings.

(a)  Amendments with Consent of the Managing Owner.  If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units.  Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures.  Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling Persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan,” as defined in and subject to ERISA, or of a “plan,” as defined in and subject to Section 4975 of the Code.

 (b)  Amendments and Actions without Consent of the Managing Owner.  In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 20, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs:  (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 20 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any Affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c)  Meetings; Other.   Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes.  Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust.  Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.  Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

 (d) Consent by Trustee.   The Trustee’s written consent to any amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 20(b)(ii)-(vi).  Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 20(b)(i)-(vi) would adversely affect the Trustee in any manner.

21.  Governing Law.

The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this Section 21.

22.  Miscellaneous.

(a)  Notices.   All notices under this Declaration and Agreement of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b)  Binding Effect.   This Declaration and Agreement of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives.  For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c)  Captions.   Captions in no way define, limit, extend or describe the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions.

23.  Certain Definitions.

[Reserved]

24.  No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

25.  Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

26.  Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Ninth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY
not individually but solely as Trustee

By:	/s/ Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

R.J. O’BRIEN FUND MANAGEMENT, LLC
as Managing Owner

By:	/s/ Annette A. Cazenave
Name: Annette A. Cazenave
Title: Executive Vice President

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:	R.J. O’BRIEN FUND MANAGEMENT, LLC
as Attorney-in-Fact

By:	/s/ Annette A. Cazenave
Name: Annette A. Cazenave
Title: Executive Vice President

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EXHIBIT B
RJO GLOBAL TRUST

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney Signature Page for RJO Global Trust  (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) in the Trust subscribes for Units at the net asset value per Unit, as described in the Trust’s current Prospectus (the “Prospectus”).  The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums.  Existing unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments.  Units are sold in fractions calculated to five decimal places.

Purchaser is herewith delivering to Purchaser’s selling agent (hereinafter, “Selling Agent”) an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus.  If Purchaser’s Subscription Agreement and Power of Attorney is accepted by R.J. O’Brien Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Ninth Amended and Restated Declaration and Agreement of Trust (Exhibit A to the Prospectus).  Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a Unit (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the trading advisors, R.J. O’Brien & Associates, LLC, any Selling Agent, wholesaler or correspondent, JP Morgan Chase (the “Escrow Agent”), Wilmington Trust Company (the “Trustee”), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, the trading advisors, R.J. O’Brien & Associates, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

B-1

Investor Suitability

Purchaser acknowledges that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (exclusive of home, furnishings and automobiles) of at least $70,000.

It is recommended that no individual Purchaser should invest more than 10% of his or her net worth in the Units, and no entity Purchaser, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

Residents of the following states must meet the specific requirements set forth below (net worth is, in all cases, to be calculated exclusive of home, furnishings and automobiles).

1.	Alabama
An Alabama purchaser may not invest in the Units unless he or she (i) has a liquid net worth of at least 10 times his or her investment in the Units and other similar programs, and (ii) has a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or has an annual gross income of at least $70,000 and a net worth (exclusive of home, furnishings and automobiles) of at least $70,000.

2.	California
Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000.  A California Purchaser may not invest more than 10% of his or her net worth in the Units.

3.	Iowa	An Iowa Purchaser may not invest more than 10% of his or her liquid net worth in the Trust and its affiliates.

4.	Kansas
Net worth of at least $250,000, or a net worth of at least $70,000 and an annual gross income of at least $70,000.  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

5.	Kentucky
Liquid net worth of at least $300,000, or a combined liquid net worth of $85,000 and annual income of $85,000.  A Kentucky Purchaser may not invest more than 10% of his or her liquid net worth in the Units.

6.	Maine	Minimum subscription per investment, both initial and subsequent, of $5,000.

7.	Michigan	A Michigan Purchaser may not invest more than 10% of his or her net worth in the Units.

8.	New Jersey
Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000.  A New Jersey Purchaser may not invest more than 10% of his or her net worth in the Units.

9.	Oregon	An Oregon Purchaser may not invest more than 10% of his or her net worth in the Units.

10.	Pennsylvania	A Pennsylvania Purchaser may not invest more than 10% of his or her net worth in the Units.

11.	South Carolina	Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.  In the case of a custodian purchasing Units for a minor, the Units will be either a gift to the minor and not paid with funds of the minor or the minor must meet the foregoing suitability standards.  In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

The foregoing suitability standards are regulatory minimums only.  Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative, and illiquid investment such as the Trust is, in fact, suitable for Purchaser.

B-2

EXHIBIT C-A
RJO GLOBAL TRUST

SUBSCRIPTION INSTRUCTIONS
FOR
CLASS A UNITS OF BENEFICIAL INTEREST

CUSIP 74963T106	ISIN US74963T1060

Any person considering subscribing for Class A units of beneficial interest (“Class A Units”) should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Class A Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Class A Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).

Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if this is an additional investment.

Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.

Items 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:

Trust — Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act — Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation — The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

	•	Complete residence address in Item 6 and mailing address (if different) in Item 7.

•
Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

•
The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	U.S. investors must check the box, as appropriate.

Item 10	•	Maine investors must initial the indicated lines, as appropriate.

Item 11	•	All investor(s) must sign where indicated.

Item 12	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page
may be required to be retained in the Branch Office.

C-A-1

RJO GLOBAL TRUST
CLASS A UNITS OF BENEFICIAL INTEREST
CUSIP 74963T106                                                      ISIN US74963T1060

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
RJO GLOBAL TRUST
c/o ACS Securities Services, Inc.
3988 North Central Expwy, Bldg 5, Floor 6
Dallas, TX 75204

Dear Sirs:
1.   Subscription for Units.   I hereby subscribe for the dollar amount of Class A units of beneficial interest (“Class A Units”) in RJO Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Class A Unit of net asset value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Class A Units in $1,000 minimums, also with $100 increments.  Fractional Class A Units will be issued to five decimal places.  The terms of the offering of the Class A Units are described in the current prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my financial advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “RJO Global Trust Subscriptions.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My financial advisor shall debit my account and the amounts so debited will be transmitted directly to the Trust’s subscription account with JP Morgan Chase.  R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  All Class A Units are offered subject to prior sale.

Subscriptions must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Class A Units as of the end of the month.  Any natural person, partnership, corporation, association or other legal entity, including the Managing Owner, selling the Class A Units may not complete a sale of the Class A Units to a prospective investor until at least five business days after the date the prospective investors receives the final Prospectus.  The Managing Owner will send each subscriber whose subscription for Units has been accepted a confirmation of such acceptance and their purchase of the Units.

2.   Representations and Warranties of Subscriber.  (INITIAL AS APPROPRIATE):

________	I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.
________	I meet the applicable requirements relating to net worth and annual income as set forth in “Exhibit B – Subscription Requirements” to the Prospectus.
________	I am purchasing the Class A Units for my own account.
________	I acknowledge that my investment in the Trust is not liquid except for limited redemption provisions.
________	(FOR EMPLOYEE BENEFIT PLANS ONLY): The investment in the Class A Units by such employee benefit plan is in compliance with all federal laws relating to such plans.
________
(FOR TRUSTS UNDER EMPLOYEE BENEFIT PLANS ONLY): None of the Trustee, the Managing Owner, the Trading Advisors, the futures broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Class A Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

________
(FOR NON-INDIVIDUAL SUBSCRIBERS ONLY): Subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

________	Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.
________
(FOR CUSTODIANS OF MINORS ONLY): The Class A Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

________
(FOR MAINE INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles).  If a subscriber is an individual purchaser, subscriber is not investing more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Class A Units.  If subscriber is an entity purchaser, including an ERISA plan, subscriber is not investing more than 10% of its liquid net worth (readily marketable securities) in the Class A Units.

________
(FOR KANSAS INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings, and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings, and automobiles).  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

3.   Power of Attorney.   In connection with my purchase of Class A Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Ninth Amended and Restated Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Class A Units.

Signature: ________________________	Date: _____________

4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business  initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Class A Units include the following:

(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from two to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the Trust must generate trading profits, after taking into account estimated interest income of 0.20%, of 7.70% with respect to Class A Units to cover its expenses and break even; (v) there is no market for the Class A Units; Class A Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance; (vi) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (vii) investors are required to make representations and warranties in connection with their investment; and (viii) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 12 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

C-A-2

RJO GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
CLASS A UNITS
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for Class A units of beneficial interest ("Class A Units") in **RJO Global Trust** (the "Trust"), and by either (i) enclosing a check payable to **"RJO Global Trust Subscriptions"** or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor's securities account in the amount set forth below, hereby subscribes for the purchase of Class A Units at a purchase price of 100% of the net asset value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the "Prospectus"), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report if not included in the Prospectus. The Prospectus includes the Trust's Ninth Amended and Restated Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Class A Units being subscribed for hereby.

1) Investment Amount $____________________
(minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)

2) Investor's securities account: Account #____________________
□ Check box if debiting investor's securities account
□ Check box if making an additional investment

3) Social Security # |_|_|_| - |_|_| - |_|_|_|_| or Taxpayer ID # |_|_| - |_|_|_|_|_|_|_|

Taxable Investors (check one)
□ Individual Investor □ Community Property □ Partnership □ Tenants in Common □ Estate
□ Joint Tenants with Right of Survivorship □ Limited Liability Company □ UGMA/UTMA (Minor) □ Corporation □ Trust

Non-Taxable Investors — Custodian Signature Required (check one)
□ IRA □ IRA Rollover □ Profit Sharing □ SEP IRA □ 401(k)
□ Roth IRA □ Pension □ Defined Benefit □ Other ____________________

4) Investor(s) Name(s): ____________________

5) Additional Information (For Estates, Partnerships, Trusts and Corporations)____________________

6) Residence Address of Unitholder:

____
Street (P.O. Box numbers are not acceptable for residence address) City State Zip

7) Mailing Address (if different):

____
Street City State Zip

8) Custodian Information: Taxpayer ID# |_|_| - |_|_|_|_|_|_|_| Custodian Account Number ____________________

____
Name Street City State Zip

9)
UNITED STATES INVESTORS ONLY

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust). Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates. I have attached an original Form W-8.

10)
MAINE INVESTOR(S) ONLY MUST INITIAL

________ I/We have received the current Prospectus of the Trust (the "Prospectus"), including the Ninth Amended and Restated Declaration and Agreement of Trust and a Subscription Agreement and Power of Attorney, the terms of which govern my investment in the Class A Units, together with the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus).
________ I/We meet the minimum income and net worth standards as set forth in Exhibit B to the Prospectus with respect to Maine investors.
________ I/We am/are purchasing Class A Units for my/our own account.
________ If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I/we have satisfied myself/ourselves as to the potential tax consequences on this investment.

11)
INVESTOR(S) MUST SIGN

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

____________________ ____________________
Signature Date Signature of Joint Investor (if any) Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

12)
FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Class A Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Class A Units and the restrictions on the redemption of Class A Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. **The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2310 of the FINRA.**

X____________________ X____________________
Financial Advisor Signature Date CRD# Office Manager Signature (if required) Date

13) Broker-Dealer Firm: ____________________ Financial Advisor: ____________________
First M.I. Last

Financial Advisor Mailing Address: ____________________
Street (P.O. Box numbers are not acceptable for residence address) City State Zip

|_|_|_|-|_|_|_|-|_|_|_|_| |_|_|_|-|_|_|_|-|_|_|_|_| ____________________
Financial Advisor Phone Financial Advisor Fax E-mail address

C-A-3

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EXHIBIT C-B

RJO GLOBAL TRUST

SUBSCRIPTION INSTRUCTIONS
FOR
CLASS B (zero commission class) UNITS OF BENEFICIAL INTEREST

CUSIP 74963T205	ISIN US74963T2050

Any person considering subscribing for Class B units of beneficial interest (“Class B Units”) should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Class B Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Class B Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).

Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if this is an additional investment.

Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.

Items 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:

Trust — Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act — Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation — The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

	•	Complete residence address in Item 6 and mailing address (if different) in Item 7.

•
Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

•
The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	U.S. investors must check the box, as appropriate.

Item 10	•	Maine investors must initial the indicated lines, as appropriate.

Item 11	•	All investor(s) must sign where indicated.

Item 12	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page
may be required to be retained in the Branch Office.

C-B-1

RJO GLOBAL TRUST
CLASS B UNITS OF BENEFICIAL INTEREST
CUSIP 74963T205                                                      ISIN US74963T2050

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
RJO GLOBAL TRUST
c/o ACS Securities Services, Inc.
3988 North Central Expwy, Bldg 5, Floor 6
Dallas, TX 75204

Dear Sirs:
1.   Subscription for Units.   I hereby subscribe for the dollar amount of Class B units of beneficial interest (“Class B Units”) in RJO Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Class B Unit of net asset value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Class B Units in $1,000 minimums, also with $100 increments.  Fractional Class B Units will be issued to five decimal places.  The terms of the offering of the Class B Units are described in the current prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my financial advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “RJO Global Trust Subscriptions.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My financial advisor shall debit my account and the amounts so debited will be transmitted directly to the Trust’s subscription account with JP Morgan Chase.  R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  All Class B Units are offered subject to prior sale.

Subscriptions must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Class B Units as of the end of the month.  Any natural person, partnership, corporation, association or other legal entity, including the Managing Owner, selling the Class B Units may not complete a sale of the Class B Units to a prospective investor until at least five business days after the date the prospective investors receives the final Prospectus.  The Managing Owner will send each subscriber whose subscription for Units has been accepted a confirmation of such acceptance and their purchase of the Units.

2.   Representations and Warranties of Subscriber.  (INITIAL AS APPROPRIATE):

________	I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.
________	I meet the applicable requirements relating to net worth and annual income as set forth in “Exhibit B – Subscription Requirements” to the Prospectus.
________	I am purchasing the Class B Units for my own account.
________	I acknowledge that my investment in the Trust is not liquid except for limited redemption provisions.
________	(FOR EMPLOYEE BENEFIT PLANS ONLY): The investment in the Class B Units by such employee benefit plan is in compliance with all federal laws relating to such plans.
________
(FOR TRUSTS UNDER EMPLOYEE BENEFIT PLANS ONLY): None of the Trustee, the Managing Owner, the Trading Advisors, the futures broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Class B Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

________
(FOR NON-INDIVIDUAL SUBSCRIBERS ONLY): Subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

________	Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.
________
(FOR CUSTODIANS OF MINORS ONLY): The Class B Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

________
(FOR MAINE INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles).  If a subscriber is an individual purchaser, subscriber is not investing more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Class B Units.  If subscriber is an entity purchaser, including an ERISA plan, subscriber is not investing more than 10% of its liquid net worth (readily marketable securities) in the Class B Units.

________
(FOR KANSAS INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings, and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings, and automobiles).  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

3.   Power of Attorney.   In connection with my purchase of Class B Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Ninth Amended and Restated Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Class B Units.

Signature: _____________________________	Date: __________________

4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business  initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Class B Units include the following:

(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from two to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the Trust must generate trading profits, after taking into account estimated interest income of 0.20%, of 5.70% with respect to Class B Units to cover its expenses and break even; (v) there is no market for the Class B Units; Class B Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance; (vi) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (vii) investors are required to make representations and warranties in connection with their investment; and (viii) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 12 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

C-B-2

RJO GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
CLASS B UNITS
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for Class B units of beneficial interest ("Class B Units") in **RJO Global Trust** (the "Trust"), and by either (i) enclosing a check payable to **"RJO Global Trust Subscriptions"** or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor's securities account in the amount set forth below, hereby subscribes for the purchase of Class B Units at a purchase price of 100% of the net asset value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the "Prospectus"), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report if not included in the Prospectus. The Prospectus includes the Trust's Ninth Amended and Restated Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Class B Units being subscribed for hereby.

1) Investment Amount $______________________
(minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)

2) Investor's securities account: Account #______________________
□ Check box if debiting investor's securities account
□ Check box if making an additional investment

3) Social Security # |_|_|_| - |_|_| - |_|_|_|_| or Taxpayer ID # |_|_| - |_|_|_|_|_|_|_|

Taxable Investors (check one)
□ Individual Investor □ Community Property □ Partnership □ Tenants in Common □ Estate
□ Joint Tenants with Right of Survivorship □ Limited Liability Company □ UGMA/UTMA (Minor) □ Corporation □ Trust

Non-Taxable Investors — Custodian Signature Required (check one)
□ IRA □ IRA Rollover □ Profit Sharing □ SEP IRA □ 401(k)
□ Roth IRA □ Pension □ Defined Benefit □ Other ______________________

4) Investor(s) Name(s): ______________________

5) Additional Information (For Estates, Partnerships, Trusts and Corporations)______________________

6) Residence Address of Unitholder:
____
Street (P.O. Box numbers are not acceptable for residence address) City State Zip

7) Mailing Address (if different):
____
Street City State Zip

8) Custodian Information: Taxpayer ID# |_|_|_|-|_|_|_|_|_|_|_|_|_| Custodian Account Number ______________________
____
Name Street City State Zip

9)
UNITED STATES INVESTORS ONLY

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust). Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates. I have attached an original Form W-8.

10)
MAINE INVESTOR(S) ONLY MUST INITIAL

________ I/We have received the current Prospectus of the Trust (the "Prospectus"), including the Ninth Amended and Restated Declaration and Agreement of Trust and a Subscription Agreement and Power of Attorney, the terms of which govern my investment in the Class B Units, together with the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus).
________ I/We meet the minimum income and net worth standards as set forth in Exhibit B to the Prospectus with respect to Maine investors.
________ I/We am/are purchasing Class B Units for my/our own account.
________ If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I/we have satisfied myself/ourselves as to the potential tax consequences on this investment.

11)
INVESTOR(S) MUST SIGN

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

______________________ ______________________
Signature Date Signature of Joint Investor (if any) Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

12)
FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Class B Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Class B Units and the restrictions on the redemption of Class B Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. **The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2310 of the FINRA.**

X______________________ X______________________
Financial Advisor Signature Date CRD# Office Manager Signature (if required) Date

13) Broker-Dealer Firm: ______________________ Financial Advisor: ______________________
First M.I. Last

Financial Advisor Mailing Address: ______________________
Street (P.O. Box numbers are not acceptable for residence address) City State Zip

|_|_|_|-|_|_|_|-|_|_|_|_| |_|_|_|-|_|_|_|-|_|_|_|_| ______________________
Financial Advisor Phone Financial Advisor Fax E-mail address

C-B-3

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EXHIBIT D
RJO GLOBAL TRUST

UNITS OF BENEFICIAL INTEREST

REQUEST FOR REDEMPTION

Date

RJO GLOBAL TRUST
c/o ACS Securities Services, Inc.
3988 North Central Expwy, Bldg 5, Floor 6
Dallas, TX 75204

Dear Sirs:

The undersigned hereby requests redemption subject to all the terms and conditions of the Ninth Amended and Restated Declaration and Agreement of Trust (the “Declaration and Agreement of Trust”) of RJO GLOBAL TRUST (the “Trust”) of either Class A or Class B Units of Beneficial Interest (“Units”) in the Trust.  (Insert class and number of Units to be redeemed below.  Unitholders need not redeem all of their Units, provided that at least $1,000 of Units are redeemed and a minimum investment of $1,000 is maintained after any partial redemption.  If no number of Units is indicated, ALL Units held by the undersigned will be redeemed.)  Units are redeemed at the net asset value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below).  Redemption shall be effective as of the end of the current calendar month, provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month).  Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units.  Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Units redeemed at or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 1.5% of the net asset value of Units at which they are redeemed.  Such charges will be deducted from the redemption proceeds and paid to R.J. O’Brien Fund Management, LLC, the Trust’s managing owner.  If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

United States Unitholders Only:

The undersigned has checked the following box if he, she or it is subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under the penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person.

Non-United States Unitholders Only:

Under penalties of perjury, by signature: below, the undersigned hereby certifies that he, she or it is not a U.S. person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust). Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is (or is authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates. The undersigned has attached the appropriate Form W-8 as instructed by his, her or its Financial Advisor. X_______________________________________.

D-1

Tax ID – SS# or Fed No. (No hyphens): ___________________	Account Number: ___________________

Account Name: _______________________________________________________________________________

Type of Account: _____________________________________________________________________________
(i.e., IRA, Individual, Trust, Joint Tenant)

Please note that custodial signatures & medallion stamps are required for all IRA accounts

Account Mailing Address (this must match mailing address on account):

Street or P.O. Box ____________________________________________________________________________

City _______________________________________________________________________________________

State ___________________________  Zip_________________________  Country_______________________

Phone______________________________________________________________________________________

RJO Global Trust:

Redeem: Class of Units (write “A” or “B”): ________________________________________________________

Number of Units (Write “ALL” for full redemption): ________________________________________________

(Check one)

__________ Mail check to the address above

__________ Credit my customer securities account at:
(custodial accounts can ONLY be credited back to the customer’s securities account)

Name of Broker Dealer: ____________________________________________________________

Account Name: __________________________________________________________________

Account Number: ________________________________________________________________

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

Please place custodian medallion stamp in box below

Individual Unitholder (required in all cases)

Individual Unitholder (if Joint Tenant account)

Authorized Corporate Officer, Partner, Trustee, or Custodian (if applicable)

D-2

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized.  This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful.  The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until June 11, 2011 (40 days after the date of this prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a prospectus.  This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.